                       SECURED REVOLVING CREDIT AGREEMENT

                          dated as of November 1, 2001

                                      among

                  THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP,
                                  as Borrower,

                          THE LENDERS SIGNATORY HERETO,
                                 each as a Bank,

                                       and

                             BANK OF AMERICA, N.A.,
                             as Administrative Agent

                                      with

                         BANC OF AMERICA SECURITIES LLC,
                     as Lead Arranger and Sole Book Manager,

                         PNC BANK, NATIONAL ASSOCIATION,
                              as Syndication Agent,

                     COMERICA BANK, FLEET NATIONAL BANK AND
              BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH,
                            as Documentation Agents,

                                       and

             COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES AND
                         DRESDNER BANK AG, NEW YORK AND
                    GRAND CAYMAN BRANCHES, as Managing Agents

     SECURED REVOLVING CREDIT AGREEMENT ("this  Agreement") dated as of November
1,  2001  among  THE  TAUBMAN  REALTY  GROUP  LIMITED  PARTNERSHIP,   a  limited
partnership  organized  and  existing  under the laws of the  State of  Delaware
("Borrower"),  BANK OF AMERICA,  N.A., as administrative agent for the Banks (in such capacity,  together with its  successors in such capacity,  "Administrative
Agent"),  and BANK OF  AMERICA,  N.A.  (in its  individual  capacity  and not as
Administrative  Agent,  "BAC") and the other lenders  signatory hereto (BAC, the other  lenders  signatory  hereto and such other  lenders  who from time to time become Banks pursuant to Section 2.19,  Section 3.07 or 12.05, each a "Bank" and collectively, the "Banks").

     Borrower desires that the Banks extend credit as provided  herein,  and the
Banks are prepared to extend such credit.  Accordingly,  Borrower, each Bank and
Administrative Agent agree as follows:

                                   ARTICLE I

                                DEFINITIONS; ETC.

     SECTION 1.01.  Definitions.  As used in this Agreement the following  terms have the following meanings:

     "Acceptance Letter" has the meaning specified in Section 2.19.

     "Accordion Amount" has the meaning specified in Section 2.19.

     "Actions" has the meaning specified in Section 5.04.

     "Additional Costs" has the meaning specified in Section 3.01.

     "Administrative Agent" has the meaning specified in the preamble.

     "Administrative Agent's Office" means Administrative Agent's office located as set forth on its signature  page hereof,  or such other address in the United
States as  Administrative  Agent may  designate  by notice to  Borrower  and the
Banks.

     "Affected Bank" has the meaning specified in Section 3.07.

     "Affected Loan" has the meaning specified in Section 3.04.

     "Affiliate"  means,  with respect to any Person (the "first  Person"),  any other Person (1) which directly or indirectly controls,  or is controlled by, or is  under  common  control  with  the  first  Person  or (2)  10% or more of the beneficial  interest  in which is directly  or  indirectly  owned or held by the first Person.  The term "control" means the possession,  directly or indirectly, of the power,  alone,  to direct or cause the  direction of the  management  and policies of a Person,  whether  through the ownership of voting  securities,  by contract, or otherwise.

     "Agreement" means this Secured Revolving Credit Agreement.

     "Anchors" means, for each Property,  those department store companies which own, occupy and/or operate the related Anchor Stores.

     "Anchor Stores" means, for each Property,  those department  stores located on parcels contiguous to such Property which,  together with the Improvements on such Property,  are being operated as an integrated  shopping center pursuant to the REA.

     "Applicable  Lending Office" means, for each Bank and for its LIBOR Loan or
Base  Rate  Loan,  as  applicable,  the  lending  office  of such Bank (or of an
Affiliate of such Bank)  designated as such on its  signature  page hereof or in the applicable Assignment and Assumption Agreement, or such other office of such
Bank  (or of an  Affiliate  of such  Bank) as such  Bank  may from  time to time specify to  Administrative  Agent and  Borrower as the office by which its LIBOR
Loan or Base Rate Loan, as applicable, is to be made and maintained.

     "Applicable  Margin" means with respect to Base Rate Loans and LIBOR Loans, the respective  rates per annum  determined,  at any time, based on the Property
Debt Yield at the time,  in  accordance  with the table below (any change in the
Property Debt Yield,  including any change pursuant to Section 2.05,  causing it to move to a different range on said table shall effect an immediate  change (as of the date that financial results are or are required to be reported (whichever is  earlier)  pursuant  to this  Agreement  for the  calendar  quarter for which
Property  Debt  Yield  is being  determined  or,  in the  case of an  adjustment pursuant  to Section  2.05,  as of the date  specified  in said  Section) in the
Applicable Margin).

-------------------------- ------------------------------- ---------------------------------
                           Applicable Margin for Base Rate Applicable Margin for LIBOR Loans
Property Debt Yield        Loans (% per annum)               (% per annum)
-------------------------- ------------------------------- ---------------------------------
Greater than 15%                        -0-                                0.90
-------------------------- ------------------------------- ---------------------------------
Less than or equal to 15%               -0-                                1.05
-------------------------- ------------------------------- ---------------------------------

     "Assignee" and "Consented  Assignee" have the respective meanings specified in Section 12.05.

     "Assignment  and Assumption  Agreement"  means an Assignment and Assumption
Agreement,  substantially  in the form of  EXHIBIT A,  pursuant  to which a Bank assigns and an Assignee  assumes rights and  obligations in accordance  with the terms of this Agreement.

     "Authorization Letter" means a letter agreement executed by Borrower in the form of EXHIBIT B.

     "BAC" has the meaning specified in the preamble.

     "Bank" and "Banks" have the respective meanings specified in the preamble.

     "Bank Parties" means Administrative Agent and the Banks.

                                        2

     "Banking  Day"  means  (1)  any  day on  which  commercial  banks  are  not authorized  or required to close in Chicago,  Illinois and (2) whenever such day relates to a LIBOR Loan,  an Interest  Period with  respect to a LIBOR Loan,  or notice with respect to a LIBOR Loan, a day on which dealings in Dollar  deposits are also  carried  out in the  London  interbank  market  and banks are open for business in London.

     "Banks' L/C Fee Rate" has the meaning specified in Section 2.17(g).

     "Bank Reply Period" " has the meaning specified in Section 12.02.

     "Base Rate" means,  for any day,  the higher of (1) the Federal  Funds Rate for such day plus 0.50% or (2) the Prime Rate for such day.

     "Base Rate Loan" means all or any portion  (as the context  requires)  of a
Bank's Loan which shall accrue  interest at a rate determined in relation to the
Base Rate.

     "Borrower" has the meaning specified in the preamble.

     "Borrower's  Accountants" means Deloitte & Touche, or such other accounting firm(s) selected by Borrower and reasonably acceptable to the Required Banks.

     "Capital  Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

     "Capitalization  Value" means,  at any time, the sum of (1) Combined EBITDA for the twelve  (12)-month  period ending with the most recently  ended calendar quarter, capitalized at an annual rate equal to 8.00%, (2) Borrower's beneficial share of  unrestricted  Cash  and Cash  Equivalents  (i.  e.,  Cash and Cash - -
Equivalents  that are not pledged or the use of which is not  restricted  by the terms of any document or agreement) of Borrower and its Consolidated  Businesses and UJVs and (3) without  duplication,  the cost basis of properties of Borrower under  development.  For the purposes of this definition,  in no event shall (x)
properties under development constitute in excess of 15% of Capitalization Value or (y)  leasing  commissions  payable by third  parties  and/or  management  and development fees contribute to greater than 5% of Capitalization Value.

     "Cash  and  Cash  Equivalents"   means  (1)  cash,  (2)  marketable  direct
obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the  United  States  government,  (3)
domestic and  Eurodollar  certificates  of deposit and time  deposits,  bankers'
acceptances  and floating rate  certificates of deposit issued by any commercial bank  organized  under the Laws of the United  States,  any state thereof or the
District of  Columbia,  any foreign  bank,  or its  branches or agencies  (fully protected against currency fluctuations), which, at the time of acquisition, are rated  A-1 or  better by S&P or P-1 or  better  by  Moody's,  provided  that the maturities  thereof  shall not exceed one (1) year from the date of  acquisition and (4) shares of Fidelity  Institutional  Money Market Fund or comparable money market funds.

     "Closing  Date"  means the date this  Agreement  has been  executed  by all parties.

                                        3

     "Code" means the Internal Revenue Code of 1986.

     "Collateral" means the Mortgaged Property under each Mortgage and any other collateral now or hereafter given for the Loans.

     "Combined  EBITDA"  means,  for any  period  of  time,  (1)  revenues  less operating costs (including general and administrative expenses) before interest,
depreciation   and   amortization   and  unusual  items  for  Borrower  and  its
Consolidated Businesses (including, without limitation, non-recurring items such as gains or losses from asset sales) and  adjusted to  eliminate  the effects of straight  lining of rents plus (2)  Borrower's  beneficial  interest in revenues less operating costs  (including  general and  administrative  expenses)  before interest,  depreciation and  amortization  and unusual items (after  eliminating appropriate intercompany amounts) (including, without limitation,  non-recurring items such as gains or losses from asset sales) and  adjusted to  eliminate  the effects of straight lining of rents applicable to each of the UJVs. For purposes of this  definition,  gains or losses from  peripheral land sales, to the extent such gains or losses total less than $5,000,000 in any twelve (12)-month period, shall be treated in  accordance  with the  accounting  principles  reflected  in
Borrower's form 10-K for 2000.

     "Commitment Increase Request" has the meaning specified in Section 2.19.

     "Consolidated   Businesses"  means,  collectively  (1)  each  Affiliate  of
Borrower,  all of the equity  interests of which are, or, under GAAP, are deemed to be, owned by Borrower and (2) Taub-Co  Management  Inc., The Taubman  Company
Limited Partnership and their respective  Affiliates so long as more than 90% of the equity  interests in the  entities  referred to in this clause (2) are owned directly or indirectly by Borrower.

     "Consolidated   Outstanding  Indebtedness"  means,  as  of  any  time,  all indebtedness  and liability for borrowed money (which shall be deemed to include obligations as lessee under Capital Leases),  secured or unsecured,  of Borrower and all  indebtedness and liability for borrowed money (which shall be deemed to include  obligations  as lessee under  Capital  Leases),  secured or  unsecured, attributable to Borrower's  beneficial interest in its Consolidated  Businesses, including  mortgage and other notes payable but excluding any indebtedness which is  margin  indebtedness  secured  by cash and cash  equivalent  securities,  as reflected in the TRG Consolidated Financial Statements.

     "Contingent  Liabilities"  means  the  sum of  (1)  those  liabilities,  as determined  in  accordance  with GAAP,  set forth and  quantified  as contingent liabilities in the notes to the TRG  Consolidated  Financial  Statements and (2)
contingent liabilities,  other than those described in the foregoing clause (1), which represent direct payment guaranties of Borrower;  provided,  however, that
Contingent  Liabilities shall exclude contingent liabilities which represent the
"Other  Party's  Share" of  "Duplicated  Obligations"  (as such quoted terms are hereinafter defined).  "Duplicated Obligations" means,  collectively,  all those payment  guaranties  in respect of Debt of UJVs for which  Borrower  and another party are jointly and  severally  liable,  where the other party is, in the sole judgment of the Required Banks, capable of satisfying the Other Party's Share of such obligation;  and "Other Party's Share" means such other party's  fractional beneficial interest in the UJV in question.

                                        4

     "Continue",  "Continuation"  and  "Continued"  refer  to  the  continuation pursuant  to  Section  2.13 of a LIBOR  Loan as a LIBOR  Loan from one  Interest
Period to the next Interest Period.

     "Convert",  "Conversion" and "Converted" refer to a conversion  pursuant to
Section  2.13 of a Base Rate Loan into a LIBOR  Loan or a LIBOR Loan into a Base
Rate Loan,  each of which may be  accompanied  by the transfer by a Bank (at its sole  discretion)  of all or a portion of its Loan from one  Applicable  Lending
Office to another.

     "Declining Bank" has the meaning specified in Section 2.19.

     "Debt" means (1)  indebtedness  or liability for borrowed money, or for the deferred purchase price of property or services  (including trade  obligations),
(2)  obligations  as lessee under Capital  Leases,  (3) current  liabilities  in respect of unfunded  vested  benefits under any Plan, (4) obligations in respect of letters of credit issued for the account of any Person,  (5) all  obligations arising  under  bankers' or trade  acceptance  facilities,  (6) all  guarantees, endorsements  (other than for  collection  or deposit in the ordinary  course of business),  and  other  contingent  obligations  to  purchase  any of the  items included in this  definition,  to provide funds for payment,  to supply funds to invest in any Person,  or otherwise to assure a creditor  against loss,  (7) all obligations  secured by any Lien on property  owned by the Person  whose Debt is being  measured,  whether or not the  obligations  have been assumed and (8) all obligations under any agreement providing for contingent  participation or other hedging  mechanisms  with  respect  to  interest  payable  on any  of the  items described above in this definition.

     "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

     "Default  Rate"  means a rate per annum  equal to (1) with  respect to Base
Rate Loans, a variable rate 3% above the rate of interest then in effect thereon
(including the  Applicable  Margin) and (2) with respect to LIBOR Loans, a fixed rate 3%  above  the  rate(s)  of  interest  in  effect  thereon  (including  the
Applicable  Margin)  at the time of  Default  until the end of the then  current
Interest Period therefor and,  thereafter,  a variable rate 3% above the rate of interest for a Base Rate Loan (including the Applicable Margin).

     "Disapproving Bank" has the meaning specified in Section 2.19.

     "Disposition"  means a sale  (whether  by  assignment,  transfer or Capital
Lease) of an asset.

     "Distributable Cash Flow" means Funds From Operations.

     "Dollars" and the sign "$" mean lawful money of the United States.

     "Elect",  "Election" and "Elected"  refer to election,  if any, by Borrower pursuant to Section  2.13 to have all or a portion of an advance of the Loans be outstanding as LIBOR Loans.

     "Engineering  Consultant"  means  Merritt  &  Harris,  Inc.  or other  firm designated by Administrative Agent from time to time for any Property.

                                        5

     "Environmental  Discharge"  means any discharge or release of any Hazardous
Materials in violation of any applicable Environmental Law.

     "Environmental Law" means any Law relating to pollution or the environment, including  Laws  relating  to noise or to  emissions,  discharges,  releases  or threatened releases of Hazardous Materials into the work place, the community or
the  environment,   or  otherwise  relating  to  the  generation,   manufacture,
processing,  distribution,  use,  treatment,  storage,  disposal,  transport  or handling of Hazardous Materials.

     "Environmental  Notice"  means  any  written  complaint,  order,  citation, letter,  inquiry,  notice or other  written  communication  from any  Person (1)
affecting  or relating to  Borrower's  or any  Mortgagor's  compliance  with any
Environmental  Law in  connection  with any activity or  operations  at any time conducted  by Borrower or any  Mortgagor,  (2)  relating  to the  occurrence  or presence of or exposure to or possible or  threatened  or alleged  occurrence or presence of or exposure to  Environmental  Discharges or Hazardous  Materials at
any of Borrower's or any Mortgagor's  locations or facilities (including each of the  Properties),  including,  without  limitation,  (a)  the  existence  of any contamination  or possible or threatened  contamination  at any such location or facility  and  (b)  remediation  of any  Environmental  Discharge  or  Hazardous
Materials  at any such  location or facility or any part thereof or (3) relating to any violation or alleged violation of any relevant Environmental Law.

     "ERISA"  means  the  Employee  Retirement  Income  Security  Act  of  1974,
including any rules and regulations promulgated thereunder.

     "ERISA  Affiliate"  means any  corporation  or trade or business which is a member of the same  controlled  group of  organizations  (within  the meaning of
Section 414(b) of the Code) as Borrower or is under common  control  (within the meaning of Section  414(c) of the Code) with  Borrower or any  Mortgagor  or any organization  which is required to be treated as a single employer with Borrower or any Mortgagor under Sections 414(m) or 414(o) of the Code.

     "Event of Default" has the meaning specified in Section 9.01.

     "Existing Bank" has the meaning specified in Section 2.19.

     "Existing Credit Facility" means that certain  $200,000,000 credit facility made pursuant to the Secured  Revolving Credit  Agreement,  dated as of June 24,
1999, among Borrower, the lenders signatory thereto and UBS AG, Stamford Branch, as  Administrative  Agent, as modified by letter  agreements  dated as of May 6,
2000 and as of September 14, 2001, respectively.

     "Extension Option" has the meaning specified in Section 2.18.

     "Facility Fee" has the meaning specified in Section 2.08.

     "Fairlane"  means the  parcel(s)  of real  property  owned by Fairlane  LLC located in Dearborn, Michigan, together with the Improvements thereon.

                                        6

     "Fairlane LLC" means Fairlane Town Center LLC, a Michigan limited liability company  of which  Borrower  is the  sole  member  and the  owner,  directly  or indirectly, of a 100% beneficial interest.

     "Federal Funds Rate" means, for any day, the rate per annum (expressed on a
360-day  basis of  calculation)  equal to the  weighted  average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of
New York for such day  provided  that (1) if such day is not a Banking  Day, the
Federal Funds Rate for such day shall be such rate on such  transactions  on the immediately preceding Banking Day as so published on the next succeeding Banking
Day and (2) if no such rate is so published on such next succeeding Banking Day, the Federal  Funds Rate for such day shall be the average of the rates quoted by three (3)  Federal  Funds  brokers to  Administrative  Agent on such day on such transactions.

     "Fiscal Year" means each period from January 1 to December 31.

     "Fixed  Charges"  means,  for any period of time,  the sum of (1)  Interest
Expense,  (2)  dividends  payable  on  preferred  equity  interests  and (3) all scheduled  principal  payments made or required to be made during such period on
Debt of Borrower and that attributable to Borrower's  beneficial interest in its
Consolidated  Business  and  UJVs,  excluding,   however,  balloon  payments  of
principal due upon the stated maturity of any such Debt.

     "Funds  From  Operations"  means,  for any  period of time,  net  income of
Borrower and its Consolidated Businesses, as determined in accordance with GAAP, excluding  gains (or losses) from debt  restructuring  and sales of property and without taking into account  straight-lining of rents, plus depreciation related to real  estate and  amortization,  less  amounts  distributed  by  Borrower  as preferred  distributions,  and after adjustments to reflect  Borrower's pro rata share of UJVs (which will be calculated to reflect Funds From  Operations on the same basis).  For purposes of this  definition,  gains or losses from peripheral land sales, to the extent such gains or losses total less than $5,000,000 in any twelve  (12)-month  period,  shall be treated in accordance  with the accounting principles reflected in Borrower's form 10-K for 2000.

     "GAAP" means generally accepted accounting  principles in the United States as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial  statements referred to in Section 5.13 (except for changes concurred in by Borrower's Accountants).

     "Good Faith  Contest"  means the contest of an item if (1) in the case of a contest of taxes or similar charges  regarding any Property or the  Improvements thereon,  Borrower has given Administrative Agent prompt notice thereof, (2) the item is diligently contested in good faith, and, if appropriate,  by proceedings timely  instituted,  (3) adequate  reserves are established  with respect to the contested  item, (4) during the period of such contest,  the  enforcement of any contested item is  effectively  stayed and (5) the failure to pay or comply with the contested item during the period of the contest is not likely to result in a
Material Adverse Change.

     "Governmental  Approvals"  means  any  authorization,   consent,  approval,
license, permit, certification,  or exemption of, registration or filing with or report or notice to, any Governmental Authority.

                                        7

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guaranty" means the joint and several Guaranty of Payment,  dated the date hereof, of Borrower's  obligations  hereunder and under the Notes, from Fairlane
LLC and TOLLC to the Banks,  and  including  any  guaranty  of said  obligations executed  and  delivered by a Person who becomes a Mortgagor  subsequent  to the date hereof pursuant to the provisions of Section 12.06.

     "Hazardous   Materials"   means  any   pollutant,   effluents,   emissions,
contaminants, toxic or hazardous wastes or substances, as any of those terms are defined from time to time in or for the  purposes of any relevant  Environmental
Law, including asbestos fibers and friable asbestos,  polychlorinated biphenyls, and any petroleum or hydrocarbon-based products or derivatives.

     "Improvements" means, for each Property,  all improvements now or hereafter located thereon, other than improvements owned by tenants or utility companies.

     "Indemnified Party" has the meaning specified in Section 12.04.

     "Indemnity"  means,  for each Property,  an agreement from Borrower and the applicable  Mortgagor whereby,  among other things, the Banks and Administrative
Agent are  indemnified  regarding  Hazardous  Materials,  and including any such agreement  executed  and  delivered  by  Borrower  and a Person  who  becomes  a
Mortgagor  subsequent to the date hereof  pursuant to the  provisions of Section
12.06.

     "Initial Advance" means the first advance of proceeds of the Loans.

     "Interest Expense" means, for any period of time, the consolidated interest expense (without deduction of consolidated  interest income) of Borrower and its
Consolidated  Businesses,  including,  without limitation or duplication (or, to the extent not so included, with the addition of), (1) the portion of any rental obligation  in respect of any Capital  Lease  obligation  allocable  to interest expense in accordance with GAAP, (2) the amortization of Debt discounts, (3) any payments or receipts  (other than  up-front  fees) with respect to interest rate swap  or  similar  agreements,  (4) any  dividends  attributable  to any  equity security  which may be converted into a debt security of Borrower at any time or is  mandatorily  redeemable  for cash within  twenty (20) years from its initial issuance  and (5) the  interest  expense and items listed in clauses (1) through
(4) above  applicable to each of the UJVs  multiplied  by Borrower's  respective beneficial  interests in the UJVs (it being  understood that the items listed in clauses (1), (2) and (3) above shall be considered part of Interest Expense even if, due to a change in GAAP,  such items would no longer be considered  interest expense under GAAP).

     "Interest  Period"  means,  with  respect  to any LIBOR  Loan,  the  period commencing on the date the same is advanced,  converted from a Base Rate Loan or
Continued,  as the case may be, and ending,  as Borrower may select  pursuant to
Section 2.06, on the numerically  corresponding day in the first,  second, third
(or, if available to all of the Banks,  the fourth,  sixth or twelfth)  calendar month thereafter (it being understood,  however,  that Interest Periods may have durations  which are several days longer or shorter than the  aforesaid  monthly periods,  subject to

                                        8

availability to all of the Banks and Administrative  Agent's consent),  provided that, in any case, each such Interest Period which commences on the last Banking
Day of a  calendar  month  (or on any  day for  which  there  is no  numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month.

     "Investment" has the meaning specified in Section 7.02.

     "Law" means any federal,  state or local statute,  law,  rule,  regulation, ordinance,  order,  code, or rule of common law, now or hereafter in effect, and
any  judicial  or  administrative   interpretation  thereof  by  a  Governmental
Authority or otherwise,  including any judicial or administrative order, consent decree or judgment.

     "Lead Arranger" means Banc of America Securities LLC.

     "Letter of Credit" has the meaning specified in Section 2.17(a).

     "Leverage  Ratio"  means the ratio,  expressed  as a  percentage,  of Total
Outstanding Indebtedness to Capitalization Value.

     "LIBOR Base Rate" means,  with respect to any Interest Period pertaining to a LIBOR  Loan,  the rate per  annum  that  appears  on Dow  Jones  Page  3750 at approximately  11:00 a.m.  (London  time) on the date (the "LIBOR  Determination
Date") two (2) Banking  Days prior to the first day of the  applicable  Interest
Period, for amounts comparable to the LIBOR Loan in question for the same period of time as such Interest  Period,  or, if such rate does not appear on Dow Jones
Page  3750  as  of   approximately   11:00  a.m.  (London  time)  on  the  LIBOR
Determination  Date, the rate for deposits in Dollars for a period comparable to the applicable  Interest Period,  as determined by  Administrative  Agent acting reasonably.  For  purposes of the  foregoing  definition,  "Dow Jones Page 3750"
means the display designated as "Page 3750" on the Dow Jones Markets Service (or
such other page as may replace Page 3750 on that  service or such other  service as may be  nominated  by the British  Bankers'  Association  as the  information vendor for the  purpose of  displaying  British  Bankers'  Association  Interest
Settlement Rates for Dollar deposits).

     "LIBOR  Interest  Rate"  means,  for  any  LIBOR  Loan,  a rate  per  annum determined by Administrative  Agent to be equal to the quotient of (1) the LIBOR
Base Rate for such LIBOR Loan for the Interest  Period  therefor  divided by (2)
one minus the LIBOR  Reserve  Requirement  for such LIBOR Loan for such Interest
Period.

     "LIBOR  Loan" means all or any portion  (as the  context  requires)  of any
Bank's Loan which shall  accrue  interest at rate(s)  determined  in relation to
LIBOR Interest Rate(s).

     "LIBOR Reserve  Requirement"  means,  for any LIBOR Loan, the rate at which reserves  (including  any  marginal,  supplemental  or emergency  reserves)  are actually  required to be  maintained  during the Interest  Period for such LIBOR
Loan  under   Regulation  D  by  the  applicable   Bank  against   "Eurocurrency
liabilities" (as such term is used in Regulation D). Without limiting the effect of the  foregoing,  the LIBOR Reserve  Requirement  shall also reflect any other reserves  actually  required  to be  maintained  by any  Bank by  reason  of any
Regulatory  Change  against  (1) any  category  of  liabilities  which  includes deposits  by  reference  to which the LIBOR  Base  Rate is

                                        9

to be  determined  as  provided in the  definition  of "LIBOR Base Rate" in this
Section 1.01 or (2) any category of  extensions  of credit or other assets which include  loans the interest  rate on which is  determined  on the basis of rates referred to in said definition of "LIBOR Base Rate".

     "Lien"  means any  mortgage,  deed of  trust,  pledge,  security  interest, hypothecation,  assignment for collateral purposes,  deposit  arrangement,  lien
(statutory  or  other),  or other  security  agreement  or charge of any kind or nature  whatsoever  of any  third  party  (excluding  any  right of  setoff  but including,  without  limitation,  any conditional  sale or other title retention agreement,  any financing lease having substantially the same economic effect as any of the  foregoing,  and the  filing  of any  financing  statement  under the
Uniform Commercial Code or comparable Law of any jurisdiction to evidence any of the foregoing).

     "Loan" and "Loans" have the respective meanings specified in Section 2.01.

     "Loan Commitment"  means, with respect to each Bank, the obligation to make a Loan in the principal  amount set forth below or in the applicable  Assignment and  Assumption  Agreement,  as such amount may be modified from time to time in accordance with the provisions of Section 2.11, 2.19, 3.07, 12.05 or 12.06:

  Bank                                                           Loan Commitment
  ----                                                           ---------------

  BAC                                                            $ 27,000,000

  PNC Bank, National Association                                   27,000,000

  Comerica Bank                                                    27,000,000

  Fleet National Bank                                              27,000,000

  Bayerische Hypo- und Vereinsbank AG, New York Branch             27,000,000

  Commerzbank AG, New York and Grand Cayman  Branches              25,000,000

  Dresdner Bank AG, New York and Grand Cayman Branches             25,000,000

  Bayerische Landesbank                                            20,000,000

  Bank One, Michigan                                               20,000,000

  LaSalle Bank National Association                                20,000,000

  KeyBank National Association                                     20,000,000

  Landesbank Hessen-Thuringen Girozentrale                         10,000,000

                                                                 $275,000,000
                                                                 ============

                                       10

     "Loan  Documents"  means this  Agreement,  the  Notes,  the  Guaranty,  the
Mortgage and related  Uniform  Commercial  Code  financing  statements  for each
Property,  the Indemnity for each  Property,  the  Authorization  Letter and the
Solvency Certificates.

     "Major  Lease"  means  a  lease   demising  5,000  SFGLA  or  more  of  the
Improvements on any Property.

     "Material Adverse Change" means either (1) a material adverse change in the status of the business, results of operations,  financial condition, property or prospects  of  Borrower  or any  Mortgagor  or (2) any  event or  occurrence  of whatever  nature  which is likely to (x) have a material  adverse  effect on the ability of Borrower or any Mortgagor to perform its  obligations  under the Loan
Documents  or  (y)  create,  in  the  sole  and  absolute  judgment  (reasonably exercised) of Administrative Agent, a material risk of sale or forfeiture of any of the Mortgaged  Property (other than an immaterial  portion thereof) under any
Mortgage or otherwise  materially impair any of the Mortgaged Property under any
Mortgage or the Banks' rights therein.

     "Material Affiliate" means the material Affiliates of Borrower which own or lease  operating  shopping  centers  or  shopping  centers  under  construction, together with (or excluding) any Affiliates of Borrower which are hereafter from time to time reasonably determined by Administrative Agent to be material (or no longer  material),  upon notice to Borrower  and the Banks,  based upon the most recent TRG Consolidated Financial Statements.

     "Maturity Date" means November 1, 2004,  subject to extension in accordance with Section 2.18.

     "Minority Interest" has the meaning specified in Section 7.02.

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage"  means,  for each  Property,  the  Mortgage  (or Deed of Trust),
Assignment  of Leases and Rents and Security  Agreement in respect  thereof from the applicable  Mortgagor for the benefit of Administrative  Agent, as agent for the Banks, to secure the payment and performance of the Obligations.

     "Mortgaged Property" means, for each Property,  the applicable  Mortgagor's interest  in the  Property,  the  Improvements  thereon  and all other  property constituting  the  "Mortgaged  Property",  as said quoted term is defined in the applicable Mortgage.

     "Mortgagor"  means,  with  respect to Twelve Oaks,  TOLLC;  with respect to
Fairlane,  Fairlane  LLC; and with respect to any other  property that becomes a
Property  pursuant to the  provisions  of Section  12.06,  the owner thereof who executes and delivers a Mortgage  encumbering  such Property as required by said
Section.

     "Mortgagor Financial Statement" means, for each Mortgagor,  a balance sheet and related statement of operations,  accumulated  deficiency in assets and cash flows,  and footnotes  thereto,  of such Mortgagor,  prepared in accordance with
GAAP.

     "Mortgagor Partners" has the meaning specified in Section 11.02(b).

                                       11

     "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA to which  contributions  have been made by Borrower or any ERISA  Affiliate  and which is covered by Title IV of ERISA.

     "New Bank" has the meaning specified in Section 2.19.

     "New Note" has the meaning specified in Section 2.19.

     "Net Worth" means the excess of Capitalization Value over Total Outstanding
Indebtedness.

     "Non-Excluded Taxes" has the meaning specified in Section 12.10.

     "Note" and "Notes" have the respective meanings specified in Section 2.09.

     "Notice to Extend" has the meaning specified in Section 2.18.

     "Obligations"  means  each and  every  obligation,  promise,  covenant  and agreement of Borrower and Mortgagors,  now or hereafter  existing,  contained in this  Agreement,  the Notes and any of the other  Loan  Documents,  whether  for principal,  reimbursement  obligations,  interest, fees, expenses, late charges, indemnities or otherwise, and any amendments, supplements,  extensions, renewals or  replacements  of any of said  documents,  including  but not limited to, all indebtedness,  obligations  and  liabilities  (and all  increases  or  additions thereto) of Borrower or any  Mortgagor to  Administrative  Agent or any Bank now
existing or hereafter  incurred  under or arising out of or in  connection  with this  Agreement,  the Notes,  the other Loan  Documents,  and any  documents  or instruments  executed in connection  therewith;  in each case whether  direct or indirect, joint or several, absolute or contingent,  liquidated or unliquidated, now or hereafter existing, renewed or restructured,  whether or not from time to time decreased or extinguished  and later  increased,  created or incurred,  and including all indebtedness of Borrower or any Mortgagor under any instrument now or hereafter evidencing or securing any of the foregoing.

     "Outstanding Percentage" has the meaning specified in Section 2.19.

     "Parent" means, with respect to any Bank, any Person controlling such Bank.

     "Participant" and "Participation" have the respective meanings specified in
Section 12.05.

     "Payor" has the meaning specified in Section 10.12.

     "PBGC"  means the  Pension  Benefit  Guaranty  Corporation  and any  entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual,  partnership,  corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                                       12

     "Plan" means any employee  benefit or other plan established or maintained, or to which  contributions  have been made,  by Borrower,  any  Mortgagor or any
ERISA  Affiliate  and which is covered by Title IV of ERISA or to which  Section
412 of the Code applies.

     "Premises  Documents"  means, for each Property,  the REA for such Property and the other "Premises  Documents," as such term is defined in the Mortgage for such Property.

     "presence",  when used in connection  with any  Environmental  Discharge or
Hazardous  Materials,  means and  includes  presence,  generation,  manufacture,
installation,   treatment,  use,  storage,  handling,   repair,   encapsulation,
disposal, transportation, spill, discharge and release.

     "Prime Rate" means that rate of interest from time to time announced by BAC at its  principal  office  located in  Charlotte,  North  Carolina  as its prime commercial lending rate.

     "Pro Rata Share" means,  for purposes of this Agreement and with respect to each Bank, a fraction,  the numerator of which is the amount of such Bank's Loan
Commitment and the denominator of which is the Total Loan Commitment.

     "Prohibited Transaction" means any transaction proscribed by Section 406 of
ERISA or Section  4975 of the Code as to which no  statutory  or  administrative exemption applies.

     "Property" means, respectively, each of Twelve Oaks, Fairlane and any other property  as may be added as a Property  pursuant to the  provisions  of Section
12.06, excluding, however, any Property released pursuant to said Section.

     "Property Approval Request" has the meaning specified in Section 2.19.

     "Property Debt Yield" means, for any calendar quarter, the ratio (expressed as a percentage) of (1) Property EBITDA for the twelve  (12)-month period ending with such calendar  quarter to (2) the outstanding  principal  balance under the
Notes  plus the total  outstanding  amount of Letters of Credit as of the end of such calendar quarter.

     "Property EBITDA" means that portion of Combined EBITDA attributable to the
Properties.

     "REA" means,  for each Property,  any reciprocal  easement and operating or similar  agreement by and among the Mortgagor and the Anchors (together with any
agreements   supplemental   or  incidental   thereto)   pursuant  to  which  the
Improvements  and the related  Anchor Stores are being operated as an integrated regional  shopping  center.  The  REA for  each  Property  is more  particularly described in the Mortgage for such Property.

     "Regulation D" and "Regulation U" mean,  respectively,  Regulations D and U of the Board of Governors of the Federal Reserve System, or any similar Law from time to time in effect.

                                       13

     "Regulatory  Change" means,  with respect to any Bank, any change after the date of this  Agreement in United States  federal,  state,  municipal or foreign laws or  regulations  (including  Regulation  D) or the adoption or making after such date of any interpretations,  directives or requests applying to a class of banks  including  such  Bank of or under  any  United  States,  federal,  state, municipal  or foreign  laws or  regulations  (whether or not having the force of law) by any  court  or  governmental  or  monetary  authority  charged  with the interpretation or administration thereof.

     "Related Entity" means, as to any Person, (1) any Affiliate of such Person;
(2) any  other  Person  into  which,  or with  which,  such  Person  is  merged, consolidated or reorganized,  or that is otherwise a successor to such Person by operation of law, or which  acquires all or  substantially  all of the assets of such Person; (3) any other Person that is a successor to the business operations of such  Person and engages in  substantially  the same  activities;  or (4) any
Affiliate of the Persons  described  in clauses (2) and (3) of this  definition.
For purposes of this definition,  the provisions of clause (2) of the definition of Affiliate shall be disregarded.

     "Relevant Documents" has the meaning specified in Section 11.02.

     "Reportable  Event" means any of the events set forth in Section 4043(c) of
ERISA.

     "Required  Banks"  means at any  time the  Banks  having  Loan  Commitments aggregating  at least 66-2/3% of the aggregate  amount of all Loan  Commitments;
provided,  however,  that  during  the  existence  of an Event of  Default,  the
"Required  Banks"  shall  be the  Banks  holding  at least  66-2/3%  of the then aggregate unpaid principal amount of the Loans.

     "Required Payment" has the meaning specified in Section 10.12.

     "Replacement  Bank" and "Replacement  Notice" have the respective  meanings specified in Section 3.07.

     "Restricted Payment" has the meaning specified in Section 8.01(5).

     "Secured Indebtedness" means that portion of Total Outstanding Indebtedness that is secured.

     "SFGLA" means square feet of gross leaseable area.

     "Shortfall" has the meaning specified in Section 2.19.

     "Solvency  Certificate"  means a certificate in  substantially  the form of
EXHIBIT E.

     "Solvent"  means,  when used with respect to any Person,  that (1) the fair value of the property of such Person,  on a going concern basis, is greater than the total  amount of  liabilities  (including,  without  limitation,  contingent liabilities)  of such Person,  (2) the present fair saleable value of the assets of such Person,  on a going concern basis, is not less than the amount that will be required to pay the probable  liabilities of such Person on its debts as they become  absolute and  matured,  (3) such Person does not intend to, and does not believe that it will, incur

                                       14

debts or  liabilities  beyond  such  Person's  ability  to pay as such debts and liabilities mature, (4) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's
property  would   constitute   unreasonably   small  capital  after  giving  due
consideration to the prevailing practice in the industry in which such Person is engaged  and (5) such  Person  has  sufficient  resources,  provided  that  such resources are prudently utilized,  to satisfy all of such Person's  obligations.
Contingent  liabilities will be computed at the amount that, in light of all the facts and  circumstances  existing at such time,  represents the amount that can reasonably be expected to become an actual or matured liability.

     "S&P"  means  Standard  &  Poor's  Ratings  Services,  a  division  of  The
McGraw-Hill Companies.

     "Substitute  Bank" and "Substitution  Notice" have the respective  meanings specified in Section 2.19.

     "Supplemental Fee Letter" means that certain letter agreement, dated August
10, 2001, among BAC, Lead Arranger and Borrower.

     "Supplemental Notes" has the meaning specified in Section 2.19.

     "TCI" means  Taubman  Centers,  Inc.,  a Michigan  corporation,  Borrower's managing general partner.

     "TCI Financial Statements" means the consolidated balance sheet and related consolidated statement of operations,  accumulated deficiency in assets and cash flows, and footnotes thereto, of TCI, prepared in accordance with GAAP.

     "Title  Insurer"  means,  for each  Property,  the  issuer(s)  of the title insurance policy(ies) insuring the Mortgage thereon.

     "TOLLC" means Twelve Oaks Mall, LLC, a Michigan limited  liability  company of which Borrower is the sole member and the owner, directly or indirectly, of a
100% beneficial interest.

     "Total Loan  Commitment"  means the sum of the Loan  Commitments of all the
Banks.

     "Total Outstanding Indebtedness" means the sum, without duplication, of (1)
Consolidated  Outstanding   Indebtedness,   (2)  TRG's  Share  of  UJV  Combined
Outstanding Indebtedness and (3) Contingent Liabilities.

     "TRG  Consolidated  Financial  Statements"  means the consolidated  balance sheet and related consolidated  statement of operations,  accumulated deficiency in assets and cash  flows,  and  footnotes  thereto,  of  Borrower,  prepared in accordance with GAAP.

     "TRG Partners" has the meaning specified in Section 11.02(a).

                                       15

     "TRG's Share of UJV Combined Outstanding Indebtedness" means the sum of the indebtedness  of each  of the  UJVs  contributing  to UJV  Combined  Outstanding
Indebtedness  multiplied by Borrower's  respective  beneficial interests in each such UJV.

     "Twelve Oaks" means the  parcel(s) of real property  owned by TOLLC located in Novi, Michigan, together with the Improvements thereon.

     "UJV  Combined  Outstanding  Indebtedness"  means,  as  of  any  time,  all indebtedness  and liability for borrowed money (which shall be deemed to include obligations as lessee under Capital Leases),  secured or unsecured, of the UJVs, including  mortgage and other notes payable but excluding any indebtedness which is  margin  indebtedness  secured  by cash and cash  equivalent  securities,  as reflected in the balance sheets of each of the UJVs, prepared in accordance with
GAAP.

     "UJVs" means the  unconsolidated  joint  ventures in which  Borrower owns a beneficial  interest and which are  accounted for under the equity method in the
TRG Consolidated Financial Statements.

     "United States" and "U.S." mean The United States of America.

     SECTION 1.02.  Accounting  Terms.  All  accounting  terms not  specifically defined  herein shall be construed in  accordance  with GAAP,  and all financial data required to be delivered  hereunder  shall be prepared in  accordance  with
GAAP.

     SECTION 1.03.  Computation  of Time Periods.  Except as otherwise  provided herein,  in this  Agreement,  in the  computation  of  periods  of  time  from a specified  date to a later  specified  date,  the word  "from"  means  "from and including" and words "to" and "until" each means "to but excluding".

     SECTION  1.04.  Rules of  Construction.  Except as  otherwise  provided  or indicated,  when  used in  this  Agreement  (1)  "or"  is not  exclusive,  (2) a reference to a Law includes any  amendment,  modification  or supplement  to, or replacement  of, such Law,  (3) a reference to a Person  includes its  permitted successors  and permitted  assigns,  (4) all  references  to the singular  shall include the plural and vice versa,  (5) a reference to an agreement,  instrument or document shall include such agreement, instrument or document as the same may be amended,  modified or  supplemented  from time to time in accordance with its terms and as permitted by the Loan  Documents,  (6) all  references to Articles,
Sections,  Exhibits or  Schedules  shall be to  Articles  and  Sections  of, and
Exhibits and Schedules to, this Agreement, (7) "hereunder",  "herein",  "hereof"
and the  like  refer  to this  Agreement  as a whole  and (8) all  Exhibits  and
Schedules to this Agreement shall be incorporated into this Agreement.

                                   ARTICLE II

                                    THE LOANS

     SECTION  2.01.  The  Loans.  Subject  to the terms and  conditions  of this
Agreement,  each of the Banks severally  agrees to make a loan to Borrower (each such loan by a Bank, a "Loan"; such loans,  collectively,  the "Loans") pursuant to which each Bank shall from

                                       16

time to time advance and re-advance to Borrower an amount equal to the excess of the  amount of such  Bank's  Loan  Commitment  over the  amount of all  previous advances made by such Bank under its Loan  Commitment  which remain unpaid.  For purposes of the immediately  preceding sentence,  a Bank's Pro Rata Share of the amount of outstanding  Letters of Credit shall be deemed to be advanced.  Within the limits set forth  herein,  Borrower  may borrow from time to time under this
Section  2.01 and prepay from time to time  pursuant to Section  2.10  (subject, however,  to the  restrictions  on  prepayment  set forth in such  Section)  and thereafter re-borrow pursuant to this Section 2.01.

     The Loans may be outstanding as (1) Base Rate Loans, (2) LIBOR Loans or (3)
a  combination   of  the   foregoing,   as  Borrower   shall  elect  and  notify
Administrative  Agent in accordance  with Section 2.15.  The LIBOR Loan and Base
Rate Loan of each Bank shall be  maintained  at such Bank's  Applicable  Lending
Office for its LIBOR Loan and Base Rate Loan, respectively.

     The obligations of the Banks under this Agreement are several,  and no Bank shall be responsible  for the failure of any other Bank to make any advance of a
Loan to be made by such other Bank. However, the failure of any Bank to make any advance of the Loan to be made by it  hereunder on the date  specified  therefor shall not  relieve any other Bank of its  obligation  to make any advance of its
Loan specified hereby to be made on such date.

     SECTION  2.02.  Purpose.  Borrower  shall use the proceeds of the Loans for general  partnership  purposes of Borrower and its  Consolidated  Businesses and
UJVs,  including costs incurred in connection with acquisitions.  All or part of the Initial  Advance  shall be used to repay all sums owing  under the  Existing
Credit  Facility and to  refinance  the  existing  indebtedness  relating to the
Properties.  In no event  shall  proceeds  of the Loans be used for any  illegal purpose or for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U.

     SECTION 2.03. Advances,  Generally.  The Initial Advance shall be made upon satisfaction  of the conditions set forth in Section 4.01.  Subsequent  advances shall be made no more frequently than weekly upon satisfaction of the conditions set forth in Section 4.02. The amount of each advance  subsequent to the Initial
Advance  shall  be in  the  minimum  amount  of  $2,000,000  (unless  less  than
$2,000,000  is available  for  disbursement  pursuant to the terms hereof at the time of any  subsequent  advance,  in which case the  amount of such  subsequent advance shall be equal to such remaining availability) and in integral multiples of $100,000 above such amount.

     SECTION  2.04.   Procedures   for  Advances.   Borrower   shall  submit  to
Administrative  Agent a  request  for  each  advance  hereunder,  in the form of
EXHIBIT G, stating the amount  requested  and  certifying  the purpose for which such advance is to be used, no later than 12:00 Noon (Chicago  time) on the date
(x) in the case of LIBOR Loans,  three (3) Banking Days,  and (y) in the case of
Base Rate  Loans,  one (1)  Banking  Day prior to the date the  advance is to be made.  Administrative  Agent,  upon its  receipt and  approval of the  requisite documents  for the  advance,  will so notify the Banks either by telephone or by facsimile. Not later than 10:00 a.m. (Chicago time) on the date of each advance, each Bank  shall,  through  its  Applicable  Lending  Office and  subject to the conditions of this Agreement, make the amount to be advanced

                                       17

by it on such day available to Administrative  Agent, at Administrative  Agent's
Office and in  immediately  available  funds for the  account of  Borrower.  The amount so received by Administrative  Agent shall,  subject to the conditions of this Agreement,  be made available to Borrower,  in immediately available funds, by Administrative Agent's either, at Borrower's option,  crediting an account of
Borrower  designated by Borrower and  maintained  with  Administrative  Agent at
Administrative  Agent's  Office or wiring  said  amount to  another  account  of
Borrower designated by it in its request for advance.

     SECTION 2.05. Additional Conditions to Advances.  Each advance of the Loans shall be subject,  in addition to the other limitations and conditions set forth herein, to, at Administrative Agent's request, Administrative Agent's receipt of a certificate,  of the sort required by paragraph  (3)(b) of Section 6.09, which shall  demonstrate  Borrower's  compliance,  as of the end of the most  recently ended calendar  quarter for which  financial  results are required  hereunder to have been  reported by Borrower (and taking into account  pro-forma  adjustments for all  acquisitions  and  Dispositions  subsequent  to the end of such quarter required to be reported  pursuant to paragraph  (6) of Section  6.09),  with all covenants  enumerated in said  paragraph  (3)(b),  assuming that the amount that will be outstanding  under the Loans following the making of the advance that is being  requested  was  outstanding  as of the end of such  most  recently  ended calendar quarter.

     For purposes of the definition of "Applicable  Margin" in Section 1.01, the
Property Debt Yield shall be adjusted in accordance with the foregoing  covenant compliance  calculations  as of the date of each  advance  of the Loans and upon each acquisition and Disposition  required to be reported  pursuant to paragraph
(6) of Section 6.09.

     SECTION 2.06. Interest Periods;  Renewals.  In the case of the LIBOR Loans,
Borrower shall select an Interest  Period of any duration in accordance with the definition  of  Interest  Period  in  Section  1.01,  subject  to the  following limitations:  (1) no Interest Period may extend beyond the Maturity Date, (2) if an Interest  Period would end on a day which is not a Banking Day, such Interest
Period shall be extended to the next Banking Day,  unless such Banking Day would fall in the next calendar  month,  in which event such Interest Period shall end on the immediately preceding Banking Day and (3) only five (5) discrete segments of a Bank's Loan bearing  interest at a LIBOR  Interest  Rate,  for a designated
Interest Period, pursuant to a particular Election,  Conversion or Continuation, may be  outstanding  at any one time (each  such  segment  of each  Bank's  Loan corresponding to a proportionate segment of each of the other Banks' Loans).

     Upon notice to Administrative  Agent as provided in Section 2.15,  Borrower may Continue  any LIBOR Loan on the last day of the Interest  Period of the same or different  duration in accordance  with the  limitations  provided  above. If
Borrower  shall  fail  to  give  notice  to  Administrative   Agent  of  such  a
Continuation, such LIBOR Loan shall automatically become a Base Rate Loan on the last day of the current Interest Period.

     SECTION 2.07. Interest. Borrower shall pay interest to Administrative Agent for the account of the applicable Bank on the  outstanding and unpaid  principal amount of the Loans, at a rate per annum as follows:  (1) for Base Rate Loans at a rate equal to the Base Rate plus the Applicable Margin and (2) for LIBOR Loans at a rate equal to the applicable

                                       18

LIBOR Interest Rate plus the Applicable Margin. In addition,  from and after the occurrence of an Event of Default,  the outstanding and unpaid  principal amount of the Loans shall bear interest at the Default Rate.

     The interest rate on Base Rate Loans shall change, without notice or demand of any kind,  effective  as of the day when the Base Rate  changes.  Interest on
Base Rate Loans and LIBOR Loans shall not exceed the  maximum  amount  permitted under applicable law. Interest shall be calculated for the actual number of days elapsed on the basis of, in the case of Base Rate Loans and LIBOR  Loans,  three hundred sixty (360) days.

     Accrued  interest shall be due and payable in arrears upon and with respect to any payment or  prepayment  of principal and on the first Banking Day of each calendar month;  provided,  however,  that interest accruing at the Default Rate shall be due and payable on demand.

     SECTION 2.08.  Fees. (a) Borrower shall,  during the term of the Loans, pay to  Administrative  Agent  for the  account  of each  Bank a  facility  fee (the
"Facility Fee") computed on the daily Loan Commitment of such Bank (irrespective of usage), at a rate per annum equal to 0.15%, calculated on the basis of a year of three hundred  sixty (360) days for the actual  number of days  elapsed.  The accrued facility fee shall be due and payable  quarterly in arrears on the first
Banking Day of February,  May,  August and November of each year,  commencing on the first such date  after the  Closing  Date,  and upon the  Maturity  Date (as stated,  by  acceleration  or  otherwise)  or  earlier  termination  of the Loan
Commitments.

     (b) Borrower  shall pay to  Administrative  Agent,  for the accounts of the parties specified therein, the fees provided for, on the dates specified, in the
Supplemental Fee Letter.

     SECTION 2.09.  Notes. The Loan made by each Bank under this Agreement shall be evidenced by, and repaid with interest in accordance  with, a promissory note of Borrower in the form of EXHIBIT C duly completed and executed by Borrower, in a principal  amount equal to such Bank's Loan  Commitment,  payable to such Bank for the account of its  Applicable  Lending  Office (each such note, as the same may hereafter be amended, modified,  extended,  severed, assigned,  substituted, renewed or restated from time to time, including any substitute note(s) pursuant to Section 2.19,  3.07 or 12.05,  a "Note";  all such notes,  collectively,  the
"Notes").  The Notes shall  mature,  and all  outstanding  principal and accrued interest and other sums thereunder  shall be paid in full, on the Maturity Date, as the same may be accelerated.

     Each Bank is hereby  authorized  by  Borrower  to endorse  on the  schedule attached to the Notes held by it, the amount of each  advance,  and each payment of  principal  received by such Bank for the account of its  Applicable  Lending
Office(s) on account of its Loan,  which  endorsement  shall,  in the absence of manifest error, be conclusive as to the outstanding  balance of the Loan made by such Bank.  The failure by any Bank to make such  notations  with respect to its
Loan or each  advance  or  payment  shall  not  limit or  otherwise  affect  the obligations of Borrower under this Agreement,  the Notes or otherwise in respect of the Loans.

     In case of any loss,  theft,  destruction or mutilation of any Bank's Note,
Borrower  shall,  upon its receipt of an affidavit of an officer of such Bank as
to  such  loss,   theft,   destruction

                                       19

or  mutilation  and  an  appropriate  indemnification  (in  form  and  substance reasonably  acceptable to Borrower),  execute and deliver a replacement  Note to such Bank in the same principal  amount and otherwise of like tenor as the lost, stolen, destroyed or mutilated Note.

     SECTION  2.10.  Prepayments.  Borrower  may,  upon at least one (1) Banking
Day's notice to Administrative  Agent in the case of the Base Rate Loans, and at least two (2) Banking Days' notice to Administrative  Agent in the case of LIBOR
Loans,  prepay the Loans,  provided that (1) any partial  prepayment  under this
Section shall be in integral  multiples of  $1,000,000,  (2) a LIBOR Loan may be prepaid only on the last day of the  applicable  Interest  Period for such LIBOR
Loan and (3) each  prepayment  under this  Section  shall  include all  interest accrued on the amount of principal prepaid through the date of prepayment.

     SECTION 2.11.  Termination of Commitments.  (a) At any time, Borrower shall have the right,  without  premium  or  penalty,  to  terminate  any unused  Loan
Commitments,  in whole or in part, from time to time, provided that (1) Borrower shall give notice of each such termination to Administrative  Agent,  specifying the amount of the  termination,  no later then 10:00 a.m.  (Chicago time) on the date which is fifteen (15) days prior to the  effectiveness  of such termination
(a copy of which notice  Administrative Agent shall promptly send to each Bank),
(2) the Loan  Commitments  of each of the Banks must be  terminated  ratably and simultaneously with those of the other Banks and (3) each partial termination of the Loan Commitments as a whole (and  corresponding  reduction of the Total Loan
Commitment) shall be in an integral multiple of $1,000,000.

     (b) The Loan Commitments, to the extent terminated, may not be reinstated.

     SECTION  2.12.  Method of Payment.  Borrower  shall make each payment under this  Agreement and under the Notes not later than 11:00 a.m.  (Chicago time) on the date when due in Dollars to Administrative  Agent at Administrative  Agent's
Office in immediately available funds.  Administrative Agent will thereafter, on the day of its receipt of each such  payment,  cause to be  distributed  to each
Bank (1) such Bank's  appropriate  share (based upon the respective  outstanding principal  amounts and rate(s) of interest  under the Notes of the Banks) of the payments of principal  and interest in like funds for the account of such Bank's
Applicable  Lending Office and (2) fees payable to such Bank in accordance  with the terms of this Agreement.  In the event payments  received by  Administrative
Agent from Borrower  before 11:00 a.m.  (Chicago  time) are not  distributed  by
Administrative Agent to a Bank on the day of its receipt thereof, Administrative
Agent shall pay interest on such Bank's appropriate share thereof at the Federal
Funds  Rate  until   distributed  to  such  Bank.   Borrower  hereby  authorizes
Administrative  Agent and the Banks, if and to the extent payment by Borrower is not made when due under this  Agreement or under the Notes,  to charge from time to time against any account Borrower maintains with Administrative  Agent or any
Bank any amount so due to Administrative Agent and/or the Banks.

     Except to the extent otherwise provided herein,  whenever any payment to be made  under  this  Agreement  or under the Notes is due on any day other  than a
Banking Day, such payment shall be made on the next succeeding  Banking Day, and such extension of time shall in such case be included in the  computation of the payment of interest and other fees, as the case may be.

                                       20

     SECTION 2.13.  Elections,  Conversions or Continuation of Loans. Subject to
the  provisions of Article III and Sections 2.06 and 2.14,  Borrower  shall have the right to Elect to have all or a portion of any advance of the Loans be LIBOR
Loans,  to Convert Base Rate Loans into LIBOR Loans, to Convert LIBOR Loans into
Base Rate Loans,  or to Continue LIBOR Loans as LIBOR Loans, at any time or from time to time, provided that (1) Borrower shall give Administrative  Agent notice of each such Election,  Conversion or  Continuation  as provided in Section 2.15 and (2) a LIBOR Loan may be Converted  or Continued  only on the last day of the applicable  Interest  Period for such LIBOR Loan.  Except as otherwise  provided herein,  each Election,  Continuation and Conversion shall be applicable to each
Bank's Loan in accordance with its Pro Rata Share.

     SECTION 2.14.  Minimum Amounts.  With respect to the Loans as a whole, each
Election and each Conversion  shall be in an amount at least equal to $2,000,000 and in integral multiples of $100,000.

     SECTION  2.15.  Certain  Notices  Regarding   Elections,   Conversions  and
Continuations  of  Loans.   Notices  by  Borrower  to  Administrative  Agent  of
Elections, Conversions and Continuations of LIBOR Loans shall be irrevocable and shall be effective only if received by Administrative Agent not later than 12:00
Noon  (Chicago  time) on the  number of  Banking  Days  prior to the date of the relevant Election, Conversion or Continuation specified below:

                                                                  Number of
Notice                                                        Banking Days Prior
------                                                        ------------------

Conversions into Base Rate Loans                                     one (1)

Elections of, Conversions into or Continuations as, LIBOR Loans      three (3)

Promptly following its receipt of any such notice, Administrative Agent shall so advise  the Banks  either by  telephone  or by  facsimile.  Each such  notice of
Election  shall  specify the portion of the amount of the advance  that is to be
LIBOR Loans  (subject to Section  2.14) and the duration of the Interest  Period applicable  thereto  (subject to Section  2.06);  each such notice of Conversion shall specify the LIBOR Loans or Base Rate Loans to be Converted;  and each such notice of  Conversion  or  Continuation  shall specify the date of Conversion or
Continuation  (which shall be a Banking  Day),  the amount  thereof  (subject to
Section  2.14)  and the  duration  of the  Interest  Period  applicable  thereto
(subject to Section 2.06). In the event that Borrower fails to Elect to have any portion of an advance be LIBOR Loans,  the entire  amount of such advance  shall constitute  Base Rate Loans.  In the event that Borrower fails to Continue LIBOR
Loans within the time period and as  otherwise  provided in this  Section,  such
LIBOR Loans will be automatically Converted into Base Rate Loans on the last day of the then current applicable Interest Period for such LIBOR Loans.

     SECTION 2.16.  Late Payment  Premium.  Borrower  shall,  at  Administrative
Agent's option, pay to Administrative  Agent for the account of the Banks a late payment  premium in the amount of 4% of any payments of interest under the Loans made more than fifteen (15) days after the due date thereof,  which shall be due with any such late payment.

                                       21

     SECTION  2.17.  Letters of Credit.  (a) Borrower  may  request,  in lieu of
advances   of   proceeds  of  the  Loans,   that   Administrative   Agent  issue
unconditional,  irrevocable  standby  letters  of credit  (each,  a  "Letter  of
Credit")  for the  account  of  Borrower,  payable  by  sight  drafts,  for such beneficiaries and with such other terms as Borrower shall specify.

     (b) The amount of any  Letter of Credit  shall not exceed the lesser of (1)
$50,000,000  less the  amount of all other  Letters  of Credit  then  issued and outstanding or (2) the amount available for disbursement to Borrower  hereunder, it being  understood  that the  amount  of each  Letter  of  Credit  issued  and outstanding  shall  effect  a  reduction,  by an  equal  amount,  of the  amount available for disbursement hereunder as provided in Section 2.01.

     (c) The amount of each  Letter of Credit  shall be  further  subject to the limitations  applicable to amounts of advances set forth in Section 2.03 and the procedures  for the  issuance of each Letter of Credit  shall be the same as the procedures  applicable  to the  making  of  advances  as set  forth in the first sentence of Section 2.04. Upon  Administrative  Agent's receipt of a request for the  issuance  of, and upon its  issuance  of, each  Letter of Credit,  it shall promptly notify each of the Banks.

     (d)  Administrative  Agent's  issuance  of each  Letter of Credit  shall be
subject  to  Borrower's   satisfaction  of  all  conditions   precedent  to  its
entitlement to an advance of proceeds of the Loans.

     (e) Each Letter of Credit  shall have an  expiration  date of no later than the  earlier of one (1) month prior to the  Maturity  Date or one (1) year after the date of its issuance.

     (f) In connection with, and as a further condition to the issuance of, each
Letter of Credit,  Borrower shall execute and deliver to Administrative Agent an application  for the Letter of Credit on  Administrative  Agent's  standard form therefor,  together  with such  other  documents,  opinions  and  assurances  as
Administrative Agent shall reasonably require.

     (g) In connection with each Letter of Credit,  Borrower hereby covenants to pay to  Administrative  Agent the  following  fees,  each  payable  quarterly in arrears  (on the  first  Banking  Day of each  calendar  quarter  following  the issuance  of the  Letter of  Credit):  (i) a fee for the  account  of the Banks, computed daily on the amount of the Letter of Credit issued and outstanding at a rate per annum equal to the "Banks' L/C Fee Rate" (as  hereinafter  defined) and
(ii) a fee for Administrative Agent's own account,  computed daily on the amount of the Letter of Credit  issued and  outstanding  at a rate per annum of 0.125%.
For  purposes of this  Agreement,  the "Banks' L/C Fee Rate" shall mean,  at any time, a rate per annum equal to the  Applicable  Margin for LIBOR  Loans.  It is understood and agreed that the last installment of the fees provided for in this paragraph (g) with respect to any  particular  Letter of Credit shall be due and payable on the first day of the calendar quarter following the return,  undrawn, or  cancellation  of such  Letter of Credit.  In  addition,  Borrower  shall pay
Administrative Agent's customary  administrative fees and expenses in connection with the issuance, extension, amendment, drawing and cancellation of all Letters of Credit.

     (h) Immediately upon notice from Administrative  Agent of any drawing under a Letter of Credit, each Bank shall,  notwithstanding the existence of a Default or Event of

                                       22

Default or the  non-satisfaction of any conditions precedent to the making of an advance of the Loans,  advance  proceeds of its Loan,  in an amount equal to its
Pro Rata Share of such drawing,  which  advance shall be made to  Administrative
Agent to reimburse  Administrative Agent, for its own account, for such drawing.
Each Bank further acknowledges that its obligation to fund its Pro Rata Share of drawings  under  Letters  of  Credit  as  aforesaid  shall  survive  the  Banks'
termination of this Agreement or enforcement of remedies  hereunder or under the other Loan  Documents.  In the event that any Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of  the  commencement  of  a  proceeding  under  any  applicable  bankruptcy  or insolvency Law with respect to Borrower or any Mortgagor),  then each Bank shall purchase  (on or as of the date such Loan would  otherwise  have been made) from
Administrative Agent a participation  interest in any unreimbursed drawing in an amount equal to its Pro Rata Share of such unreimbursed drawing.

     (i)  Upon the  occurrence  of an Event of  Default  and at the  request  of
Administrative  Agent, Borrower shall (i) deposit with Administrative Agent cash collateral in the amount of all the  outstanding  Letters of Credit,  which cash collateral  shall be held by  Administrative  Agent as security  for  Borrower's obligations  in  connection  with the  Letters  of Credit and (ii)  execute  and deliver to Administrative  Agent such documents as Administrative Agent requests to confirm and perfect the assignment of such cash collateral to  Administrative
Agent.

     The parties  hereto  acknowledge  that letter of credit no.  7405743 in the amount of $3,508,171 issued by Bank of America, N.A., for Borrower's account, to
US Bank  Trust  National  Association  on  September  14,  2001,  as  amended by amendment  dated  November  2,  2001,  constitutes  a Letter of  Credit  for all purposes under this Agreement.

     SECTION 2.18.  Extension Of Maturity.  Borrower  shall have the option (the
"Extension Option") to extend the original Maturity Date for a period of one (1)
year.  Subject to the  conditions  set forth  below,  Borrower  may exercise the
Extension Option by delivering a notice to  Administrative  Agent between thirty
(30) and ninety  (90) days  prior to the  original  Maturity  Date (a "Notice to
Extend"), stating that Borrower has elected to extend the original Maturity Date for one (1) year.  Borrower's  right to exercise the  Extension  Option shall be subject to the following terms and conditions: (i) there shall exist no Event of
Default  on  both  the  date   Borrower   delivers   the  Notice  to  Extend  to
Administrative Agent and on the original Maturity Date, (ii) Borrower shall have paid, no later than one (1) Banking Day prior to the original  Maturity Date, to
Administrative  Agent, for the account of each Bank, a non-refundable  extension fee equal to 0.20% of such Bank's Loan  Commitment,  (iii)  Borrower shall be in compliance  with the covenants  contained in Articles VII and VIII, as evidenced by a certificate  from Borrower of the sort required by paragraph (3) of Section
6.09 (based on financial  results for the most recent calendar quarter for which
Borrower  is  required  to report  financial  results)  and (iv) the Total  Loan
Commitment does not exceed 65% of the "as is" value of the relevant  Mortgagor's interest in the Property or Properties  then securing the Loans (as reflected in an update to the  appraisal(s)  delivered  pursuant to paragraph  (7) of Section
4.01 or subparagraph (b)(vi) of Section 12.06, as the case may be, which updated appraisal(s) shall be commissioned by Administrative Agent at Borrower's expense and shall be  satisfactory  to the Required  Banks),  it being  understood  that
Borrower  may  comply  with  the  condition  set  forth in this  clause  (iv) by exercising its right to terminate  unused Loan  Commitments  in accordance  with
Section 2.11.

                                       23

     SECTION 2.19.  Additional  Loan  Commitments.  (a) At any time prior to the second anniversary of the date of this Agreement,  Borrower may request that (i)
the Banks increase their  respective Loan  Commitments  and/or (ii) New Banks be procured,  so as to increase the Total Loan Commitment by an aggregate amount of up to $25,000,000  (the  "Accordion  Amount"),  all as provided in this Section.
Such  increase  shall be  conditioned  on  Borrower's  addition of a Property as security for the payment and  performance of the  Obligations in accordance with
Section   12.06.   Borrower   shall  make  such  request  by  giving  notice  to
Administrative  Agent,  which notice shall  identify the property  that Borrower proposes to add as a Property and shall be  accompanied  by such  documents  and information  with  respect  to  such  property  as  Administrative  Agent  shall reasonably request. Upon receipt of such notice,  documents and information from
Borrower,  Administrative  Agent  shall  promptly  send  copies  thereof to each then-existing  Bank (each, an "Existing  Bank") and shall request that each Bank notify  Administrative  Agent as to  whether  or not it agrees  to  accept  such property  (the  "Property  Approval  Request")  and  whether or not it agrees to increase its Loan Commitment by its Pro Rata Share of the Accordion  Amount upon the addition of such  property as a Property in  accordance  with Section  12.06
(the "Commitment  Increase  Request").  Each Bank shall have a period of fifteen
(15)  business  days from its receipt of the Property  Approval  Request and the
Commitment Increase Request to notify  Administrative  Agent whether or not such
Bank agrees to (i) accept the proposed  property  and/or (ii)  increase its Loan
Commitment as aforesaid. Any Bank that fails to respond to the Property Approval
Request or the Commitment Increase Request within such fifteen (15)-business day period will be deemed not to have agreed to accept the proposed  property or not to have agreed to  increase  its Loan  Commitment,  as the case may be. Upon its receipt  of such  notices  from  all of the  Banks,  and in any  event  upon the expiration of such fifteen  (15)-business day period,  Administrative Agent will notify (the "Bank Response Notice") Borrower and the Banks as to (x) which Banks have  approved  and which  Banks  have not  approved  (or are deemed not to have approved)  the  proposed  property  and (y) which  Banks have agreed to increase their  respective Loan  Commitments as aforesaid and which Banks have not agreed
(or are deemed not to have agreed) to increase their respective Loan Commitments as aforesaid.

          (A) If any Bank (each, a "Disapproving Bank") shall not agree or shall be deemed not to have agreed to accept the proposed property, such property will not be added as a Property and the proposed increase in the Total Loan
     Commitment will not be consummated,  subject,  however, to Borrower's right to substitute  another  financial  institution  for a Disapproving  Bank in accordance with the provisions of paragraph (d) below.

          (B) If all Banks agree to accept the  proposed  property and all Banks elect to increase  their  respective  Loan  Commitments by amounts equal to their  respective  Pro  Rata  Shares  of the  Accordion  Amount,  the  Loan
     Commitment of each Bank will be so increased, and the parties shall proceed in accordance with paragraph (b) below.

          (C) If all Banks agree to accept the proposed  property,  but any Bank
     (any such Bank, a  "Declining  Bank") shall not elect or shall be deemed to have  elected not to increase its Loan  Commitment  as  aforesaid,  (i) the amount of such Declining Bank's Loan Commitment shall be unchanged and (ii)
     Borrower  shall,  at its  option  (to be

                                       24

     promptly  exercised by notice to Administrative  Agent) either (x) withdraw its request to add a property and increase  the Total Loan  Commitment,  in which  case  the  increase  to  the  Total  Loan  Commitment  will  not  be consummated,  (y) accept an  increase  in the Total Loan  Commitment  in an amount equal to the Accordion Amount less the Shortfall (as defined below), in which case the Banks who agreed to increase their  commitments  shall do so and the parties shall proceed in accordance  with paragraph (b) below or
     (z)  request  that  Administrative  Agent (1)  solicit  from the Banks that elected to increase their respective Loan Commitments a further increase in their Loan  Commitments in an aggregate  amount equal to all or any portion of the  aggregate  amount of the  Declining  Banks' Pro Rata  Shares of the requested  increase (the "Shortfall")  and/or (2) submit to Borrower a list of proposed  syndicate  members that are not then a party to this Agreement
     ("New Banks") to Borrower for its review and approval (such approval not to be  unreasonably  withheld  or  delayed)  in  order  to  obtain  additional commitments in an amount equal to the Shortfall.  Administrative Agent will promptly  undertake the action directed by Borrower.  Administrative  Agent will consult with Borrower and Borrower will cooperate with  Administrative
     Agent in the latter's  solicitation of Loan  Commitments from New Banks. If any of the Existing Banks agrees to increase its Loan Commitment and/or New
     Banks  agree to make Loan  Commitments,  then the parties  will  proceed in accordance with paragraph (b) below.

     (b) In connection with increases to the Loan  Commitments of some or all of the Existing  Banks as provided in paragraph (a) above,  Borrower  shall execute supplemental  Notes (the "Supplemental  Notes")  evidencing such increases,  and
Borrower,   Administrative   Agent  and  the  Banks  shall  execute  such  other
confirmatory  modifications  to this  Agreement  as  Administrative  Agent shall reasonably  request.  In connection with the addition of New Banks as Banks as a result of  solicitations  by  Administrative  Agent as provided in paragraph (a)
above,  Borrower,  Administrative  Agent  and  each New Bank  shall  execute  an
Acceptance  Letter in the form of EXHIBIT H (an "Acceptance  Letter"),  Borrower shall  execute  a Note to each New Bank in the  amount  of the New  Bank's  Loan
Commitment (a "New Note") and Borrower, Administrative Agent and the Banks shall execute such  confirmatory  modifications  to this  Agreement as  Administrative
Agent shall reasonably  request,  whereupon the New Bank shall become,  and have the rights and  obligations  of, a "Bank",  with a Loan Commitment in the amount set forth in such Acceptance  Letter.  The Banks shall have no right of approval with  respect  to a New  Bank's  becoming  a Bank  or  the  amount  of its  Loan
Commitment.  Each  Supplemental  Note and New Note shall constitute a "Note" for all purposes of this Agreement.

     (c) If at the time a New Bank becomes a Bank (or an Existing Bank increases its Loan Commitment) pursuant to this Section there is any principal outstanding under  the  Notes  of the  Existing  Banks,  such New  Bank  (or  Existing  Bank increasing its Loan Commitment)  shall remit to  Administrative  Agent an amount equal to the  Outstanding  Percentage (as defined below)  multiplied by the Loan
Commitment of the New Bank (or the amount of the increase in the Loan Commitment of an Existing  Bank  increasing  its Loan  Commitment),  which  amount shall be deemed  advanced under the Loan of the New Bank (or the Existing Bank increasing its Loan Commitment). Administrative Agent shall pay such amount to the Existing
Banks in  accordance  with the Existing  Banks'  respective  Pro Rata Shares (as calculated  immediately  prior to the admission of the New Bank (or the increase in an Existing  Bank's  Loan  Commitment)),  and such

                                       25

payment shall effect an automatic reduction of the outstanding principal balance under the respective  Notes of the Existing Banks. For purposes of this Section, the  term  "Outstanding  Percentage"  means  the  ratio  of  (i)  the  aggregate outstanding principal amount under the Notes of the Existing Banks,  immediately prior to the  admission of the New Bank (or the increase in the Loan  Commitment of an Existing  Bank),  to (ii) the  aggregate  of the Loan  Commitments  of the
Existing Banks (as increased  pursuant to this Section,  if applicable)  and the
New Bank.

     (d) In the event there is only one Disapproving Bank,  Borrower may, within thirty (30) days of its receipt of the Bank Response Notice from  Administrative
Agent, give notice (a "Substitution  Notice") to Administrative  Agent (who will promptly forward a copy thereof to each Bank) of Borrower's intention to replace the Disapproving Bank with another  financial  institution that would accept the proposed  property as a Property  (the  "Substitute  Bank")  designated  in such
Substitution Notice.

     If Administrative  Agent shall,  within ten (10) days of its receipt of the
Substitution Notice,  notify Borrower and each Bank in writing that the proposed
Substitute Bank is reasonably  satisfactory to  Administrative  Agent,  then the
Disapproving  Bank shall, so long as no Default or Event of Default shall exist, assign its Note and all of its rights and  obligations  under this Agreement and the other Loan Documents to the Substitute  Bank, and the Substitute  Bank shall
assume  all  of  such  rights  and   obligations,   pursuant  to  an  agreement,
substantially in the form of an Assignment and Assumption Agreement, executed by the  Disapproving  Bank  and  the  Substitute  Bank.  In  connection  with  such assignment and  assumption,  the Substitute  Bank shall pay to the  Disapproving
Bank an amount equal to the outstanding  principal amount under the Disapproving
Bank's Note and all interest  accrued thereon,  plus all other amounts,  if any, then due and payable to the  Disapproving  Bank. Upon the effective date of such
assignment  and   assumption   and  the  payment  by  the  Substitute   Bank  to
Administrative  Agent of a fee, for Administrative  Agent's own account,  in the amount  of  $3,500,  the  Substitute  Bank  shall  become  a Bank  Party to this
Agreement and shall have all the rights and  obligations  of a Bank as set forth in such Assignment and Assumption Agreement,  and the Disapproving Bank shall be released from its obligations hereunder, and no further consent or action by any party shall be required.  Upon the  consummation  of any assignment  pursuant to this  Section,  a  substitute  Note  shall be issued to the  Substitute  Bank by
Borrower  in  exchange  for the  return of the  Disapproving  Bank's  Note.  The obligations evidenced by such substitute Note shall constitute "Obligations" for all purposes of this Agreement and the other Loan Documents and shall be secured by the Mortgages.  In connection  with  Borrower's  execution of such substitute
Note as aforesaid,  Borrower shall deliver to Administrative Agent such evidence of the due authorization,  execution and delivery of the substitute Note and any related  documents  as  Administrative  Agent  may  reasonably  request.  If the
Substitute  Bank is not  incorporated  under the Laws of the United  States or a state thereof,  it shall,  prior to the first date on which interest or fees are payable hereunder for its account,  deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 10.13. Borrower,  Administrative
Agent and the Banks shall execute such  modifications  to the Loan  Documents as shall be reasonably required in connection with and to effectuate the foregoing.

     (e) Notwithstanding the foregoing provision of this Section:

                                       26

          (i)  Borrower  shall have a period of thirty (30) days after such time as some or all of the  Existing  Banks have agreed to  increase  their Loan
     Commitments or New Banks have agreed to make Loan Commitments,  as the case may be, in which to satisfy the  conditions  precedent to the addition of a proposed property as a Property set forth in Section 12.06, and if Borrower shall fail to satisfy such  conditions  within such period,  Administrative
     Agent will so notify  Borrower and each of the Banks and such property will not be added as a  Property  and the  proposed  increase  in the Total Loan
     Commitment will not be consummated; and

          (ii) if any proposed increase in the Total Loan Commitment pursuant to this  Section  is not  consummated  (because a property  is  rejected  as a
     Property  or  otherwise),  Borrower  shall  retain  the  right  at any time thereafter to propose a property as an  additional  Property and to seek to increase the Total Loan Commitment as provided in this Section.

                                  ARTICLE III

                       YIELD PROTECTION; ILLEGALITY; ETC.

     SECTION 3.01.  Additional  Costs.  Borrower shall pay directly to each Bank from time to time on  demand  such  amounts  as such  Bank may  determine  to be necessary to compensate it for any  increased  costs which such Bank  determines are attributable to its making or maintaining a LIBOR Loan, or its obligation to make or maintain a LIBOR Loan, or its  obligation to Convert a Base Rate Loan to a LIBOR Loan hereunder,  or any reduction in any amount  receivable by such Bank hereunder in respect of its LIBOR Loan or such  obligations  (such  increases in costs and  reductions  in amounts  receivable  being herein  called  "Additional
Costs"), in each case resulting from any Regulatory Change which:

          (1) changes the basis of taxation of any amounts  payable to such Bank under this  Agreement or the Notes in respect of any such LIBOR Loan (other than changes in the rate of general  corporate,  franchise,  branch profit, net  income or other  income  tax  imposed  on such Bank or its  Applicable
     Lending  Office by the  jurisdiction  in which such Bank has its  principal office or such Applicable Lending Office); or

          (2) (other than to the extent the LIBOR Reserve  Requirement  is taken into  account  in  determining  the LIBOR Rate at the  commencement  of the applicable  Interest  Period)  imposes or  modifies  any  reserve,  special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar  requirements  relating to any extensions of credit or other assets of, or any deposits with or other  liabilities of, such Bank (including any
     LIBOR Loan or any deposits referred to in the definition of "LIBOR Interest
     Rate" in Section  1.01),  or any  commitment of such Bank  (including  such
     Bank's Loan Commitment hereunder); or

          (3) imposes any other condition  affecting this Agreement or the Notes
     (or any of such extensions of credit or liabilities).

                                       27

     Notwithstanding  the foregoing,  in the event that any Bank determines that it shall incur  Additional  Costs in  maintaining a LIBOR Loan,  such Bank shall provide notice thereof to Borrower (with a copy to Administrative  Agent), which notice shall include the dollar  amount of the  Additional  Costs,  and Borrower shall have the option,  which option must be  exercised  within five (5) Banking
Days of  Borrower's  receipt  of such  notice,  to prepay  such LIBOR Loan or to
Convert  such  LIBOR  Loan  into a Base  Rate  Loan,  subject,  however,  to the provisions of Section 3.05.

     Without  limiting the effect of the  provisions  of the first  paragraph of this Section,  in the event that, by reason of any Regulatory  Change,  any Bank either (1) incurs  Additional  Costs based on or measured by the excess  above a specified level of the amount of a category of deposits or other  liabilities of such Bank which includes  deposits by reference to which the LIBOR Interest Rate is determined as provided  herein or a category of extensions of credit or other assets of such Bank which includes loans based on the LIBOR Interest Rate or (2)
becomes  subject to restrictions on the amount of such a category of liabilities or assets which it may hold,  then, if such Bank so elects by notice to Borrower
(with a copy to  Administrative  Agent),  the  obligation of such Bank to permit
Elections of, to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended (in which case the  provisions of Section 3.04 shall be applicable)
until such Regulatory Change ceases to be in effect.

     Determinations  and  allocations  by a Bank for purposes of this Section of the effect of any Regulatory Change pursuant to the first or second paragraph of this Section,  on its costs or rate of return of making or maintaining  its Loan or  portions  thereof or on amounts  receivable  by it in respect of its Loan or portions  thereof,  and the amounts  required to compensate such Bank under this
Section, shall be conclusive absent manifest error.

     To the extent that changing the jurisdiction of a Bank's Applicable Lending
Office  would have the effect of  minimizing  Additional  Costs,  each such Bank shall use reasonable efforts to make such a change, provided that same would not otherwise be disadvantageous to each such Bank.

     No Bank shall be entitled  to any  compensation  pursuant  to this  Section relating  to any period  more than  ninety  (90) days  prior to the date  notice thereof is given to Borrower by such Bank.

     SECTION 3.02. Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of the LIBOR Interest Rate for any Interest Period:

          (1)  Administrative  Agent determines  (which  determination  shall be conclusive)  that  quotations of interest  rates for the relevant  deposits referred to in the definition of "LIBOR  Interest Rate" in Section 1.01 are not being provided in the relevant  amounts or for the relevant  maturities for  purposes  of  determining  rates of  interest  for the LIBOR  Loans as provided herein; or

          (2) a Bank determines  (which  determination  shall be conclusive) and promptly notifies  Administrative Agent that the relevant rates of interest referred to in the definition

                                       28

     of "LIBOR  Interest  Rate" in Section 1.01 upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined do not adequately  cover the cost to such Bank of making or  maintaining  such
     LIBOR Loan for such Interest Period;

then Administrative Agent shall give Borrower prompt notice thereof, and so long as  such  condition  remains  in  effect,  the  Banks  (or,  in the  case of the circumstances  described in clause (2) above,  the affected Bank) shall be under no  obligation  to permit  Elections of LIBOR Loans,  to Convert Base Rate Loans
into LIBOR Loans or to  Continue  LIBOR Loans and  Borrower  shall,  on the last day(s) of the then current Interest Period(s) for the affected outstanding LIBOR
Loans,  either (x) prepay the  affected  LIBOR Loans or (y) Convert the affected
LIBOR Loans into Base Rate Loans in accordance with Section 2.13.

     SECTION  3.03.  Illegality.  Notwithstanding  any other  provision  of this
Agreement,  in the event that it becomes unlawful for any Bank or its Applicable
Lending  Office  to  honor  its  obligation  to make or  maintain  a LIBOR  Loan hereunder,  to allow Elections or  Continuations of a LIBOR Loan or to Convert a
Base  Rate  Loan  into a LIBOR  Loan,  then  such  Bank  shall  promptly  notify
Administrative  Agent and Borrower thereof and such Bank's obligation to make or maintain a LIBOR Loan, or to permit Elections or Continuations  of, to Continue, or to Convert its Base Rate Loan into, a LIBOR Loan shall be suspended (in which case the provisions of Section 3.04 shall be applicable) until such time as such
Bank may again make and maintain a LIBOR Loan.

     SECTION 3.04.  Treatment of Affected  Loans. If the obligations of any Bank to permit an Election of a LIBOR Loan, to Continue its LIBOR Loan, or to Convert
its Base Rate Loan into a LIBOR Loan, are suspended pursuant to Sections 3.01 or
3.03 (each LIBOR Loan so affected being herein called an "Affected Loan"),  such
Bank's Affected Loan shall be  automatically  Converted into a Base Rate Loan on the last day of the then current  Interest  Period for the Affected Loan (or, in the case of a Conversion required by Sections 3.01 or 3.03, on such earlier date as such Bank may specify to Borrower).

     To the extent that such Bank's  Affected  Loan has been so  Converted,  all payments and  prepayments of principal  which would otherwise be applied to such
Bank's  Affected  Loan shall be  applied  instead to its Base Rate Loan and such
Bank shall have no obligation to Convert its Base Rate Loan into a LIBOR Loan.

     In the event  that the  conditions  giving  rise to the  suspension  of any
Bank's  obligations to permit an Election of a LIBOR Loan, to Continue its LIBOR
Loan,  or to Convert  its Base Rate Loan into a LIBOR Loan shall cease to exist, such Bank shall  provide  Borrower  with  prompt  notice of same (with a copy to
Administrative  Agent),  and such Bank  shall  again be  obligated  to permit an
Election of a LIBOR Loan,  to  Continue  its LIBOR Loan,  or to Convert its Base
Rate Loan into a LIBOR Loan in accordance with this Agreement.

                                       29

     SECTION 3.05.  Certain  Compensation.  Borrower shall pay to Administrative
Agent for the  account of the  applicable  Bank,  upon the  request of such Bank through  Administrative Agent, such amount or amounts as shall be sufficient (in the  reasonable  opinion of such Bank) to  compensate  it for any loss,  cost or expense which such Bank determines is attributable to:

          (1) any payment,  prepayment,  Conversion or  Continuation  of a LIBOR
     Loan made by such Bank on a date other  than the last day of an  applicable
     Interest Period, whether by reason of acceleration or otherwise; or

          (2) any  failure by  Borrower  for any reason to Convert or Continue a
     LIBOR Loan to be Converted or Continued by such Bank on the date  specified therefor in the relevant notice under Section 2.15; or

          (3) any  failure by  Borrower to borrow (or to qualify for a borrowing
     of) a LIBOR  Loan  which  would  otherwise  be made  hereunder  on the date specified  in the  relevant  Election  notice  under  Section 2.15 given or submitted by Borrower.

     Without limiting the foregoing,  such compensation  shall include an amount equal to the present value (using as the discount rate an interest rate equal to the rate  determined  under clause (2) below) of the excess,  if any, of (1) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, Converted or Continued (or not Converted,  Continued or borrowed)
for the  period  from  the  date  of such  payment,  prepayment,  Conversion  or
Continuation (or failure to Convert,  Continue or borrow) to the last day of the then  current  applicable  Interest  Period  (or,  in the case of a  failure  to
Convert,  Continue or borrow, to the last day of the applicable  Interest Period which  would have  commenced  on the date  specified  therefor  in the  relevant notice) at the  applicable  rate of  interest  for the LIBOR Loan  provided  for herein, over (2) the amount of interest (as reasonably  determined by such Bank)
based  upon the  interest  rate  which  such Bank  would  have bid in the London interbank market for Dollar deposits,  for amounts  comparable to such principal amount and maturities  comparable to such period. A determination of any Bank as to the amounts  payable  pursuant to this  Section  shall be  conclusive  absent manifest error.

     SECTION 3.06.  Capital  Adequacy.  If any Bank shall have determined  that, after the date hereof,  the adoption of any  applicable  law, rule or regulation regarding  capital  adequacy,  or  any  change  therein,  or any  change  in the interpretation or administration thereof by any Governmental Authority,  central bank or comparable  agency  charged with the  interpretation  or  administration thereof,  or any request or directive regarding capital adequacy (whether or not having the force of law) of any such  Governmental  Authority,  central  bank or comparable  agency,  has or would have the effect of reducing the rate of return on  capital  of such  Bank  (or its  Parent)  as a  consequence  of such  Bank's obligations  hereunder  to a level  below that  which such Bank (or its  Parent)
could have achieved but for such adoption,  change, request or directive (taking into  consideration  its policies with respect to capital adequacy) by an amount deemed by such Bank to be material,  then from time to time, within fifteen (15)
days after demand by such Bank (with a copy to Administrative  Agent),  Borrower shall pay to such Bank such additional amount or amounts as will compensate such
Bank (or its Parent) for such  reduction.  A

                                       30

certificate of any Bank claiming compensation under this Section,  setting forth in reasonable  detail the basis  therefor,  shall be conclusive  absent manifest error.

     SECTION 3.07.  Replacement of Banks.  If any Bank (an "Affected  Bank") (i)
makes demand upon  Borrower  for (or if Borrower is  otherwise  required to pay)
Additional  Costs pursuant to Section 3.01 or (ii) gives notice to Borrower that such Bank is unable to make or  maintain a LIBOR Loan as a result of a condition described in Section 3.03 or clause (2) of Section 3.02,  Borrower  may,  within ninety (90) days of receipt of such demand or notice (or the  occurrence of such other event causing  Borrower to be required to pay Additional  Costs or causing said Section 3.03 or clause (2) of Section 3.02 to be  applicable),  as the case may be, give notice (a "Replacement Notice") to Administrative Agent (which will promptly  forward a copy of such  notice to each Bank) of  Borrower's  intention either  (x) to prepay in full the  Affected  Bank's  Note and to  terminate  the
Affected  Bank's entire Loan Commitment or (y) to replace the Affected Bank with another  financial  institution  (the  "Replacement  Bank")  designated  in such
Replacement Notice.

     In the event  Borrower  opts to give the notice  provided for in clause (x)
above,  and if the Affected  Bank shall not agree within thirty (30) days of its receipt thereof to waive the payment of the Additional  Costs in question or the effect of the  circumstances  described in Section 3.03 or clause (2) of Section
3.02, then, so long as no Default or Event of Default shall exist,  Borrower may
(notwithstanding  the provisions of clause (2) of Section 2.11(a)) terminate the
Affected Bank's entire Loan Commitment, provided that in connection therewith it pays to the  Affected  Bank all  outstanding  principal  and  accrued and unpaid interest under the Affected  Bank's Note,  together with all other  amounts,  if any, due from  Borrower to the Affected  Bank,  including  all amounts  properly demanded and unreimbursed under this Article III.

     In the event  Borrower  opts to give the notice  provided for in clause (y)
above,  and if (i)  Administrative  Agent shall,  within thirty (30) days of its receipt of the Replacement Notice, notify Borrower and each Bank in writing that the proposed Replacement Bank is reasonably satisfactory to Administrative Agent and (ii) the Affected Bank shall not,  prior to the end of such thirty  (30)-day period,  agree to waive the payment of the  Additional  Costs in question or the effect of the  circumstances  described in Section 3.03 or clause (2) of Section
3.02,  then the Affected  Bank shall,  so long as no Default or Event of Default shall exist,  assign its Note and all of its rights and  obligations  under this
Agreement  and  the  other  Loan  Documents  to the  Replacement  Bank,  and the
Replacement Bank shall assume all of the Affected Bank's rights and obligations, pursuant  to an  agreement,  substantially  in the  form  of an  Assignment  and
Assumption Agreement, executed by the Affected Bank and the Replacement Bank. In connection with such assignment and assumption,  the Replacement  Bank shall pay to the Affected Bank an amount equal to the outstanding  principal  amount under the  Affected  Bank's Note plus all  interest  accrued  thereon,  plus all other amounts,  if any (other than the  Additional  Costs in  question),  then due and payable to the Affected Bank; provided, however, that prior to or simultaneously with any such  assignment  and  assumption,  Borrower  shall  have  paid to such
Affected Bank all amounts properly demanded and unreimbursed  under this Article
III. Upon the effective  date of such  assignment and assumption and the payment by the Replacement  Bank to  Administrative  Agent of a fee, for  Administrative
Agent's own account,  in the amount of $3,500, the Replacement Bank shall become a Bank Party to this Agreement and shall have all the rights and  obligations of a Bank as set  forth  in  such  Assignment  and  Assumption  Agreement,

                                       31

and the Affected Bank shall be released from its obligations  hereunder,  and no further consent or action by any party shall be required.  Upon the consummation of any assignment pursuant to this Section, a substitute Note shall be issued to the  Replacement  Bank by  Borrower,  in exchange for the return of the Affected
Bank's Note. The obligations evidenced by such substitute Notes shall constitute
"Obligations"  for all purposes of this  Agreement and the other Loan  Documents and shall be secured by the Mortgages.  In connection with Borrower's  execution of substitute Notes as aforesaid, Borrower shall deliver to Administrative Agent such evidence of the due authorization, execution and delivery of the substitute
Notes and any related documents as Administrative  Agent may reasonably request.
If the Replacement Bank is not incorporated  under the Laws of the United States or a state thereof,  it shall, prior to the first date on which interest or fees are payable  hereunder for its account,  deliver to Borrower and  Administrative
Agent  certification as to exemption from deduction or withholding of any United
States federal income taxes in accordance with Section 10.13.

     Borrower,   Administrative   Agent  and  the  Banks  shall   execute   such
modifications  to  the  Loan  Documents  as  shall  be  reasonably  required  in connection with and to effectuate the foregoing.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

     SECTION 4.01.  Conditions Precedent to the Initial Advance. The obligations of the Banks  hereunder and the obligation of each Bank to make Initial  Advance are subject to the  condition  precedent  that  Administrative  Agent shall have received on or before the Closing Date each of the following documents (it being understood that the documents set forth in paragraphs (3) through (15) below are required for each Property),  and each of the following  requirements shall have been fulfilled:

          (1) Fees and Expenses.  The payment of all fees and expenses  incurred by Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel);

          (2)  Notes.  The Notes for each of the Banks  signatory  hereto,  duly executed by Borrower;

          (3) Mortgage and UCCs.  The Mortgage,  duly executed by the applicable
     Mortgagor and recorded (or delivered for recording) in the appropriate land records,  together  with  duly  executed  financing  statements  filed  (or
     delivered   for  filing)   under  the  Uniform   Commercial   Code  of  all
     jurisdictions  necessary or, in the  reasonable  opinion of  Administrative
     Agent, desirable to perfect the lien created by each Mortgage;

          (4)  Guaranty  and  Indemnity.  The  Guaranty,  duly  executed by each
     Mortgagor; and the Indemnity,  duly executed by Borrower and the applicable
     Mortgagor;

          (5) Title Policy.  A paid title insurance  policy in the amount of the
     Mortgage,  in form approved by Administrative Agent and issued by the Title
     Insurer,  which shall  insure the  Mortgage to be a valid first lien on the
     Mortgagor's  interests in the Property

                                       32

     and Improvements,  free and clear of all liens,  defects,  encumbrances and exceptions other than those previously  approved by  Administrative  Agent, and shall  contain (i) a reference  to the survey but no survey  exceptions and (ii) such  affirmative  insurance and  endorsements  as  Administrative
     Agent may require; and shall be accompanied by such reinsurance  agreements between the Title Insurer and title  companies  approved by  Administrative
     Agent, in ALTA facultative form approved by  Administrative  Agent and with direct access provisions, as Administrative Agent may require;

          (6) Survey. A current  ALTA/ACSM  survey,  certified to Administrative
     Agent and the Title  Insurer,  showing (i) the location of the perimeter of the Property by courses and distances,  (ii) all easements,  rights-of-way, and  utility  lines  referred  to in the  title  policy  required  by  this
     Agreement or which actually service or cross the Property (with instrument, book and page number  indicated),  (iii) the lines of the streets  abutting the Property and the width thereof, and any established building lines (and that such roads have been  dedicated  for public use and are  completed and have been  accepted by all  required  Governmental  Authorities),  (iv) any encroachments  and the extent  thereof upon the Property,  (v) locations of all portions (with the acreage thereof also identified) of the Property, if any,  which are located in an area  designated  as a "flood  prone area" as defined by U.S. Department of Housing and Urban Development pursuant to the
     Flood Disaster  Protection Act of 1973 and (vi) the  Improvements,  and the
     relationship  thereof  by  distances  to the  perimeter  of  the  Property, established building lines and street lines;

          (7)  Appraisal.  An  independent  M.A.I.  appraisal,  commissioned  by
     Administrative  Agent,  of the  value of the  Mortgagor's  interest  in the
     Property,  which  appraisal shall comply in all respects with the standards
     for  real  estate   appraisals   established   pursuant  to  the  Financial
     Institutions Reform, Recovery, and Enforcement Act of 1989;

          (8)  Insurance  Policies.  Copies  of the  policies  and the  original certificates  of  hazard  and other  insurance  required  by the  Mortgage, together with evidence of the payment of the premiums therefor;

          (9) Hazardous Materials  Report/Reliance  Letter;  Remediation Plan. A
     detailed report by a properly  qualified  engineer with regard to Hazardous
     Materials  affecting  the  Property,  which shall  include,  inter alia,  a certification  that such  engineer  has  examined  a list of prior  owners, tenants and other users of the Property,  and has made an on-site  physical examination  of  the  Property  and  Improvements  thereon,  and  a  visual observation of the surrounding  areas, and disclosing the extent of past or present  Hazardous  Materials  activities  or of the  presence of Hazardous
     Materials,  together with a "reliance  letter"  addressed to Administrative
     Agent from the preparer of said report;  and, if such report  discloses the presence of Hazardous  Materials to an extent  acceptable to Administrative
     Agent and its environmental  consultant,  a certified copy of Borrower's or
     the  applicable  Mortgagor's   remediation/management   plan  with  respect
     thereto,   as  approved  (to  the  extent   required)  by  all  appropriate
     Governmental Authorities;

          (10)  Consultant's  Report.  A detailed  report  from the  Engineering
     Consultant  to  the  effect  that  the  Improvements  are  in  satisfactory condition and enumerating any

                                       33

     maintenance or  governmental  compliance  items necessary or expected to be incurred  over the term of the  Loans  and  stating  the  approximate  cost thereof;

          (11) Permits and Other  Approvals.  Copies of any and all certificates of  occupancy  and  similar  authorizations  required  by any  Governmental
     Authorities  for the use,  occupancy and  operation of the Property  and/or
     Improvements  in accordance  with all applicable  building,  environmental, ecological, landmark, subdivision and zoning Laws;

          (12)  Leases.  Copies,  certified  to be  true  and  complete,  of all executed leases of the  Improvements,  accompanied by notices of assignment in the form of EXHIBIT F, and, in the case of such  leases as are  required by  Administrative  Agent,  (i)  estoppel  certificates  from  the  tenants thereunder (to the extent such estoppel  certificates  are obtainable  with
     Borrower's   commercially   reasonable  efforts)  and  (ii)  subordination,
     non-disturbance and attornment  agreements;  together with a certified copy of the standard form of lease being used in connection  with the leasing of space in the  Improvements  and the  first  rent  roll and  leasing  report required by paragraph (12) of Section 6.09;

          (13) Premises Documents. A copy, certified to be true and complete, of the REA and other Premises Documents,  together with estoppel  certificates with  respect  thereto  (to  the  extent  such  estoppel  certificates  are obtainable with Borrower's  commercially  reasonable  efforts) from each of the Anchors and the other parties thereto and, if in Borrower's  possession
     or  otherwise   obtainable  with  reasonable   effort,   current  financial
     statements  of such  parties  (to the extent  requested  by  Administrative
     Agent);

          (14) Management and Leasing  Contracts.  Copies,  certified to be true and complete,  of all existing  contracts  providing for the  management or leasing of the Property and Improvements, together with, in each case, such collateral  assignments or "will-serve" letters as Administrative Agent may require;

          (15) UCC Searches.  Uniform  Commercial  Code searches with respect to
     Borrower and the applicable  Mortgagor and advice from the Title Insurer to the effect that searches of the proper public records disclose no leases of personalty or financing statements filed or recorded against Borrower,  the applicable Mortgagor or the Mortgaged Property;

          (16)  Financial   Statements.   Audited  TRG  Consolidated   Financial
     Statements  and TCI  Financial  Statements  as of and for  the  year  ended
     December  31,  2000;  unaudited  Mortgagor  Financial  Statements  for each
     Mortgagor as of and for the year ended  December 31,  2000;  unaudited  TRG
     Consolidated  Financial  Statements and TCI Financial  Statements as of and
     for the  quarters  ended March 31, 2001 and June 30,  2001;  and  unaudited
     Mortgagor  Financial  Statements  for  each  Mortgagor  as of and  for  the quarters  ended March 31,  2001 and June 30,  2001;  each of the  foregoing unaudited Financial Statements to be certified by an appropriate  financial officer of Borrower, TCI or each Mortgagor, as the case may be;

          (17)  Evidence  of  Formation.  With  respect  to  Borrower  and  each
     Mortgagor, certified (as of the Closing Date) copies of (i) its certificate
     (if  applicable)  and  agreement

                                       34

     of  partnership  or other  organizational  agreement,  with all  amendments thereto, (ii) if applicable, a certificate of the Secretary of State of its jurisdiction  of  formation  as to its good  standing  therein and (iii) if required,  foreign qualification  certificates from the jurisdictions where the Properties are located;

          (18) Evidence of Partnership/Company  Action. With respect to Borrower and each  Mortgagor,  certified  (as of the  Closing  Date)  copies  of all documents  evidencing  partnership or other company (as applicable)  action taken by it authorizing the execution, delivery and performance of the Loan
     Documents  and each other  document to be  delivered by it or on its behalf pursuant to this Agreement;

          (19) Incumbency and Signature Certificate.  A certificate (dated as of the  Closing  Date)  certifying  the  names  and  true  signatures  of each individual  authorized  to sign on behalf of  Borrower  (in its  individual capacity and as sole member or general partner, as the case may be, of each
     Mortgagor);

          (20) Solvency  Certificates.  A Solvency  Certificate,  duly executed, from Borrower and each Mortgagor;

          (21) Opinions of Counsel.  Favorable opinions, dated the Closing Date,
     of  counsel  for   Borrower   and   Mortgagors,   as  to  such  matters  as
     Administrative Agent may reasonably request;

          (22) Authorization  Letter. The Authorization Letter, duly executed by
     Borrower;

          (23)  Certificate.   The  following   statements  shall  be  true  and
     Administrative  Agent shall have received a  certificate  dated the Closing
     Date signed by a duly authorized signatory of Borrower stating, to the best of the certifying party's knowledge, the following:

               (a)  All  representations   and  warranties   contained  in  this
          Agreement and in each of the other Loan Documents are true and correct on and as of the  Closing  Date as though made on and as of such date,
          and

               (b)  No  Default  or  Event  of  Default  has   occurred  and  is
          continuing, or could result from the transactions contemplated by this
          Agreement and the other Loan Documents, and

               (c) None of the Improvements on any Property has been and remains injured or damaged by fire or other casualty;

               (24) Covenant Compliance Certificate. A certificate,  of the sort required by paragraph  3(b) of Section 6.09,  containing  calculations demonstrating  Borrower's  compliance,  as of  the  end  of  the  most recently  ended calendar  quarter prior to the Closing Date,  with the covenants  set forth in  Sections  7.02,  7.03 and 7.04 and in Article
          VIII;

                                       35

               (25)  Termination  and  Repayment  of Existing  Credit  Facility.
          Administrative  Agent  shall have  received  written  evidence  of the termination  of the  Existing  Credit  Facility  and  all  sums  owing thereunder  shall have been repaid in full (it being  understood  that such sums may be repaid by Borrower  from the  proceeds of the Initial
          Advance); and

               (26) Additional Documentation.  Such other approvals, opinions or documents as Administrative Agent or any Bank may reasonably request.

     SECTION 4.02.  Conditions  Precedent to Advances After the Initial Advance.
The  obligation  of each Bank to make  advances of the Loans  subsequent  to the
Initial  Advance shall be subject to  satisfaction  of the following  conditions precedent:

          (1) All  conditions  of  Section  4.01  shall  have  been  and  remain satisfied as of the date of the advance;

          (2) No  Default  or  Event  of  Default  shall  have  occurred  and be continuing  as of the date of the advance,  or would result from the making thereof; and

          (3) Administrative  Agent shall have received a request for an advance in accordance with Section 2.04.

     SECTION  4.03.  Deemed  Representations.  Each request by Borrower for, and acceptance  by Borrower  of, an advance of proceeds of the Loans or the issuance of a Letter of Credit shall constitute a representation and warranty by Borrower and each Mortgagor that, as of both the date of such request and the date of the advance or issuance,  as the case may be, (1) no Default or Event of Default has occurred  and is  continuing  or would  result from the making of the advance or issuance  of the  Letter of Credit  and (2) if any  representation  or  warranty contained in this  Agreement or the other Loan Documents is untrue or incorrect, the condition giving rise to such  untruthfulness or incorrectness is not likely to result in a Material Adverse Change.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     Borrower  represents and warrants to Administrative  Agent and each Bank as follows:

     SECTION  5.01.  Due  Organization.  Borrower  and each  Mortgagor  are duly organized,  validly existing and (if applicable) in good standing under the Laws of the respective  jurisdictions of their organization,  have the partnership or limited liability company,  as the case may be, power and authority to own their assets and to transact the business in which they are now engaged,  and are duly qualified as foreign  partnerships or limited liability  companies,  as the case may be, and in good standing under the Laws of each other  jurisdiction in which such  qualification is required  (including,  if required,  the jurisdictions in which the Properties are located).

                                       36

     SECTION 5.02. Power and Authority; No Conflicts;  Compliance With Laws. The
execution and delivery of, and the performance of the obligations required to be performed by Borrower and each  Mortgagor  under,  the Loan Documents do not and will not, in the case of Borrower or any  Mortgagor,  (1) require the consent or approval  of its  partners  or members  or such  consent  or  approval  has been obtained,  (2) contravene its partnership  agreement,  (3) violate any provision of, or require any filing,  registration,  consent or  approval  under,  any Law
(including,   without   limitation,   Regulation  U),  order,  writ,   judgment,
injunction,   decree,   determination   or  award  presently  in  effect  having
applicability  to it, (4) result in a breach of or constitute a default under or require any consent under any indenture or loan or credit agreement or any other agreement,  lease or instrument to which it may be a party or by which it or its properties  may be bound  or  affected  except  for  consents  which  have  been obtained,  (5) result in, or require,  the  creation or  imposition  of any Lien
(other  than  the Lien of the  Mortgages),  upon or with  respect  to any of its properties  now owned or  hereafter  acquired  or (6) cause it to be in  default under any such Law, order, writ, judgment,  injunction, decree, determination or award or any such  indenture,  agreement,  lease or  instrument;  to the best of
Borrower's  knowledge,  Borrower and each  Mortgagor are in compliance  with all
Laws  applicable  to them where the  failure to be in  compliance  would cause a
Material Adverse Change to occur.

     SECTION  5.03.  Legally  Enforceable  Agreements.  Each Loan  Document is a
legal, valid and binding obligation of Borrower and/or the applicable Mortgagor, as the case may be,  enforceable  in  accordance  with its terms,  except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar Laws affecting creditors' rights generally.

     SECTION  5.04.  Litigation.  There  are no  actions,  suits or  proceedings pending or, to Borrower's knowledge,  threatened, against Borrower or any of its
Affiliates  (including any Mortgagor),  the Mortgagor's interest in any Property or the Improvements  thereon,  or challenging the validity and enforceability of the Mortgage or the priority of the Lien  thereof,  at law or in equity,  before any court or arbitrator or any  Governmental  Authority (such actions,  suits or proceedings,  collectively, "Actions"), except Actions (1) which, in the case of each Action  where the likely  exposure of  Borrower  or its  Affiliate  exceeds
$100,000,  have been disclosed to Administrative  Agent and the Banks in writing and (2) which (a) are fully  covered by  insurance  or (b) would,  if  adversely determined, not substantially impair the ability of Borrower or any Mortgagor to pay when due any amounts which may become  payable under the Notes or other Loan
Documents  or to  otherwise  pay and perform  their  respective  obligations  in connection  with the  Loans;  nor,  to  Borrower's  knowledge,  are any  Actions threatened  which  would,  if  adversely  determined,  substantially  impair the ability of  Borrower  or any  Mortgagor  to pay when due any  amounts  which may become  payable under the Notes or other Loan  Documents or to otherwise pay and perform their respective obligations in connection with the Loans.

     SECTION 5.05. Good Title to Properties. Borrower and each of its Affiliates
(including each  Mortgagor) have good,  marketable and legal title to all of the properties  and  assets  each  of  them  purports  to  own  (including,  without limitation,  those reflected in the financial  statements referred to in Section
5.13) and, in the case of all of Borrower's  shopping  center  properties,  only with exceptions which do not materially  detract from the value

                                       37

of such property or assets or the use thereof in Borrower's and such Affiliate's business,  and except to the extent that any such  properties  and assets (other than the Properties)  have been encumbered or disposed of since the date of such financial statements without violating any of the covenants contained in Article
VII or VIII or elsewhere in this  Agreement.  Borrower and its Affiliates  enjoy peaceful and  undisturbed  possession  of all leased  property  necessary in any material respect in the conduct of their respective businesses.  All such leases are valid and subsisting and are in full force and effect.

     SECTION 5.06. Taxes. Borrower and each Mortgagor have filed all tax returns
(federal,  state  and  local)  required  to be filed  and have  paid all  taxes, assessments and governmental charges and levies shown as due and payable thereon without the imposition of a penalty, including interest and penalties, except to the extent they are the subject of a Good Faith Contest.

     SECTION 5.07.  ERISA.  Borrower and each Mortgagor are in compliance in all material respects with all applicable  provisions of ERISA. Neither a Reportable
Event nor a Prohibited  Transaction  has occurred  with respect to any Plan;  no notice  of  intent  to  terminate  a Plan has been  filed  nor has any Plan been terminated  within  the past  five  (5)  years;  no  circumstance  exists  which constitutes  grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate,  or appoint a trustee to  administer,  a Plan, nor has the PBGC instituted any such proceedings; Borrower, each Mortgagor and the ERISA
Affiliates  have not  completely or partially  withdrawn  under Sections 4201 or
4204 of ERISA from a Multiemployer Plan; Borrower,  each Mortgagor and the ERISA
Affiliates have met the minimum  funding  requirements of each under Section 412 of the Code and Section 302 of ERISA with respect to the Plans of each and there is no  "unfunded  current  liability"  (as such quoted term is defined in ERISA)
with respect to any Plan  established or maintained by each; and Borrower,  each
Mortgagor and the ERISA  Affiliates  have not incurred any liability to the PBGC under ERISA.  No part of the funds to be used by Borrower in satisfaction of its obligations  under this  Agreement  constitute  "plan  assets" of any  "employee benefit plan" within the meaning of ERISA or of any "plan" within the meaning of
Section  4975(e)(1) of the Code, as interpreted by the Internal  Revenue Service and the U.S. Department of Labor in rules, regulations, releases or bulletins or as  interpreted  under  applicable  case law.  Neither the  extension  of credit evidenced  by the Notes nor any other  transaction  contemplated  under the Loan
Documents constitutes a Prohibited Transaction.

     SECTION 5.08. No Default on Outstanding  Judgments or Orders.  Borrower and
each Mortgagor have satisfied all judgments which are not being appealed and are not in default with respect to any judgment,  order, writ,  injunction,  decree, rule or regulation  of any court,  arbitrator  or federal,  state,  municipal or
other   Governmental   Authority,   commission,   board,   bureau,   agency   or
instrumentality, domestic or foreign.

     SECTION 5.09. No Defaults on Other  Agreements.  Except as disclosed to the
Bank Parties in writing,  including anything disclosed on financial  statements, to the best of  Borrower's  knowledge,  neither  Borrower nor any Mortgagor is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any partnership, trust or other restriction which is likely  to  result  in a  Material  Adverse  Change.  To the best of  Borrower's knowledge,  neither  Borrower nor any  Mortgagor is in default in any respect in the

                                       38

performance,  observance or fulfillment of any of the obligations,  covenants or conditions contained in any agreement or instrument which is likely to result in a Material Adverse Change.

     SECTION 5.10. Government Regulation.  Neither Borrower nor any Mortgagor is
subject to regulation  under the Investment  Company Act of 1940, the Interstate
Commerce  Act,  the Federal  Powers Act or any Law limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

     SECTION  5.11.  Environmental   Protection.   To  the  best  of  Borrower's
knowledge,  none  of  Borrower's  or its  Affiliates'  properties  contains  any
Hazardous  Materials that, under any Environmental Law currently in effect,  (1)
would impose  liability on Borrower or any Mortgagor that is likely to result in a Material Adverse Change or (2) is likely to result in the imposition of a Lien on any  assets of  Borrower  or its  Affiliates,  in each  case if not  properly handled in accordance with applicable Law. To the best of Borrower's  knowledge, neither it nor any of its  Affiliates  nor any  portion of any  Property  or the
Improvements thereon is in violation of, or subject to any existing,  pending or threatened  investigation or proceeding by any Governmental Authority under, any
Environmental  Law. Except for matters,  claims,  conditions or circumstances as may be disclosed in the reports  delivered  pursuant to paragraph (9) of Section
4.01,  Borrower is not aware of any matter,  claim,  condition  or  circumstance which would  reasonably  cause a Person to make further  inquiry with respect to such  matters in order to  ascertain  whether any  Hazardous  Materials or their effects have been  disposed of or released on or to any portion of any Property, the  Improvements  thereon or any surrounding  areas;  neither  Borrower nor any
Mortgagor is required by any  Environmental Law to obtain any permits or license to construct or use any improvements, fixtures, or equipment with respect to any
Property,  or if such permit or license is required it has been  obtained;  and, except as may be disclosed in the reports delivered pursuant to paragraph (9) of
Section  4.01,  to the  best of  Borrower's  knowledge,  the  prior  use of each
Property has not resulted in the disposal or release of any Hazardous  Materials on or to any portion of the  Property or any  surrounding  areas in violation of applicable Law.

     SECTION  5.12.  Solvency.   Borrower  and  each  Mortgagor  are,  and  upon
consummation of the transactions  contemplated by this Agreement, the other Loan
Documents and any other documents,  instruments or agreements  relating thereto, will be, Solvent.

     SECTION  5.13.  Financial  Statements.   The  TRG  Consolidated   Financial
Statements,  TCI Financial  Statements and Mortgagor  Financial  Statements most recently  delivered to the Banks  pursuant to the terms of this Agreement are in all  material  respects  complete and correct and fairly  present the  financial condition of the subjects thereof as of the dates of and for the periods covered by such statements,  all in accordance with GAAP, and there has been no Material
Adverse Change since the date of such most recently  delivered TRG  Consolidated
Financial   Statements,   TCI  Financial   Statements  or  Mortgagor   Financial
Statements,  as the case may be, and no  borrowings  which  might give rise to a
Lien or claim  against all or any portion of the  Mortgaged  Property  under any
Mortgage  or against  the  proceeds  of the Loans have been made by  Borrower or others since the dates of such most recently delivered financial statements.

                                       39

     SECTION 5.14.  Valid  Existence of Material  Affiliates.  As of the Closing
Date,  the only  Material  Affiliates  are those listed on EXHIBIT D. As to each
Material  Affiliate  so  listed,  its  correct  name,  the  jurisdiction  of its formation and Borrower's percentage of beneficial interest therein are set forth on said  EXHIBIT  D. Each  Material  Affiliate  is a  partnership,  corporation, limited  liability  company or joint venture duly organized and existing in good standing under the Laws of the jurisdiction of its formation.  Borrower and each of its Material Affiliates have the power to own their respective properties and to carry on their respective  businesses now being  conducted.  Each of Borrower and its Material Affiliates is duly qualified as a foreign partnership,  company or venture to do business and is in good standing in every jurisdiction in which the  nature  of the  respective  businesses  conducted  by it or its  respective properties, owned or held under lease, make such qualification necessary.

     SECTION 5.15.  Insurance.  Each  Mortgagor  has in force paid  insurance as required by the respective  Mortgages and,  generally,  Borrower and each of its
Affiliates  has in force paid  insurance  with  financially  sound and reputable insurance  companies or  associations in such amounts and covering such risks as are usually carried by companies  engaged in the same or a similar  business and similarly situated.

     SECTION  5.16.  Separate  Tax and  Zoning  Lot.  To the best of  Borrower's knowledge,  each Property  constitutes a distinct parcel or parcels for purposes of taxes,  assessments and impositions  (public or private) and is not otherwise considered  as part of a larger lot not included in the Property for purposes of taxes, assessments or impositions (public or private).

     SECTION 5.17. Zoning and other Laws; Covenants and Restrictions. As to each
Property,  (i) the  Improvements  and the uses  thereof  comply in all  material respects with applicable zoning, environmental,  ecological,  landmark and other applicable  Laws, and all  requirements for such uses have been satisfied in all material  respects  and (ii) the  applicable  Mortgagor  and the Property are in compliance  in all  material  respects  with  all  applicable  restrictions  and covenants.

     SECTION  5.18.  Utilities  Available.  As to  each  Property,  all  utility services  necessary for the  operation of the  Improvements  for their  intended purposes are available and servicing the Property, including water supply, storm and sanitary sewer, gas, electric power and telephone facilities.

     SECTION  5.19.  Creation of Liens.  Neither  Borrower nor any Mortgagor has
entered into any contract or arrangement of any kind the performance of which by the  other  party  thereto  would  give  rise  to a Lien  on all or  part of the
Mortgaged  Property under any Mortgage  prior to such Mortgage,  other than with respect to each  Property,  Liens  pursuant to the documents  that are listed as exceptions in the title policy insuring the applicable Mortgage.

     SECTION 5.20. Roads. Each Property has access to a publicly  dedicated road or roads  sufficient  for the full  utilization  of the  Improvements  for their intended purposes.

     SECTION 5.21.  Premises Documents and Leases. As to each Property,  the REA and any  other  Premises  Documents  which  Administrative  Agent  has  notified
Borrower that it considers material are unmodified and in full force and effect;
to the best of Borrower's

                                       40

knowledge,  there are no defaults under any Major Lease or any Premises Document except as disclosed to  Administrative  Agent in writing,  and all conditions to the  effectiveness  and  continuing  effectiveness  of each  lease and  Premises
Document required to be satisfied as of the date hereof have been satisfied.

     SECTION 5.22.  Accuracy of  Information;  Full  Disclosure.  To the best of
Borrower's  knowledge,  neither  this  Agreement  nor any  documents,  financial statements,  reports,  notices,  schedules,  certificates,  statements  or other
writings   furnished   by  or  on  behalf  of  Borrower  or  any   Mortgagor  to
Administrative  Agent or any Bank in  connection  with the  negotiation  of this
Agreement or the other Loan Documents or the  consummation  of the  transactions contemplated  hereby,  or  required  herein or in any other Loan  Document to be furnished by or on behalf of Borrower or any  Mortgagor,  contains any untrue or misleading  statement of a material fact or omits a material  fact  necessary to make the statements herein or therein not misleading.  To the best of Borrower's knowledge,  there is no fact which Borrower has not disclosed to  Administrative
Agent and the Banks in writing which materially  affects adversely or, so far as
Borrower  can now  foresee,  will  materially  affect  adversely  the  business, prospects,  profits or financial  condition of Borrower or any  Mortgagor or the ability of Borrower or any  Mortgagor  to perform this  Agreement  and the other
Loan Documents.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

     So long as any of the Notes  shall  remain  unpaid or the Loan  Commitments remain in effect,  or any other amount is owing by Borrower or any  Mortgagor to
Administrative  Agent or any Bank  hereunder  or under any other Loan  Document,
Borrower shall (and shall cause each Mortgagor to):

     SECTION 6.01.  Maintenance  of  Existence.  Preserve and maintain its legal existence and, if applicable,  good standing in the jurisdiction of organization and, if  applicable,  qualify and remain  qualified as a foreign  partnership in each jurisdiction in which such qualification is required,  except to the extent that failure to so qualify is not likely to result in a Material Adverse Change.

     SECTION 6.02.  Maintenance of Records.  Keep adequate  records and books of account,  in  which  complete  entries  will be made in  accordance  with  GAAP, reflecting all of its financial transactions.

     SECTION 6.03.  Maintenance of Insurance.  At all times,  (i) in the case of
Borrower,  maintain  and keep in force,  and  cause  each of its  Affiliates  to maintain  and keep in force,  insurance  with  financially  sound and  reputable insurance  companies or  associations in such amounts and covering such risks as are usually carried by companies  engaged in the same or a similar  business and similarly  situated,  which  insurance may provide for reasonable  deductibility from coverage thereof and (ii) in the case of each Mortgagor,  maintain and keep in force the insurance required by the respective Mortgages.

                                       41

     SECTION  6.04.  Compliance  with  Laws;  Payment  of  Taxes.  Comply in all respects with all Laws  applicable to it or to any of its properties or any part thereof, such compliance to include, without limitation,  paying before the same become delinquent all taxes,  assessments and governmental  charges imposed upon it or upon its  property,  except to the extent  they are the  subject of a Good
Faith Contest.

     SECTION 6.05. Right of Inspection.  At any reasonable time and from time to time upon  reasonable  notice,  permit  Administrative  Agent or any Bank or any agent or  representative  thereof  (provided that a  representative  of any Bank must, at Borrower's  request, be accompanied by a representative of Borrower) to examine  and make  copies and  abstracts  from its records and books of account, visit and inspect its properties, and discuss its affairs, finances and accounts with its independent accountants;  and cooperate with the Engineering Consultant to enable it to perform its functions hereunder.

     SECTION 6.06.  Compliance With  Environmental  Laws. Comply in all material respects with all applicable  Environmental Laws and immediately pay or cause to be paid all costs and  expenses  incurred in  connection  with such  compliance, except to the  extent  there is a Good Faith  Contest;  and at its sole cost and expense,  promptly  remove,  or cause  the  removal  of,  any and all  Hazardous
Materials or the effects  thereof at any time  identified as being on, in, under or affecting any Property or the Improvements thereon in violation of applicable
Environmental Law.

     SECTION 6.07. Payment of Costs. Pay all costs and expenses required for the satisfaction of the conditions of this Agreement.

     SECTION 6.08. Maintenance of Properties. Do all things reasonably necessary to maintain,  preserve,  protect and keep its (and, in the case of Borrower, its
Affiliates') properties in good repair, working order and condition.

     SECTION 6.09. Reporting and Miscellaneous  Document  Requirements.  Furnish
directly to each of the Banks:

          (1) Annual Financial Statements. As soon as available and in any event within  ninety  (90)  days  after  the end of  each  Fiscal  Year,  the TRG
     Consolidated  Financial  Statements,   the  TCI  Financial  Statements  and
     Mortgagor Financial  Statements for each Mortgagor,  in each case as of the end of and for such  Fiscal  Year,  in  reasonable  detail  and  stating in comparative  form the  respective  figures for the  corresponding  date and period in the prior Fiscal Year and audited by Borrower's Accountants;

          (2) Quarterly  Financial  Statements.  As soon as available and in any event within  forty-five  (45) days after the end of each calendar  quarter
     (other than, in the case of the TRG Consolidated  Financial  Statements and
     TCI  Financial  Statements,  the last  quarter  of the  Fiscal  Year),  the unaudited TRG Consolidated  Financial Statements,  TCI Financial Statements
     and Mortgagor Financial  Statements for each Mortgagor,  in each case as of the end of and for such calendar quarter,  in reasonable detail,  certified by the  entity's  chief  financial  officer  or  Treasurer  and  stating in comparative  form the  respective  figures for the  corresponding  date and period in the prior Fiscal Year;

                                       42

          (3) Certificate of No Default and Financial  Compliance.  Within forty five (45) days after the end of each of the first  three  quarters  of each
     Fiscal Year and within  ninety (90) days after the end of each Fiscal Year, a  certificate  of  Borrower's  chief  financial  officer or Treasurer  (a)
     stating that, to the best of his or her  knowledge,  no Default or Event of
     Default has occurred and is continuing, or if a Default or Event of Default has  occurred  and is  continuing,  specifying  the nature  thereof and the action which is proposed to be taken with respect thereto, (b) stating that the covenants contained in Sections 7.02, 7.03 and 7.04 and in Article VIII
     have been  complied with (or  specifying  those that have not been complied
     with)  and  including   computations   demonstrating  such  compliance  (or
     non-compliance)  and (c) setting forth the details of all items  comprising
     Total Outstanding Indebtedness (including amount,  maturity,  interest rate and amortization  requirements) and Unsecured Indebtedness,  each as of the end of such  quarter,  and  Combined  EBITDA,  Interest  Expense  and Fixed
     Charges, each for the twelve (12)-month period ending with such quarter;

          (4)  Notice  of  Litigation.   Promptly  after  the  commencement  and
     knowledge thereof, notice of all actions, suits, and proceedings before any court or arbitrator,  affecting (i) Borrower which, if determined adversely to Borrower are likely to result in a Material Adverse Change;  or (ii) any
     Mortgagor  or all or  any  portion  of the  Mortgaged  Property  under  any
     Mortgage  which,  if  determined  adversely to the  Mortgagor are likely to result in a Material Adverse Change;

          (5) Notices of Defaults and Events of Default. As soon as possible and in any event  within  ten (10) days  after  Borrower  becomes  aware of the occurrence of a material  Default or any Event of Default a notice  setting forth the details of such  Default or Event of Default and the action which is proposed to be taken with respect thereto;

          (6)  Dispositions or  Acquisitions of Assets.  Within thirty (30) days after the occurrence  thereof,  notice of any Disposition or acquisition of assets (other than  acquisitions  or  Dispositions  of investments  such as certificates of deposit,  Treasury  securities and money market deposits in
     the  ordinary   course  of  Borrower's   cash   management)  in  excess  of
     $25,000,000,  together  with,  in the  case of any  acquisition  of such an asset,  (i)  copies  of the  agreements  governing  the  acquisition,  (ii)
     historical  balance  sheets (to the extent  available)  and  statements  of income and cash flows with  respect to the asset  acquired for at least the preceding three (3) years (to the extent available) and Borrower's  revenue and expense  projections  for the asset acquired for at least the next five
     (5)  years  (all of the  foregoing  to be in  form  and  detail  reasonably satisfactory to  Administrative  Agent),  (iii) a certificate,  of the sort
     required  by  paragraph  (3)(b)  of  this  Section,   containing   covenant
     compliance calculations that include the pro-forma adjustments set forth in
     Section 8.02, which calculations shall demonstrate  Borrower's  compliance, on a pro-forma  basis,  as of the end of the most recently  ended  calendar quarter for which  financial  results are  required  hereunder to have been reported by  Borrower,  with all  covenants  enumerated  in said  paragraph
     (3)(b) and (iv) such  other  information  relating  to the  acquisition  as
     Administrative Agent may reasonably request;

                                       43

          (7) Material  Adverse  Change.  As soon as is  practicable  and in any event within five (5) days after  knowledge of the  occurrence of any event or circumstance  which is likely to result in or has resulted in a Material
     Adverse Change, notice thereof;

          (8) Bankruptcy of Tenants.  Promptly after becoming aware of the same, notice of the bankruptcy,  insolvency or cessation of operations of (i) any of the  Anchors,  (ii) any tenant in the  Improvements  on any  Property to which 5% or more of the aggregate  minimum rent from such  Improvements  is attributable  or (iii) any tenant in any  property  of Borrower or in which
     Borrower  has an  interest to which 5% or more of minimum  rent  payable to
     Borrower  directly  or  through  its  Consolidated  Businesses  or  UJVs is attributable;

          (9) Offices. Thirty (30) days' prior notice of any change in the chief executive  office,  principal  place of business or location of Borrower or any Mortgagor;

          (10)  Environmental and Other Notices.  As soon as possible and in any event within five (5) days after receipt,  copies of (i) all  Environmental
     Notices received by Borrower or any Mortgagor which are not received in the ordinary  course of  business  and  which  relate  to any  Property  or any situation  which is likely to result in a Material  Adverse Change and (ii)
     all reports of any official  searches  made by any  Governmental  Authority having jurisdiction over any Property or the Improvements  thereon,  and of any claims of violations thereof;

          (11)  Insurance  Coverage.   Promptly,   such  information  concerning
     Borrower's  insurance  coverage  as  Administrative  Agent  may  reasonably request;

          (12) Leasing and Other Property Information.  As soon as available and in any  event  within  thirty  (30)  days  after  the end of each  calendar quarter,  a rent roll,  leasing  report and  tenant  sales  report for each
     Property,  together with  abstracts of all leases  entered into during such quarter,  in each case (other than with  respect to tenant  sales  reports)
     certified by Borrower to be true and complete; and

          (13) General Information.  Promptly, such other information respecting the  condition or  operations,  financial or  otherwise,  of Borrower,  any
     Mortgagor or any  properties of Borrower as  Administrative  Agent may from time to time reasonably request.

     SECTION 6.10.  Premises  Documents;  Leases. As to each Property,  keep the
Premises  Documents  and all leases in full  force and effect  (except as may be permitted by this Agreement or by the applicable  Mortgage) and at all times use commercially  reasonable  efforts to compel  performance  by the  parties to the
Premises  Documents or the tenants under such leases, as the case may be, of all obligations,  covenants and  agreements by such parties or tenants,  as the case may be,  to be  performed  thereunder;  deliver  to  Administrative  Agent,  (i)
promptly following the execution thereof,  certified copies of all amendments or supplements to the Premises Documents and (ii) promptly following Administrative
Agent's request  therefor,  certified copies of any or all leases of portions of the  Improvements,  any or all amendments or supplements to any such lease;  and notices of  assignment in the form of EXHIBIT F to the

                                       44

tenants thereunder; not enter into any lease or modification thereof (x) without
Administrative  Agent's prior written  consent during the existence of any Event of Default or (y) that is not  commercially  reasonable;  and not modify  (other than de minimus  modifications)  any of the Premises Documents without the prior written  consent of  Administrative  Agent,  such consent not to be unreasonably withheld  or  delayed;  to the  extent  Borrower  is unable,  with  commercially reasonable  efforts,  to  obtain,  prior  to the  date of the  Initial  Advance, estoppel  certificates  from  tenants or parties to the  Premises  Documents  as required by paragraphs (12) and (13) of Section 4.01, Borrower shall continue to use such  efforts to obtain  such  estoppel  certificates  after the date of the
Initial Advance.

     SECTION 6.11. Compliance with Covenants, Restrictions and Easements. Comply with all  restrictions,  covenants and  easements  affecting any Property or the
Improvements thereon.

     SECTION  6.12.  Management,  Leasing  and  Service  Contracts.  Deliver  to
Administrative  Agent, with respect to each Property,  (i) as and when executed, certified copies of all management and leasing contracts, each of which shall be entered into with a party, and on terms and conditions, reasonably acceptable to
Administrative  Agent, and (ii) as and when requested by  Administrative  Agent, copies of all service contracts;  contemporaneously with entering into each such management or leasing contract, at Administrative Agent's option, cause the same to be collaterally assigned to Administrative Agent for the benefit of the Banks as  additional  security for the Loans and/or cause the manager or leasing agent under each such management or leasing  contract to undertake,  inter ----- alia, to continue  performance  on the Banks' behalf  without  additional  cost in the event of a Default;  cause each service contract to contain a provision allowing for the  as-of-right  cancellation  thereof on thirty (30) days' notice from the applicable  Mortgagor or its  successors as owners of the Property;  and keep in full force and effect and not  materially  modify  the  management  and  leasing agreement(s)  approved  pursuant  to  paragraph  (14) of  Section  4.01  without
Administrative   Agent's  prior  written   consent,   such  consent  not  to  be
unreasonably withheld.

     SECTION  6.13.   Correction  of  Defects;   Remediation.   Upon  demand  of
Administrative Agent or the Engineering Consultant, correct any material defects
(including structural) in the Improvements on any Property; and diligently cause the  completion of and payment for the Hazardous  Materials  removal/remediation described in the  remediation/management  plan  referred to in paragraph  (9) of
Section 4.01.

     SECTION 6.14. Estoppel Certificates.  Within three (3) days upon request in person or within five (5) days upon request by mail,  furnish to  Administrative
Agent or such other Persons as Administrative Agent may designate,  a statement, duly acknowledged,  of the amount due, whether for principal or interest,  under the Notes, and whether any offsets,  counterclaims or defenses exist against the
Obligations.

                                       45

                                  ARTICLE VII

                               NEGATIVE COVENANTS

     So long as any of the Notes shall remain  unpaid,  or the Loan  Commitments remain in effect,  or any other amount is owing by Borrower or any  Mortgagor to
Administrative  Agent or any Bank  hereunder  or under any other Loan  Document,
Borrower shall not do any or all of the following:

     SECTION 7.01.  Mergers Etc.  Merge or  consolidate  with any Person (except where Borrower or a Person wholly-owned by Borrower is the surviving entity), or sell, assign,  lease or otherwise dispose of (whether in one transaction or in a series of  transactions)  all or  substantially  all of its assets  (whether now owned or  hereafter  acquired),  or enter  into any  agreement  to do any of the foregoing.  (Borrower  shall deliver to  Administrative  Agent, at least fifteen
(15)  business  days prior to the closing of any  transaction  described in this
Section,  a  compliance  certificate  of the  sort  required  by  clause  (b) of paragraph (3) of Section 6.09, prepared on a pro-forma basis after giving effect to such transaction.)

     SECTION  7.02.  Investments.  Make any loan or  advance  to any  Person  or purchase or otherwise  acquire any capital stock,  assets,  obligations or other securities  of, make any capital  contribution  to, or  otherwise  invest in, or acquire any interest in, any Person (any such  transaction,  an "Investment") if
(1) the Investment is in connection  with something other than a retail shopping center and the amount of any single such Investment (or the aggregate  amount of any single such Investment together with all related Investments),  would exceed
20% of Net Worth, (2) except to the extent  permitted by clause (3) below,  such
Investment  constitutes  the  acquisition of a minority  interest in a Person (a
"Minority Interest") and the amount of such Investment,  together with the value of all other Minority  Interests acquired after the Closing Date contributing to
Capitalization  Value,  would  exceed  10% of Net  Worth or (3) such  Investment constitutes the acquisition of a Minority Interest in a regional shopping center or portfolio  of regional  shopping  centers and the amount of such  Investment, together with the value of all other such Minority  Interests,  would exceed 20%
of Net Worth. A 50% beneficial  interest in a Person,  in connection  with which the holder thereof  exercises  joint control over such Person with the holder(s)
of the other 50% beneficial interest, shall not constitute a "Minority Interest"
for purposes of this Section.

     SECTION 7.03. Sale of Assets.  Effect a Disposition of any of its now owned or  hereafter  acquired  assets,  including  assets  in  which  Borrower  owns a beneficial  interest  through its  ownership  of  interests  in joint  ventures, aggregating more than 20% of Capitalization Value.

     SECTION  7.04.  Interest  Rate  Hedging.  Permit or suffer more than 25% of
Total Outstanding Indebtedness not to be "hedged"; for purposes of this Section,
"hedged" shall mean bearing interest at an effective fixed rate, either pursuant to the debt  instrument  itself or through the  operation of a "cap",  "collar",
"swap" or comparable interest rate protection contract, such debt instrument, or instrument  creating the "cap",  "collar",  "swap" or  comparable  interest rate protection  contract,  as the case may be,  having an original  term of at least twelve (12)

                                       46

months  (unless less than twelve (12) months  remains  until the maturity of the debt which is hedged,  in which case the required term shall be such period less than twelve (12) months).

     SECTION 7.05. Control of Borrower. At any time permit or suffer the failure or inability of TCI to be the managing general partner of Borrower.

     SECTION  7.06.  Certain  Restrictions  on  Activities  of TCI. At any time, suffer  or permit  TCI to incur any Debt in its own name or to own any  material assets other than its  interests in Borrower  and  incidental  assets and assets which,  for legitimate  business  purposes,  must be owned by TCI on a temporary basis prior to being  transferred  to Borrower,  or engage in any business other than the ownership of such interests.

                                  ARTICLE VIII

                       FINANCIAL COVENANTS AND ADJUSTMENTS

     SECTION 8.01. Financial Covenants. So long as any of the Notes shall remain unpaid,  or the Loan Commitments  shall remain in effect, or any other amount is owing to  Administrative  Agent or any Bank  under this  Agreement  or under any other Loan Document, Borrower shall not permit or suffer:

          (1) Net Worth. At any time, Net Worth to be less than  $1,250,000,000;
     or

          (2) Leverage Ratio. At any time, Leverage Ratio to exceed 65%; or

          (3) Relationship of Combined EBITDA to Fixed Charges. As of the end of
     any  calendar  quarter,  the ratio of (i)  Combined  EBITDA  to (ii)  Fixed
     Charges,  each for the twelve  (12)-month  period then ended and taken as a whole, to be less than 1.50 to 1.00; or

          (4) Relationship of Combined EBITDA to Total Outstanding Indebtedness.
     As  of  the  end  of  any  calendar  quarter,  the  ratio  (expressed  as a percentage) of (i) Combined  EBITDA for the twelve  (12)-month  period then ended and taken as a whole to (ii) Total Outstanding Indebtedness as of the end of such calendar quarter, to be less than 12%; or

          (5) Payout Ratio. Any Restricted  Payment to be made during any of its fiscal quarters,  which, when added to all Restricted  Payments made during the  three  (3)  immediately  preceding  fiscal  quarters,  exceeds  95% of
     Distributable  Cash  Flow;  provided,   however,  that  Borrower  shall  be
     permitted,  provided there exists no Event of Default,  to make  Restricted
     Payments  in  excess  of  95%  of  Distributable  Cash  Flow  (i) as may be
     necessary  under Section 857(a) of the Code to maintain TCI's tax status as a real estate  investment  trust,  (ii)  pursuant to Section 5.2 (a) (i) or
     Section 5.3 of Borrower's  agreement of limited  partnership,  or any other provision of Borrower's agreement of limited  partnership,  as the same may hereafter be amended, that requires  preferential  distributions to be made or (iii)  pursuant  to Section  5.2 (a) (iii) of  Borrower's  agreement  of limited partnership, to the extent that such distributions pursuant to said
     Section 5.2 (a) (iii) derive from the  disposition of any property owned by
     Borrower at any time prior to May 6, 2000.  For  purposes of this  Article,
     "Restricted  Payment" means any

                                       47

     distribution or other payment made out of Funds From Operations by Borrower to its partners; or

          (6)  Property  Debt  Yield.  As of the  end of any  calendar  quarter,
     Property Debt Yield for such calendar quarter to be less than 13%; or

          (7)  Relationship of Property EBITDA to Interest  Expense on Loans. As
     of the end of any calendar  quarter,  the ratio of (i)  Property  EBITDA to
     (ii) that portion of Interest Expense  attributable to the Loans,  each for the prior twelve  (12)-month  period then ended and taken as a whole, to be less than 1.75 to 1.00.

     SECTION  8.02.   Certain  Pro-Forma   Adjustments.   For  purposes  of  the
calculation of the financial  covenants set forth in Section 8.01, the following adjustments  shall  be made  in the  case of  each  property  acquired,  or each
"property put into service",  or each property  disposed of, by Borrower  during the applicable test period:

          (1) In the case of each  property  acquired or put into  service,  the contribution of said property to  Capitalization  Value shall be the lesser of (a) such property's contribution to Combined EBITDA, annualized based on
     Borrower's  period of ownership or  operation,  divided by 8.00% or (b) the acquisition  cost or cost of the  property.  In the  case of each  property disposed of by Borrower  during the applicable  test period,  such property shall be deemed to have made no  contribution to  Capitalization  Value for the applicable twelve (12)-month period.

          (2) In the case of each  property  acquired or put into  service,  the contribution  of said  property to Combined  EBITDA shall be an  annualized amount based upon the period of Borrower's  ownership or operation.  In the case of each property  disposed of by Borrower  during the applicable  test period,  such  property  shall be deemed to have  made no  contribution  to
     Combined EBITDA for the applicable twelve (12)-month period.

          (3) In the case of each  property  acquired or put into  service,  the contribution of said property to Interest Expense for the applicable twelve
     (12)-month period shall be equal to actual interest expense with respect to the Debt incurred or assumed in connection with the  acquisition,  from the date of the acquisition or the date the asset is put into service until the end of such  twelve  (12)-month  period,  annualized.  In the  case of each property disposed of during the applicable test period, such property shall be deemed to have made no contribution to Interest Expense for such period.

     In addition,  if any Debt of Borrower is  refinanced  during an  applicable test period,  the calculation of Interest  Expense shall be adjusted as follows.
The  contribution  of the Debt that was  refinanced to Interest  Expense for the applicable twelve (12)-month period shall be equal to actual interest expense on the refinanced  Debt from the date of the  refinancing to the end of such twelve
(12)-month period, annualized.

     As used in this Section 8.02,  the term  "property put into service"  means any  property  that has been  opened to the  public for  business  and which has generated revenues for a period of at least thirty (30) days.

                                       48

                                   ARTICLE IX

                                EVENTS OF DEFAULT

     SECTION 9.01.  Events of Default.  Any of the following  events shall be an
"Event of Default":

          (1) If Borrower  shall:  fail to pay the principal of any Notes as and when due; or fail to pay interest accruing on any Notes as and when due and such failure to pay shall  continue  unremedied for five (5) days after the due date of such  interest;  or fail to pay any fee or any other amount due under this  Agreement or any other Loan  Document or the  Supplemental  Fee
     Letter as and when due and such  failure to pay shall  continue  unremedied for two (2) days after  notice by  Administrative  Agent of such failure to pay; or

          (2)  If  any  representation  or  warranty  made  by  Borrower  or any
     Mortgagor in any Loan  Document or which is  contained in any  certificate, document, opinion, financial or other statement furnished at any time under or in connection with a Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (3) If (a)  Borrower  shall  fail to  perform  or  observe  any  term, covenant  or  agreement  contained  in Article  VII or Article  VIII or (b)
     Borrower  or any  Mortgagor  shall fail to  perform  or  observe  any term, covenant or agreement  contained  in Article VI or  otherwise  contained in this Agreement (other than obligations  specifically  referred to elsewhere in this Section) or in any other Loan Document,  or in the Supplemental Fee
     Letter or in any other  document  executed by Borrower or any Mortgagor and delivered to  Administrative  Agent and/or the Banks in connection with the transactions  contemplated  hereby and such  failure  under this clause (b)
     shall remain  unremedied  for thirty (30)  consecutive  calendar days after notice by  Administrative  Agent to Borrower  thereof (or such shorter cure period  as  may  be  expressly  prescribed  in  the  applicable  document);
     provided,  however,  that if any such default under clause (b) above cannot by its nature be cured within such thirty (30) day, or shorter, as the case may be, grace period and so long as Borrower or the  applicable  Mortgagor, as the case may be, shall have  commenced cure within such thirty (30) day, or  shorter,  as the case may be,  grace  period  and  shall,  at all times thereafter,  diligently  prosecute the same to completion,  Borrower or the applicable Mortgagor,  as the case may be, shall have an additional period, not to exceed sixty (60) days, to cure such default; in no event,  however, is the foregoing intended to effect an extension of the Maturity Date; or

          (4) If either  Borrower  or TCI shall fail (a) to pay any Debt  (other than the payment obligations described in paragraph (1) of this Section) in an  amount  equal to or  greater  than  $10,000,000  when due  (whether  by
     scheduled  maturity,   required   prepayment,   acceleration,   demand,  or
     otherwise)  or (b) to perform or observe any material  term,  covenant,  or condition under any agreement or instrument relating to any such Debt, when required to be  performed  or  observed,  if the effect of such  failure to perform or  observe is to  accelerate,  or to permit the  acceleration  of, after the  giving of

                                       49

     notice or the lapse of time,  or both  (other than in cases  where,  in the judgment of the Required Banks,  meaningful discussions likely to result in
     (i) a waiver or cure of the failure to perform or observe or (ii) otherwise averting such acceleration are in progress between Borrower and the obligee of such  Debt),  the  maturity  of such  Debt,  or any such  Debt  shall be declared to be due and payable,  or required to be prepaid (other than by a regularly scheduled or otherwise required prepayment),  prior to the stated
     maturity thereof; or

          (5) If any Mortgagor,  TCI, Borrower,  or any Affiliate(s) (other than any Mortgagor) of Borrower to which  $100,000,000  or more in the aggregate of  Capitalization  Value is attributable,  shall: (a) generally not, or be unable to, or shall  admit in writing  its  inability  to, pay its debts as such  debts  become  due;  or (b) make an  assignment  for the  benefit  of creditors,  petition  or apply to any  tribunal  for the  appointment  of a custodian,  receiver or trustee for it, all or any portion of any  Property or the  Improvements  thereon  or all or a  substantial  part of its  other
     assets;   or  (c)   commence   any   proceeding   under   any   bankruptcy,
     reorganization,   arrangement,   readjustment   of  debt,   dissolution  or
     liquidation Law of any jurisdiction, whether now or hereafter in effect; or
     (d) have had any such petition or application  filed or any such proceeding shall have been commenced, against it or all or any portion of any Property or the  Improvements  thereon,  in which an  adjudication or appointment is made or order for relief is  entered,  or which  petition,  application  or proceeding remains  undismissed or unstayed for a period of sixty (60) days or more;  or (e) be the  subject of any  proceeding  under which all or any portion of any Property or the Improvements thereon or all or a substantial part  of its  other  assets  may  be  subject  to  seizure,  forfeiture  or divestiture;  or (f) by  any  act or  omission  indicate  its  consent  to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian,  receiver or trustee for all or any portion of any Property or the  Improvements  thereon or all or a  substantial  part of its  other  property;  or (g)  suffer  any  such custodianship,  receivership  or trusteeship  for all or any portion of any
     Property or the  Improvements  thereon or all or a substantial  part of its other property, to continue undischarged for a period of sixty (60) days or more; or

          (6) If one or more  judgments,  decrees or orders  for the  payment of money in excess of $10,000,000 in the aggregate  shall be rendered  against
     Borrower, TCI or any Mortgagor,  and any such judgments,  decrees or orders shall  continue  unsatisfied  and in effect  for a period  of  thirty  (30)
     consecutive days without being vacated, discharged,  satisfied or stayed or bonded pending appeal; or

          (7) If at any time any portion of Borrower's or any Mortgagor's assets constitute plan assets for ERISA purposes  (within the meaning of C.F.R.ss.
     2510.3-101);  or if any of the  following  events shall occur or exist with respect  to  Borrower,  any  Mortgagor  or any  ERISA  Affiliate:  (a)  any
     Prohibited  Transaction  involving any Plan; (b) any Reportable  Event with respect to any Plan; (c) the filing under Section 4041 of ERISA of a notice of intent to terminate  any Plan or the  termination  of any Plan;  (d) any event or circumstance  which might constitute grounds entitling the PBGC to institute  proceedings  under Section 4042 of ERISA for the termination of, or for the  appointment  of a  trustee  to  administer,  any  Plan,  or the institution by the PBGC of any such proceedings; or (e) complete or partial withdrawal under Section 4201 or 4204 of ERISA

                                       50

     from a Multiemployer Plan or the reorganization, insolvency, or termination of any  Multiemployer  Plan;  and in each  case  above,  if such  event  or conditions,  if any, could in the opinion of any Bank subject Borrower, any
     Mortgagor or any ERISA Affiliate to any tax, penalty, or other liability to a Plan,  Multiemployer  Plan,  the PBGC or  otherwise  (or any  combination thereof) which in the aggregate exceeds or may exceed $500,000; or

          (8) If at any time TCI is not a qualified real estate investment trust under Sections 856 through 860 of the Code or is not listed on the New York
     Stock Exchange or the American Stock Exchange; or

          (9) If at any time  Borrower  or any  Mortgagor  fails to operate as a real estate  operating  company for ERISA  purposes  (within the meaning of
     C.F.R.ss.2510.3-101); or

          (10) If The Taubman Company Limited Partnership,  the entity presently providing  property  management  and leasing  services for all the regional shopping  center  properties  in which  Borrower has an ownership  interest
     (other than the "value  center"  property known as Arizona Mills located in
     Tempe, Arizona),  shall discontinue providing such services for 25% or more of the regional  shopping center  properties then owned in whole or in part by Borrower; or

          (11) If any  Mortgage  shall at any time and for any  reason  cease to create a valid and perfected first priority Lien on the Mortgaged  Property purported to be subject thereto or to be in full force and effect; or shall be  declared  null and void;  or any party  thereto  shall deny any further liability or obligation thereunder; or

          (12) If there shall occur an "Event of Default" under any Mortgage (as such quoted term is defined in such Mortgage).

     SECTION  9.02.  Remedies.  If any  Event  of  Default  shall  occur  and be continuing,  Administrative  Agent shall, upon request of the Required Banks, by notice to Borrower,  (1) declare the outstanding principal balance of the Notes, all interest thereon, and all other amounts payable under this Agreement and the other Loan  Documents to be forthwith due and payable,  whereupon  such balance, all such  interest,  and all such amounts due under this Agreement and under the other Loan  Documents  shall  become and be forthwith  due and payable,  without presentment,  demand,  protest,  or further notice of any kind, all of which are hereby expressly waived by Borrower;  and/or (2) exercise any remedies  provided in any of the Loan Documents or by law.

                                   ARTICLE X

                   ADMINISTRATIVE AGENT; RELATIONS AMONG BANKS

     SECTION 10.01. Appointment,  Powers and Immunities of Administrative Agent.
Each Bank hereby irrevocably appoints and authorizes Administrative Agent to act as its agent hereunder and under any other Loan Document with such powers as are specifically  delegated to  Administrative  Agent by the terms of this Agreement and any other Loan  Document,  together with such other powers as are reasonably
incidental   thereto.   Administrative   Agent   shall   have   no   duties   or
responsibilities  except those  expressly  set forth in this  Agreement

                                       51

and any other Loan  Document or required by law, and shall not by reason of this
Agreement  be a  fiduciary  or trustee  for any Bank  except to the extent  that
Administrative  Agent acts as an agent with respect to the receipt or payment of funds (nor shall  Administrative  Agent have any fiduciary  duty to Borrower nor shall any Bank  have any  fiduciary  duty to  Borrower  or to any  other  Bank).
Administrative  Agent shall not be  responsible  to the Banks for any  recitals, statements,  representations  or  warranties  made by Borrower  or any  officer, partner or official of Borrower or any other Person  contained in this Agreement or any  other  Loan  Document,  or in  any  certificate  or  other  document  or instrument  referred  to or  provided  for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, legality, validity, effectiveness,  genuineness,  enforceability or sufficiency of this Agreement or any other Loan  Document  or any other  document  or  instrument  referred to or provided  for herein or  therein,  for the  perfection  or  priority of any Lien securing the  Obligations or for any failure by Borrower or any other obligor to perform any of its obligations hereunder or thereunder. Administrative Agent may employ agents and attorneys-in-fact  and shall not be responsible,  except as to money or securities  received by it or its authorized agents, for the negligence or  misconduct  of any such  agents  or  attorneys-in-fact  selected  by it with reasonable  care.  Neither  Administrative  Agent  nor  any  of  its  directors, officers,  employees  or agents  shall be liable or  responsible  for any action taken or  omitted  to be taken by it or them  hereunder  or under any other Loan
Document or in  connection  herewith or  therewith,  except for its or their own gross negligence or willful misconduct.  Borrower shall pay any fee agreed to by
Borrower  and  Administrative  Agent  with  respect  to  Administrative  Agent's services hereunder.

     SECTION 10.02. Reliance by Administrative Agent. Administrative Agent shall be  entitled  to rely  upon any  certification,  notice  or other  communication
(including any thereof by telephone, telex, telegram or cable) believed by it to be genuine  and  correct  and to have been signed or sent by or on behalf of the proper  Person or Persons,  and upon  advice and  statements  of legal  counsel, independent  accountants  and other experts  selected by  Administrative  Agent.
Administrative Agent may deem and treat each Bank as the holder of the Loan made by it for all purposes  hereof and shall not be required to deal with any Person who has acquired a Participation in any Loan or Participation from a Bank. As to any matters  not  expressly  provided  for by this  Agreement  or any other Loan
Document,  Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting,  hereunder in accordance with instructions  signed by the Required  Banks,  and such  instructions  of the  Required  Banks and any action taken or failure to act pursuant  thereto  shall be binding on all of the
Banks and any other holder of all or any portion of any Loan or Participation.

     SECTION 10.03.  Defaults.  Administrative Agent shall not be deemed to have knowledge of the  occurrence of a Default or Event of Default  (other than those relating to the payment of principal or interest)  unless  Administrative  Agent has received notice from a Bank or Borrower  specifying such Default or Event of
Default and stating that such notice is a "Notice of Default." In the event that
Administrative  Agent  receives such a notice of the  occurrence of a Default or
Event of Default,  Administrative  Agent shall give prompt notice thereof to the
Banks.  Administrative  Agent,  following  consultation  with the  Banks,  shall
(subject to Section  10.07) take such  action  with  respect to such  Default or
Event of  Default  which is  continuing,  or with  respect  to the  exercise  of remedies,  including with respect to realization on, or operation or disposition of, any Collateral,  as shall be directed by the Required Banks;  provided that, unless and until  Administrative  Agent  shall have  received  such  directions,

                                       52

Administrative  Agent may take such action,  or refrain from taking such action, with respect to such  Default or Event of Default as it shall deem  advisable in the best interest of the Banks; and provided further that  Administrative  Agent shall not send a notice of Default  or  acceleration  to  Borrower  without  the approval  of the  Required  Banks.  In no event  shall  Administrative  Agent be required to take any such action which it determines to be contrary to law.

     SECTION 10.04.  Rights of  Administrative  Agent as a Bank. With respect to its Loan  Commitment  and the Loan provided by it,  Administrative  Agent in its capacity as a Bank hereunder shall have the same rights and powers  hereunder as any  other  Bank and may  exercise  the same as  though  it were not  acting  as
Administrative  Agent, and the term "Bank" or "Banks" shall,  unless the context otherwise  indicates,  include  Administrative  Agent in its capacity as a Bank.
Administrative  Agent and its Affiliates may (without having to account therefor to any Bank)  accept  deposits  from,  lend money to (on a secured or  unsecured basis),  and generally  engage in any kind of banking,  trust or other  business with  Borrower  (and any  Affiliates  of  Borrower)  as if it were not acting as
Administrative Agent.

     SECTION   10.05.   Sharing  of  Costs  by  Banks;   Indemnification   of
Administrative  Agent.  Each Bank agrees to pay its ratable share,  based on the  respective  outstanding  principal  balances  under  its Note and the other
Notes,  of any expenses  incurred (and not paid or reimbursed by Borrower  after demand for payment is made by Administrative Agent) by or on behalf of the Banks in  connection  with  any  Default  or  Event  of  Default,  including,  without limitation,  costs of  enforcement of the Loan Documents and any advances to pay taxes or insurance premiums or otherwise to preserve the Lien of any Mortgage or to preserve or protect any Mortgaged Property.  In the event a Bank fails to pay its share of expenses as  aforesaid,  and all or a portion of such unpaid amount is paid by Administrative  Agent and/or one or more of the other Banks, then the defaulting  Bank shall reimburse  Administrative  Agent and/or the other Bank(s)
for the  portion of such unpaid  amount paid by it or them,  as the case may be, together  with  interest  thereon  at the Base Rate from the date of  payment by
Administrative Agent and/or the other Bank(s). In addition,  each Bank agrees to indemnify Administrative Agent (to the extent not reimbursed under Section 12.04 or under the other  applicable  provisions  of any Loan  Document,  but  without limiting  the  obligations  of  Borrower  under  Section  12.04  or  such  other provisions),  for its Pro Rata  Share of any and all  liabilities,  obligations, losses,  damages,  penalties,  actions,  judgments,  suits,  costs,  expenses or disbursements  of any  kind and  nature  whatsoever  which  may be  imposed  on, incurred by or asserted against  Administrative  Agent in any way relating to or arising out of this  Agreement,  any other Loan Document or any other  documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which Borrower is obligated to pay under Section 12.04 or under any other applicable provisions of any Loan  Document) or the  enforcement of any of the terms hereof or thereof or of any such other  documents or  instruments;  provided,  however,  that no Bank shall be liable for (1) any of the  foregoing  to the extent they arise from the gross negligence or willful  misconduct of the party to be indemnified,  (2) any loss of principal or interest with respect to Administrative Agent's Loan or (3)
any loss suffered by  Administrative  Agent in  connection  with a swap or other interest rate hedging arrangement entered into with Borrower.

     SECTION 10.06.  Non-Reliance on Administrative  Agent and Other Banks. Each
Bank agrees that it has,  independently  and without reliance on  Administrative
Agent or any

                                       53

other  Bank,  and  based on such  documents  and  information  as it has  deemed appropriate,  made its own  analysis  of the  Collateral  and of the  credit  of
Borrower and each  Mortgagor,  and its own decision to enter into this Agreement and that it will,  independently and without reliance upon Administrative  Agent or any other Bank, and based on such documents and  information as it shall deem appropriate  at the time,  continue to make its own  analysis  and  decisions in taking or not taking  action under this  Agreement  or any other Loan  Document.
Administrative  Agent shall not be  required  to keep itself  informed as to the performance  or observance by Borrower or any Mortgagor of this Agreement or any other Loan Document or any other document  referred to or provided for herein or therein  or to  inspect  the  properties  (including,  without  limitation,  any
Property) or books of Borrower or any Mortgagor. Except for notices, reports and other documents and information  expressly required to be furnished to the Banks by Administrative Agent hereunder,  Administrative Agent shall not have any duty or  responsibility  to  provide  any Bank with any  credit or other  information concerning  the  affairs,  financial  condition  or  business of  Borrower,  any
Mortgagor or any other  Affiliate of Borrower which may come into the possession of Administrative Agent or any of its Affiliates. Administrative Agent shall not be required to file this  Agreement,  any other Loan Document or any document or instrument  referred  to herein or  therein,  for record or give  notice of this
Agreement,  any other Loan  Document or any document or  instrument  referred to herein or therein, to anyone.

     SECTION 10.07.  Failure of  Administrative  Agent to Act. Except for action expressly required of Administrative Agent hereunder, Administrative Agent shall in all cases be fully  justified in failing or refusing to act hereunder  unless it shall have received further assurances (which may include cash collateral) of the  indemnification  obligations of the Banks under Section 10.05 in respect of any and all  liability  and  expense  which may be  incurred  by it by reason of taking or  continuing  to take any such action.  If any  indemnity  furnished to
Administrative  Agent for any purpose  shall,  in the opinion of  Administrative
Agent, be insufficient or become impaired,  Administrative Agent may call for an additional indemnity and cease, or not commence,  the action indemnified against until such additional indemnity is furnished.

     SECTION   10.08.   Resignation   or   Removal  of   Administrative   Agent.
Administrative  Agent hereby  agrees not to  unilaterally  resign  except in the event it becomes an Affected  Bank and is removed or replaced as a Bank pursuant
to  Section   3.07,   in  which  event  it  shall  have  the  right  to  resign.
Administrative  Agent may be removed  at any time with or  without  cause by the
Required  Banks,  provided  that  Borrower and the other Banks shall be promptly notified thereof. Upon any such resignation or removal, the Required Banks shall have the right to  appoint a  successor  Administrative  Agent  which  successor
Administrative  Agent,  so long as it is  reasonably  acceptable to the Required
Banks,  shall be that Bank then  having  the  greatest  Loan  Commitment.  If no successor  Administrative  Agent shall have been so  appointed  by the  Required
Banks and shall have accepted such appointment within thirty (30) days after the
Required Banks' removal of the retiring  Administrative Agent, then the retiring
Administrative   Agent  may,  on  behalf  of  the  Banks,  appoint  a  successor
Administrative Agent, which shall be one of the Banks. The Required Banks or the retiring Administrative Agent, as the case may be, shall upon the appointment of a  successor  Administrative  Agent  promptly so notify  Borrower  and the other
Banks. Upon the acceptance of any appointment as Administrative  Agent hereunder by a successor  Administrative Agent, such successor  Administrative Agent shall thereupon succeed to and become vested with all the rights,  powers,  privileges and duties of the retiring Administrative

                                       54

Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations  hereunder.  After any retiring  Administrative  Agent's removal hereunder  as  Administrative  Agent,  the  provisions  of this  Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

     SECTION  10.09.  Amendments  Concerning  Agency  Function.  Notwithstanding
anything to the contrary contained in this Agreement, Administrative Agent shall not be  bound by any  waiver,  amendment,  supplement  or  modification  of this
Agreement or any other Loan Document  which affects its duties,  rights,  and/or functions  hereunder or thereunder  unless it shall have given its prior written consent thereto.

     SECTION 10.10.  Liability of  Administrative  Agent.  Administrative  Agent
shall not have any liabilities or responsibilities to Borrower on account of the failure  of any Bank to  perform  its  obligations  hereunder  or to any Bank on account of the failure of Borrower to perform its obligations hereunder or under any other Loan Document.

     SECTION 10.11. Transfer of Agency Function. Without the consent of Borrower or any Bank,  Administrative Agent may at any time or from time to time transfer its functions as  Administrative  Agent hereunder to any of its offices wherever located in the United States,  provided that Administrative Agent shall promptly notify Borrower and the Banks thereof.

     SECTION 10.12.  Non-Receipt of Funds by Administrative  Agent  Adjustments.
(a) Unless  Administrative  Agent  shall  have  received  notice  from a Bank or
Borrower  (either one as  appropriate  being the  "Payor")  prior to the date on which such Bank is to make  payment  hereunder  to  Administrative  Agent of the proceeds of a Loan or Borrower is to make payment to  Administrative  Agent,  as the case may be (either such payment being a "Required  Payment"),  which notice shall be  effective  upon  receipt,  that the Payor  will not make the  Required
Payment in full to Administrative  Agent,  Administrative  Agent may assume that the Required Payment has been made in full to Administrative Agent on such date, and Administrative  Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption,  make the amount thereof  available to the intended  recipient on such date.  If and to the extent the Payor shall not have in fact so made  the  Required  Payment  in full to  Administrative  Agent,  the recipient  of such  payment  shall repay to  Administrative  Agent  forthwith on demand such amount made available to it together with interest thereon, for each day from the date such  amount was so made  available  by  Administrative  Agent until the date  Administrative  Agent recovers such amount, at the Federal Funds
Rate for three (3) Banking Days and thereafter at the Base Rate.

     (b) If,  after  Administrative  Agent  has paid  each  Bank's  share of any payment  received  or applied by  Administrative  Agent in respect of the Loans, that  payment  is  rescinded  or must  otherwise  be  returned  or paid  over by
Administrative  Agent,  whether  pursuant to any  bankruptcy or insolvency  Law, sharing of payments clause of any loan agreement or otherwise,  such Bank shall, at Administrative Agent's request,  promptly return its share of such payment or application to  Administrative  Agent,  together with such Bank's  proportionate share of any  interest or other  amount  required  to be paid by  Administrative
Agent with respect to such payment or  application.  In addition,  if a court of competent jurisdiction shall adjudge that any

                                       55

amount received and distributed by  Administrative  Agent is to be repaid,  each
Person to whom any such distribution  shall have been made shall either repay to
Administrative  Agent its share of the amount so  adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be  determined  by such court.

     SECTION 10.13.  Withholding Taxes. Each Bank represents that it is entitled to receive any payments to be made to it hereunder  without the  withholding  of any tax and will  furnish to  Administrative  Agent such forms,  certifications, statements and other documents as  Administrative  Agent or Borrower may request from time to time to evidence such Bank's  exemption from the withholding of any tax imposed by any jurisdiction or to enable Administrative Agent to comply with any  applicable  Laws  relating  thereto.  Without  limiting  the  effect of the foregoing,  if any Bank is not created or organized under the Laws of the United
States or any state thereof,  such Bank will furnish to  Administrative  Agent a
U.S.  Internal Revenue Service Form W-8ECI in respect of all payments to be made to such Bank by Borrower or  Administrative  Agent under this  Agreement  or any other Loan Document or a U.S. Internal Revenue Service Form W-8BEN  establishing such Bank's complete  exemption from United States withholding tax in respect of payments to be made to such Bank by Borrower or Administrative  Agent under this
Agreement  or any other  Loan  Document,  or such other  forms,  certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank's  exemption from the  withholding  of U.S. tax with respect  thereto.
Administrative  Agent shall not be obligated  to make any payments  hereunder to such Bank in respect of any Loan or Participation or such Bank's Loan Commitment or obligation to purchase Participations until such Bank shall have furnished to
Administrative Agent the requested form, certification, statement or document.

     SECTION 10.14. Pro Rata Treatment. Except to the extent otherwise provided, each  advance  of  proceeds  of the  Loans  shall be made by the  Banks  ratably according to the amounts of their respective Loan Commitments.

     SECTION  10.15.  Sharing of Payments  Among  Banks.  If a Bank shall obtain payment of any  principal  of or  interest  on any Loan made by it  through  the exercise of any right of setoff,  banker's lien,  counterclaim,  or by any other means  (including  direct  payment),  and  such  payment  results  in such  Bank receiving a greater payment than it would have been entitled to had such payment been paid directly to  Administrative  Agent for disbursement to the Banks, then such Bank shall promptly  purchase for cash from the other Banks  Participations in the  Loans  made by the other  Banks in such  amounts,  and make  such  other adjustments  from  time to time as  shall be  equitable  to the end that all the
Banks shall share  ratably  the benefit of such  payment.  To such end the Banks
shall  make  appropriate   adjustments   among  themselves  (by  the  resale  of
Participations sold or otherwise) if such payment is rescinded or must otherwise be restored.  Borrower agrees that any Bank so purchasing a Participation in the
Loans made by other  Banks may  exercise  all rights of setoff,  banker's  lien, counterclaim  or similar  rights  with  respect to such  Participation.  Nothing contained  herein  shall  require any Bank to  exercise  any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of Borrower.

     SECTION 10.16. Possession of Documents.  Each Bank shall keep possession of its own Note(s).  Administrative  Agent shall hold all the other Loan  Documents

                                       56

and related  documents  in its  possession  and  maintain  separate  records and
accounts   with  respect   thereto,   and  shall  permit  the  Banks  and  their
representatives  access at all reasonable  times to inspect such Loan Documents, related documents, records and accounts.

     SECTION 10.17. Minimum Commitment by Administrative Agent.  Notwithstanding
the provisions of Section 12.05,  Administrative  Agent agrees, so long as there exists no Event of Default,  to maintain a Loan  Commitment in an amount no less than  $15,000,000,  and further  agrees to hold and not to participate or assign any of such amount other than an assignment to a Federal  Reserve Bank or to the
Parent or a majority-owned subsidiary of Administrative Agent.

                                   ARTICLE XI

                              NATURE OF OBLIGATIONS

     SECTION 11.01.  Absolute and Unconditional  Obligations.  Borrower and each
Mortgagor  acknowledge and agree that their  obligations  and liabilities  under this  Agreement  and  under the  other  Loan  Documents  shall be  absolute  and unconditional  irrespective of (1) any lack of validity or enforceability of any of the Obligations,  any Loan Documents, or any agreement or instrument relating thereto,  (2) any change in the time,  manner or place of payment  of, or in any other term in respect of, all or any of the Obligations,  or any other amendment or waiver of or consent to any  departure  from any Loan  Documents or any other documents  or  instruments  executed  in  connection  with  or  related  to  the
Obligations,  (3) any exchange or release of any  Collateral,  or any release of any  other  Person  from  all  or  any  of the  Obligations  or  (4)  any  other circumstances  which might  otherwise  constitute a defense  available  to, or a discharge of, Borrower or any other Person in respect of the Obligations.

     The Obligations  shall not be conditioned or contingent upon the pursuit by any Bank or any other Person at any time of any right or remedy against Borrower or any other Person which may be or become  liable in respect of all or any part of the  Obligations or against any Collateral or guarantee  therefor or right of setoff with respect thereto.

     SECTION 11.02.  Non-Recourse.  (a) Notwithstanding anything to the contrary contained in this Agreement, in any of the other Loan Documents, or in any other instruments,  certificates,  documents or agreements executed in connection with the Loans (all of the  foregoing,  for  purposes  of this  Section,  hereinafter referred to,  individually and collectively,  as the "Relevant  Documents"),  no recourse  under or upon any  Obligation,  representation,  warranty,  promise or other matter whatsoever shall be had against any of the constituent  partners of
Borrower or their  successors  or assigns (said  constituent  partners and their successors and assigns,  for purposes of this Section,  hereinafter referred to, individually and collectively,  as the "TRG Partners"),  and each Bank expressly waives and releases,  on behalf of itself and its  successors  and assigns,  all right to assert any liability  whatsoever  under or with respect to the Relevant
Documents  against,  or to satisfy any claim or  obligation  arising  thereunder against,  any of the TRG  Partners  or out of any  assets  of the TRG  Partners, provided,  however,  that nothing in this Section shall be deemed to (1) release
Borrower from any personal  liability pursuant to, or from any of its respective obligations  under, the Relevant  Documents,  or from personal liability for its fraudulent  actions or  fraudulent  omissions,  (2) release any TRG Partner from personal

                                       57

liability for its or his own  fraudulent  actions or fraudulent  omissions,  (3)
constitute a waiver of any obligation  evidenced or secured by, or contained in, the Relevant  Documents or affect in any way the validity or  enforceability  of the Relevant Documents or (4) limit the right of Administrative Agent and/or the
Banks to proceed  against or realize upon all or any part of the  Collateral  or any and all of the  assets of  Borrower  (notwithstanding  the fact that the TRG
Partners have an ownership interest in Borrower and, thereby, an interest in the assets of  Borrower)  or to name  Borrower  (or, to the extent that the same are required by applicable law or are determined by a court to be necessary  parties in connection with an action or suit against  Borrower or all or any part of the
Collateral,  any of the TRG  Partners) as a party  defendant  in, and to enforce against all or any part of the Collateral and/or assets of Borrower any judgment obtained by Administrative Agent and/or the Banks with respect to, any action or suit under the Relevant  Documents so long as no judgment shall be taken (except to the extent taking a judgment is required by applicable law or determined by a court to be necessary to preserve  Administrative  Agent's  and/or Banks' rights against  Borrower or all or any part of the  Collateral,  but not  otherwise) or shall be enforced  against the TRG Partners,  their  successors and assigns,  or their assets.

     (b)  Notwithstanding  anything to the  contrary  contained  in the Relevant
Documents, no recourse under or upon any Obligation,  representation,  warranty, promise or other matter  whatsoever  shall be had against any of the constituent partners or members  (other than Borrower and, in such case,  only to the extent provided in paragraph (a) above) of any Mortgagor or their respective successors or assigns (said constituent partners or members (other than Borrower) and their respective  successors  and assigns,  for purposes of this Section,  hereinafter referred to,  individually and  collectively,  as the "Mortgagor  Partners") and each Bank expressly waives and releases,  on behalf of itself and its successors and assigns,  all right to assert any liability whatsoever under or with respect to the Relevant Documents against, or to satisfy any claim or obligation arising thereunder  against,  any of the Mortgagor  Partners or out of any assets of the
Mortgagor  Partners,  provided,  however,  that nothing in this Section shall be deemed to (1) release any Mortgagor from any personal  liability pursuant to, or from any of its respective  obligations under, the Relevant  Documents,  or from personal  liability  for its  fraudulent  actions or fraudulent  omissions,  (2)
release  any  Mortgagor  Partner  from  personal  liability  for  its or his own fraudulent  actions or  fraudulent  omissions,  (3)  constitute  a waiver of any obligation  evidenced or secured by, or contained in, the Relevant  Documents or affect in any way the validity or  enforceability  of the Relevant  Documents or
(4) limit the right of Administrative  Agent and/or the Banks to proceed against or realize upon all or any part of the  Collateral  or any and all of the assets of any Mortgagor  (notwithstanding  the fact that the Mortgagor Partners have an ownership interest in such Mortgagor and, thereby,  an interest in the assets of such  Mortgagor) or to name any  Mortgagor  (or, to the extent that the same are required by applicable law or are determined by a court to be necessary  parties in connection with an action or suit against  Borrower,  Mortgagor or all or any part of the Collateral,  any of the Mortgagor Partners) as a party defendant in, and to enforce  against all or any part of the  Collateral  and/or assets of any
Mortgagor any judgment  obtained by  Administrative  Agent and/or the Banks with respect  to,  any  action or suit  under the  Relevant  Documents  so long as no judgment  shall be taken  (except to the extent taking a judgment is required by
applicable   law  or   determined  by  a  court  to  be  necessary  to  preserve
Administrative  Agent's and/or Banks' rights against Borrower,  any Mortgagor or all or any part of the  Collateral,  but not  otherwise)  or  shall be  enforced against the Mortgagor Partners, their successors and assigns, or their assets.

                                       58

                                  ARTICLE XII

                                  MISCELLANEOUS

     SECTION 12.01.  Binding Effect of Request for Advance. By its acceptance of any advance of proceeds of the Loans  under this  Agreement,  Borrower  shall be bound in all  respects by the request  for  advance  submitted  on its behalf in connection  therewith  with the same force and effect as if Borrower  had itself executed  and  submitted  the request for advance and whether or not the request for advance is executed and/or submitted by an authorized person.

     SECTION 12.02.  Amendments and Waivers.  No amendment or material waiver of any  provision of this  Agreement or any other Loan  Document nor consent to any material  departure by Borrower,  any Mortgagor or any other obligor  therefrom, shall in any event be  effective  unless the same shall be in writing and signed by the Required Banks and,  solely for purposes of its  acknowledgment  thereof,
Administrative Agent, and then such waiver or consent shall be effective only in the specific  instance and for the specific  purpose for which given,  provided, however,  that no  amendment,  waiver or consent  shall,  unless in writing  and signed by all the Banks do any of the following: (1) reduce the principal of, or interest  on,  the  Notes or any fees due  hereunder  or any  other  amount  due hereunder or under any other Loan Document;  (2) postpone any date fixed for any payment of principal  of, or interest on, the Notes or any fees due hereunder or under any other Loan Document, or waive any default in the payment of principal, interest or any other amount due hereunder or under any other Loan Document; (3)
change the definition of Required Banks; (4) amend this Section, Section 2.19 or any other  provision  requiring  the consent or agreement of all the Banks;  (5)
waive any default under paragraph (5) of Section 9.01; (6) release any Mortgagor from its  obligations  under the Guaranty,  release any material  portion of the
Collateral,  or  subordinate  the  Banks'  Lien on any  material  portion of the
Collateral to a Lien to secure any Debt other than the Loans, other than, in any such case, in accordance with the provisions of Loan Documents;  or (7) increase the Total Loan  Commitment,  other than in  accordance  with Section  2.19.  Any advance of  proceeds of the Loans made prior to or without  the  fulfillment  by
Borrower of all of the  conditions  precedent  thereto,  whether or not known to
Administrative  Agent  and the  Banks,  shall  not  constitute  a waiver  of the requirement that all conditions,  including the non-performed conditions,  shall be  required  with  respect  to all future  advances.  No failure on the part of
Administrative  Agent or any Bank to exercise,  and no delay in exercising,  any right  hereunder  shall  operate as a waiver  thereof or  preclude  any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Except  to  the  extent  otherwise   provided  in  Section  2.19,  (1)  all
communications  from  Administrative  Agent to the Banks  requesting  the Banks'
determination,  consent,  approval or disapproval (x) shall be given in the form of a written  notice to each  Bank,  (y) shall be  accompanied  by or  include a description  or copy of the  matter  or thing as to  which  such  determination,
approval,   consent  or   disapproval   is  requested   and  (z)  shall  include
Administrative  Agent's recommended course of action or determination in respect thereof;  (2) each Bank shall reply  promptly,  but in any event within ten (10)
business  days (or five (5)  business  days  with  respect  to any  decision  to accelerate  or stop  acceleration  of the Loans)  after  receipt of the  request therefor by  Administrative  Agent (the "Bank Reply  Period");  and (3) unless a
Bank shall give written  notice to  Administrative  Agent that it objects to the recommendation or determination of

                                       59

Administrative  Agent (together with a written explanation of the reasons behind such objection) within the Bank Reply Period,  such Bank shall be deemed to have approved or consented to such recommendation or determination.

     SECTION 12.03. Usury. Anything herein to the contrary notwithstanding,  the obligations  of Borrower  under this Agreement and the Notes shall be subject to the  limitation  that  payments of interest  shall not be required to the extent that receipt thereof would be contrary to provisions of Law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank.

     SECTION  12.04.  Expenses;  Indemnification.  Borrower  agrees to reimburse
Administrative Agent on demand for all reasonable costs,  expenses,  and charges including,  without  limitation,  all reasonable  fees and charges of engineers, appraisers  and other  consultants  (provided such other  consultants  have been engaged with Borrower's consent, not to be unreasonably  withheld or delayed; it being  understood,  however,  that Borrower  shall have no such right of consent during the existence of an Event of Default) and external legal counsel incurred by  Administrative  Agent in connection  with the Loans and to reimburse each of the Banks for reasonable  legal costs,  expenses and charges incurred by each of the Banks in connection  with the  performance or enforcement of this Agreement, the Notes, or any other Loan Documents;  provided, however, that Borrower is not responsible  for costs,  expenses  and charges  incurred by the Bank  Parties in connection  with the day-to-day  administration  or the syndication of the Loans
(except as otherwise  provided in the Supplemental Fee Letter).  Borrower agrees to indemnify Administrative Agent and each Bank and their respective Affiliates, controlling  Persons,  directors,  officers,  employees  and  agents  (each,  an
"Indemnified  Party") from, and hold each of them harmless against,  any and all losses, liabilities,  claims, damages or expenses, joint or several, incurred by any of them arising out of or by reason of (x) any claims by brokers due to acts or  omissions  by  Borrower  or (y)  any  third-party  claims  relating  to this
Agreement,  the Loans,  the use of proceeds of the Loans, and the performance by
BAC (including as Administrative Agent) or any of its Affiliates of the services contemplated by this Agreement or the Supplemental Fee Letter, and Borrower will reimburse any Indemnified Party for any and all reasonable  expenses  (including reasonable  counsel fees and expenses) as they are incurred in  connection  with the  investigation of or preparation for or defense of any pending or threatened claim  or any  action  or  proceeding  arising  therefrom,  whether  or not such
Indemnified Party is a party and whether or not such claim, action or proceeding is  initiated  or  brought  to be by or on  behalf  of  Borrower  or  any of its
Affiliates and whether or not any of the transactions  contemplated hereby or by the  Supplemental  Fee  Letter are  consummated  or this  Agreement  or the Loan
Commitments  are  terminated.  Borrower  will not be liable under the  foregoing indemnification  provision to an Indemnified  Party to the extent that any loss, claim, damage,  liability or expense is found in a final non-appealable judgment by a court of competent  jurisdiction  to have  resulted  from such  Indemnified
Party's bad faith or gross negligence or breach of this Agreement.

     In any such action or  proceeding  Borrower  shall have the right to assume the defense thereof and select counsel  reasonably  acceptable to BAC; provided, however,  that in no event will such counsel,  without the prior written consent of BAC, not to be unreasonably withheld, be counsel to Borrower or to any of its
Affiliates.

                                       60

     Borrower  also agrees that no  Indemnified  Party shall have any  liability
(whether  direct or indirect,  in contract or tort or  otherwise) to Borrower or its creditors related to or arising out of or in connection with this Agreement, the Supplemental Fee Letter, the Loans, the use of proceeds of the Loans, any of the  transactions  contemplated  hereby or by the Supplemental Fee Letter or any related  transaction  or the  performance  by BAC  (including as  Administrative
Agent) or any of its Affiliates of the services  contemplated  by this Agreement or the  Supplemental  Fee  Letter,  except to the extent  that any loss,  claim, damage or  liability is found in a final  non-appealable  judgment by a court of competent  jurisdiction to have resulted from such Indemnified Party's bad faith or gross negligence or breach of this Agreement.

     Borrower agrees that, without BAC's prior written consent,  which shall not be unreasonably withheld, Borrower will not settle, compromise or consent to the entry of any judgment in any pending or threatened  claim,  action or proceeding in  respect  of which  indemnification  has been or could be  sought  under  the indemnification  provisions of this  Agreement  (whether or not BAC or any other
Indemnified  Party is an  actual or  potential  party to such  claim,  action or proceeding),  unless such  settlement,  compromise  or consent  (i)  includes an unconditional written release, in form and substance reasonably  satisfactory to the Indemnified  Parties,  of each Indemnified  Party from all liability arising out of such claim,  action or proceeding and (ii) does not include any statement as to an  admission of fault,  culpability  or failure to act by or on behalf of any Indemnified Party.

     No Indemnified  Party shall,  without the prior consent of Borrower (not to be  unreasonably  withheld or delayed)  settle or compromise any action or claim for which indemnity has been or could be sought hereunder.

     If (a) an  Indemnified  Party is  requested  to appear as a witness  in any action  brought by or on behalf of Borrower or any of its  Affiliates  or (b) an
Indemnified  Party is  required  to appear as a witness  in any  action  brought against Borrower or any of Affiliates, in either case, in which such Indemnified
Party is not named as a defendant, Borrower agrees to reimburse such Indemnified
Party  for all  reasonable  expenses  incurred  by it in  connection  with  such
Indemnified  Party's  appearing  and  preparing  to  appear  as such a  witness, including,  without  limitation,  the reasonable fees and  disbursements  of its legal  counsel,  and to  compensate  such  Indemnified  Party in an amount to be reasonable and mutually agreed upon.

     The  obligations of Borrower under this Section and under Article III shall survive the repayment of all amounts due under or in connection  with any of the
Loan Documents and the termination of the Loans.

     SECTION 12.05. Assignment;  Participation.  This Agreement shall be binding upon, and shall inure to the benefit of,  Borrower,  Administrative  Agent,  the
Banks and their respective  successors and permitted  assigns.  Borrower may not assign or transfer its rights or obligations hereunder.

     Any Bank may at any time grant to one or more  banks or other  institutions
(each,  a   "Participant")   participating   interests  in  its  Loan  (each,  a
"Participation")  subject,  provided  there  exists  no  Event  of  Default,  to
Borrower's consent, which consent shall not be unreasonably withheld or delayed.
In the  event of any such  grant by a Bank of a  Participation,  whether  or not

                                       61

Borrower  or  Administrative  Agent was given  notice,  such Bank  shall  remain responsible for the performance of its obligations  hereunder,  and Borrower and
Administrative  Agent shall  continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations  hereunder.  Any agreement pursuant to which any Bank may grant a  Participation  shall  provide  that such
Bank shall retain the sole right and  responsibility  to enforce the obligations of Borrower  hereunder  and under any other Loan  Document,  including,  without limitation,  the right to approve any amendment,  modification  or waiver of any provision of this Agreement or any other Loan Document;  provided, however, that such  participation  agreement  may provide that such Bank will not agree to any modification,  amendment  or waiver  described in clauses (1) through (6) in the first paragraph of Section 12.02 without the consent of the Participant.

     Any Bank may at any time assign to any bank or other  institution  with the consent,  provided there exists no Event of Default, of Administrative Agent and of Borrower,  which consents shall not be unreasonably withheld or delayed (such assignee, a "Consented Assignee"), or to one or more banks or other institutions which are majority owned subsidiaries of a Bank or to the Parent of a Bank or to a Related Entity (each  Consented  Assignee,  subsidiary  bank or institution or
Related  Entity,  an  "Assignee")  all, or a  proportionate  part of all, of its rights and obligations  under this Agreement and its Note(s),  and such Assignee shall assume rights and  obligations,  pursuant to an Assignment  and Assumption
Agreement  executed by such Assignee and the assigning  Bank,  provided that, in each  case,  after  giving  effect  to  such  assignment,  the  Assignee's  Loan
Commitment,  and, in the case of a partial assignment, the assigning Bank's Loan
Commitment, each will be equal to or greater than $5,000,000. Upon (i) execution and delivery of such instrument, (ii) payment by such Assignee to the Bank of an amount equal to the purchase price agreed between the Bank and such Assignee and
(iii)  at   Administrative   Agent's   option,   payment  by  such  Assignee  to
Administrative  Agent of a fee, for Administrative  Agent's own account,  in the amount of $3,500,  on account of  Administrative  Agent's  fees and  expenses in connection  with such  assignment,  such Assignee  shall be a Bank Party to this
Agreement and shall have all the rights and  obligations  of a Bank as set forth in such  Assignment  and Assumption  Agreement,  and the assigning Bank shall be released  from its  obligations  hereunder  to a  corresponding  extent,  and no further consent or action by any party shall be required.  Upon the consummation of any assignment  pursuant to this paragraph,  substitute Notes shall be issued to the  assigning  Bank (in the case of a partial  assignment)  and  Assignee by
Borrower,  in exchange for the return of the original  Note(s).  The obligations evidenced  by such  substitute  Notes  shall  constitute  "Obligations"  for all purposes of this  Agreement and the other Loan Documents and shall be secured by the Mortgages.  In connection with Borrower's  execution of substitute  Notes as aforesaid,  Borrower shall deliver to Administrative  Agent such evidence of the due  authorization,  execution  and  delivery  of the  substitute  Notes and any related  documents  as  Administrative  Agent  may  reasonably  request.  If the
Assignee  is not  incorporated  under the Laws of the  United  States or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder  for  its  account,  deliver  to  Borrower  and  Administrative  Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 10.13.

     Any Bank may at any time  freely  assign  all or any  portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

                                       62

     Borrower   recognizes   that  in  connection   with  a  Bank's  selling  of
Participations  or making of assignments,  any or all  documentation,  financial statements,  appraisals and other data, or copies thereof,  relevant to Borrower or the  Loans  may be  exhibited  to and  retained  by any such  Participant  or
Assignee or prospective Participant or Assignee. In addition, such documentation etc. may be exhibited to and retained by  Affiliates  of a Bank.  In  connection with a Bank's  delivery of any financial  statements  and appraisals to any such
Participant or Assignee or prospective  Participant or Assignee, such Bank shall also deliver its standard confidentiality statement indicating that the same are delivered on a  confidential  basis.  Borrower  agrees to provide all assistance reasonably  requested  by a Bank to enable such Bank to sell  Participations  or make  assignments of its Loan as permitted by this Section.  Each Bank agrees to provide Borrower with notice of all Participations sold by such Bank.

     SECTION 12.06.  Addition and Release of Properties.  (a) (a) Subject to the
conditions set forth below in this Section, Borrower shall have the right to (1)
cause a  shopping  center  property  that is  wholly  owned by a Person in which
Borrower  owns,  directly  or  indirectly,  a 100%  beneficial  and  controlling interest  and that is approved by all of the Banks,  in their sole and  absolute discretion, to be encumbered by a Mortgage and thereby become a Property and (2)
obtain the  release of a Property  (other than  Twelve  Oaks) from the  Mortgage encumbering such Property, each such addition or release of a Property to effect an immediate  change in the  computations  of compliance  with the covenants set forth in Section 8.01 (based on the financial results of the most recently ended calendar quarter for which financial results are required hereunder to have been reported by  Borrower,  as  adjusted  (if  applicable)  by all  acquisitions  or
Dispositions of assets subsequent to the end of such quarter as required by this
Agreement  and taking into account the effects of the addition or release of the
Property).

     (b) The  addition of a property as a Property  shall only be in  connection with an increase in the Total Loan  Commitment  as provided in Section  2.19 and shall be subject to the satisfaction of the following conditions:

          (i) There shall exist no Event of Default;

          (ii)  Administrative  Agent shall have received (x) a mortgage/deed of trust  of the  Property  to  secure  the  payment  and  performance  of the
     Obligations,  duly  executed  by the  owner  thereof  and  recorded  in the appropriate land records, together with executed financing statements under the  Uniform  Commercial  Code of all  jurisdictions  necessary  or, in the opinion of  Administrative  Agent,  desirable  to  perfect  the lien on the personal property created by said  mortgage/deed of trust, (y) an indemnity agreement regarding Hazardous Materials, duly executed by Borrower and said owner and (z) a guaranty of payment of Borrower's obligations hereunder and under the Notes,  duly executed by said owner (each such  mortgage/deed  of trust,  indemnity  and  guaranty  to be  substantially  in the  form of the
     Mortgages,   Indemnities  and  Guaranty  with  respect  to  the  Properties initially  given as  security  for the  Loans  but  with  such  changes  as
     Administrative Agent reasonably deems necessary or advantageous under local law or in connection with the particular Property);

                                       63

          (iii)   Each   of   the   Property-related    and    Mortgagor-related
     representations  and warranties  set forth in this Agreement  shall be true and correct in all material  respects  with respect to the Property and the owner thereof;

          (iv)  The  proposed  Property  shall  not be  suffering  any  material casualty  and no  eminent  domain  proceedings  material  to  the  proposed
     Property shall have been commenced (or  threatened)  with respect to all or any part thereof;

          (v)  Administrative  Agent shall have received an operating  statement with respect to the proposed  Property for the most recent  Fiscal Year and for the most recently  ended  calendar  quarter,  and such other  financial information  regarding  the  proposed  Property  and the owner  thereof  as
     Administrative Agent may reasonably request;

          (vi)  Administrative  Agent shall have  received (x) each of the items listed in  paragraphs  (5) through (15) of Section 4.01 with respect to the proposed Property,  (y) documents with respect to the owner of the proposed
     Property of the sort required by paragraphs  (15),  (16),  (17), (18), (19)
     and (20) of Section 4.01 and (z) such  endorsements  to the title insurance policies  insuring the Mortgages as  Administrative  Agent shall reasonably require;

          (vii)  Administrative  Agent shall have received a certificate  of the sort required by clause (b) of paragraph  (3) of Section 6.09,  which shall demonstrate  Borrower's  compliance,  as of the date of the addition of the proposed Property as a Property (based on the financial results of the most recently ended calendar  quarter for which  financial  results are required hereunder to have been reported by Borrower, as adjusted (if applicable) by all  acquisitions or  Dispositions of assets  subsequent to the end of such quarter as required by this  Agreement and taking into account the addition of the proposed Property) with the covenants of Borrower enumerated in said clause (b);

          (viii)  Administrative Agent shall have received such other documents,
     opinions   (including  opinions  of  counsel)  and  assurances  as  it  may reasonably request; and

          (ix)   Administrative   Agent  shall  have  received  payment  of  its
     reasonable  out-of-pocket  expenses in connection  with the addition of the proposed Property, including reasonable fees and expenses of counsel.

     (c) The release of any Property shall only be in connection with Borrower's sale,  exchange or other disposition or refinancing thereof and shall be subject to the satisfaction of the following conditions:

          (i) There shall exist no Default or Event of Default;

          (ii) Administrative Agent shall have received at least forty-five (45)
     days' prior notice of the date of the proposed release;

          (iii)   Administrative  Agent  shall  have  received  and  approved  a certificate  of the sort required by clause (b) of paragraph (3) of Section
     6.09, which shall demonstrate Borrower's  compliance,  as of the end of the most  recently  ended  calendar  quarter  for

                                       64

     which  financial  results are required  hereunder to have been  reported by
     Borrower  (and taking into account the release of the  Property),  with the covenants of Borrower enumerated in said clause (b) (if necessary, Borrower may make a payment in reduction of the outstanding principal balance of the
     Notes in an amount such that said covenants are complied with);

          (iv) The Total  Loan  Commitment  does not  exceed  65% of the "as is"
     value of the relevant  Mortgagor's  respective interests in the Property or
     Properties  which will remain as security for the Loans,  as evidenced,  at the  option  of the  Required  Banks,  by an  update  to  the  appraisal(s)
     delivered pursuant to paragraph (7) of Section 4.01 or subparagraph (b)(vi)
     of this Section,  as the case may be, which updated  appraisal(s)  shall be commissioned  by  Administrative  Agent at Borrower's  expense and shall be satisfactory to the Required Banks; and

          (v)   Administrative   Agent  shall  have  received   payment  of  its
     out-of-pocket   expenses  in  connection   with  such  release,   including
     reasonable fees and expenses of counsel.

     Upon the release of a Property as aforesaid,  the relevant  Mortgagor shall be released and discharged automatically from its obligations under the Guaranty and under the Indemnity executed by it, and Administrative Agent shall deliver a letter to such Mortgagor confirming said release and discharge.

     SECTION 12.07. Documentation Satisfactory.  All documentation required from or to be submitted on behalf of Borrower in connection  with this  Agreement and the documents  relating hereto shall be subject to the prior approval of, and be satisfactory in form and substance to,  Administrative  Agent,  its counsel and, where  specifically  provided  herein,  the Banks.  In addition,  the persons or parties  responsible  for the execution and delivery of, and signatories to, all of such  documentation,  shall be acceptable to, and subject to the approval of,
Administrative Agent and its counsel and the Banks.

     SECTION 12.08.  Notices,  Etc. Except as expressly provided otherwise,  all notices,  demands,  consents,  approvals  and  statements  required or permitted hereunder  shall be in  writing  and shall be  deemed to have been  sufficiently given or served for all purposes when presented personally, three (3) days after mailing by registered or certified mail,  postage prepaid,  or one (1) day after delivery to a nationally recognized overnight courier service providing evidence of the date of delivery,  addressed  to a party at its address on the  signature page hereof or of the applicable Assignment and Assumption Agreement, or at such other  address of which a party shall have notified the party giving such notice in writing in accordance with the foregoing requirements.

     SECTION 12.09. Setoff. In addition to (and without limitation of) any right of setoff,  bankers' lien or  counterclaim a Bank may otherwise  have, each Bank shall be entitled,  but only with the prior  consent of the Required  Banks,  to offset balances (general or special, time or demand,  provisional or final) held by it for the account of Borrower at any of such Bank's  offices,  in Dollars or in any other currency, against any amount payable by Borrower to such Bank under this  Agreement or such Bank's Notes,  or any other Loan  Document  which is not paid

                                       65

when due  (regardless  of whether such  balances are then due to  Borrower),  in which case it shall promptly notify Borrower and  Administrative  Agent thereof;
provided  that such  Bank's  failure  to give such  notice  shall not affect the validity  thereof.  Payments  by  Borrower  hereunder  or under the  other  Loan
Documents shall be made without setoff or counterclaim.

     SECTION  12.10.Gross-Up for Taxes. All payments made by Borrower under this
Agreement  and the Notes shall be made free and clear of, and without  deduction or  withholding  for or on account  of, any present or future  income,  stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or  hereafter  imposed,  levied,  collected,  withheld  or  assessed  by any
Governmental  Authority,  excluding  income  taxes and  franchise or other taxes
(imposed in lieu of income taxes)  imposed on a Bank as a result of a present or former  connection  between such Bank and the  jurisdiction of the  Governmental
Authority  imposing such tax or any political  subdivision  or taxing  authority thereof or therein  (other  than any such  connection  arising  solely from such
Bank's having  executed,  delivered or performed its  obligations  or received a
payment  under,  or  enforced,   this  Agreement  or  its  Note).  If  any  such
non-excluded  taxes,  levies,  imposts,  duties,  charges,  fees,  deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to such Bank hereunder or under its Note, the amounts so payable to such
Bank shall be  increased  to the extent  necessary  to yield to such Bank (after payment of all  Non-Excluded  Taxes)  interest or any such other amounts payable with  respect  to its Loan at the  rates  or in the  amounts  specified  in this
Agreement and its Note; provided,  however,  that Borrower shall not be required to increase any such amounts  payable to such Bank if such Bank is not organized under the Laws of the United  States or a state  thereof  and such Bank fails to comply with the requirements of Section 10.13.  Whenever any Non-Excluded  Taxes
are payable by Borrower,  as promptly as possible thereafter Borrower shall send to  Administrative  Agent for the  account of such Bank a  certified  copy of an original  official  receipt  received by Borrower  showing payment  thereof.  If
Borrower fails to pay any Non-Excluded  Taxes when due to the appropriate taxing authority or fails to remit to  Administrative  Agent the  required  receipts or other required documentary evidence,  Borrower shall indemnify such Bank for any incremental taxes, interest or penalties that may become payable by such Bank as a result of any such failure.  The  agreements in this Section shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

     SECTION 12.11. Twelve Oaks Partial Releases. Provided there exists no Event of  Default,  Administrative  Agent  shall  release  the  lien  of the  Mortgage encumbering  Twelve Oaks from  portions of the  unimproved  parcel  described as
Parcel D (the "Lake Parcel") in Schedule A to such  Mortgage,  such parcel being the only  portion of the Twelve Oaks  premises  located  outside of the shopping center's "ring road" (each such portion,  a "Release Parcel") in connection with
TOLLC's simultaneous conveyance thereof;  provided,  however, that no portion of the lake located on the Lake Parcel shall be released.  All such releases  shall be subject, in each case, to Administrative Agent's receipt of (A) evidence that the balance of the Twelve Oaks premises constitutes one or more separate tax and zoning lots and an endorsement to the title  insurance  policy for said Mortgage insuring  that the lien thereof will not be impaired by virtue of the release of the  Release  Parcel,  (B)  a  current  survey  of  the  Twelve  Oaks  premises, specifically  delineating (by metes and bounds) the Release Parcel, certified to
Administrative Agent and the Title Insurer, (C) evidence that the Release Parcel is not necessary for the operation,  maintenance (including, but not limited to, drainage from and water supply to the Twelve Oaks premises) of

                                       66

and access to the Twelve Oaks Premises,  (D) such other documents,  opinions and assurances as Administrative  Agent may reasonably request (all of the foregoing items (A) through (D) to be received by Administrative  Agent at least seven (7)
business  days  prior  to the  proposed  release  and be in form  and  substance
reasonably   satisfactory   to   Administrative   Agent)  and  (E)   payment  of
Administrative Agent's out-of-pocket  expenses,  including the fees and expenses of counsel, in connection with the foregoing transactions.

     SECTION 12.12. Table of Contents;  Headings.  Any table of contents and the headings and captions  hereunder are for  convenience  only and shall not affect the interpretation or construction of this Agreement.

     SECTION 12.13. Severability.  The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction,  be ineffective to the extent of such invalidity
or   unenforceability   without  in  any  manner   affecting   the  validity  or
enforceability  thereof in any other  jurisdiction  or the remaining  provisions hereof in any jurisdiction.

     SECTION 12.14.  Counterparts.  This Agreement may be executed in any number of  counterparts,  all of which taken together shall constitute one and the same instrument,  and any party hereto may execute this Agreement by signing any such counterpart.

     SECTION 12.15. Integration.  The Loan Documents and Supplemental Fee Letter
set  forth the  entire  agreement  among  the  parties  hereto  relating  to the transactions  contemplated  thereby  and  supersede  any prior  oral or  written statements or agreements with respect to such transactions.

     SECTION  12.16.  Governing  Law. This  Agreement  shall be governed by, and interpreted, construed and enforced in accordance with, the Laws of the State of
New York (without giving effect to New York's principles of conflicts of law).

     SECTION 12.17.  Waivers. In connection with the obligations and liabilities as aforesaid,  Borrower hereby waives: (1) promptness and diligence;  (2) notice of any  actions  taken by any Bank Party  under this  Agreement,  any other Loan
Document or any other agreement or instrument  relating hereto or thereto except to the extent  otherwise  provided  herein;  (3) all other notices,  demands and protests,  and all  other  formalities  of  every  kind in  connection  with the enforcement of the  Obligations,  the omission of or delay in which, but for the provisions of this Section,  might constitute  grounds for relieving Borrower of its  obligations  hereunder;  (4) any  requirement  that any Bank Party protect, secure,  perfect or insure any Lien on any  Collateral  or exhaust  any right or take any action against  Borrower or any other Person or against any Collateral;
(5) any right or claim of right to cause a marshalling of the assets of Borrower or any Mortgagor;  and (6) all rights of subrogation  or  contribution,  whether arising by contract or operation of law (including, without limitation, any such right  arising  under the Federal  Bankruptcy  Code) or  otherwise  by reason of payment by Borrower, either jointly or severally,  pursuant to this Agreement or any other Loan Document.

                                       67

     SECTION 12.18. JURISDICTION; IMMUNITIES. BORROWER, ADMINISTRATIVE AGENT AND
EACH BANK HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE OR
UNITED  STATES  FEDERAL  COURT  SITTING  IN NEW YORK  CITY  OVER ANY  ACTION  OR
PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT,  THE NOTES OR ANY OTHER
LOAN DOCUMENT.  BORROWER,  ADMINISTRATIVE AGENT, AND EACH BANK IRREVOCABLY AGREE
THAT ALL  CLAIMS  IN  RESPECT  OF SUCH  ACTION  OR  PROCEEDING  MAY BE HEARD AND
DETERMINED  IN SUCH NEW YORK STATE OR UNITED  STATES  FEDERAL  COURT.  BORROWER,
ADMINISTRATIVE  AGENT, AND EACH BANK  IRREVOCABLY  CONSENT TO THE SERVICE OF ANY
AND ALL  PROCESS IN ANY SUCH  ACTION OR  PROCEEDING  BY THE MAILING OF COPIES OF
SUCH PROCESS TO BORROWER, ADMINISTRATIVE AGENT OR EACH BANK, AS THE CASE MAY BE,
AT THE ADDRESSES SPECIFIED HEREIN. BORROWER,  ADMINISTRATIVE AGENT AND EACH BANK
AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE
AND MAY BE ENFORCED  IN OTHER  JURISDICTIONS  BY SUIT ON THE  JUDGMENT OR IN ANY
OTHER  MANNER  PROVIDED  BY LAW.  BORROWER,  ADMINISTRATIVE  AGENT AND EACH BANK
FURTHER  WAIVE ANY OBJECTION TO VENUE IN THE STATE OF NEW YORK AND ANY OBJECTION
TO AN  ACTION OR  PROCEEDING  IN THE STATE OF NEW YORK ON THE BASIS OF FORUM NON
CONVENIENS.  BORROWER,  ADMINISTRATIVE AGENT AND EACH BANK AGREE THAT ANY ACTION
OR PROCEEDING BROUGHT AGAINST BORROWER, ADMINISTRATIVE AGENT OR ANY BANK, AS THE
CASE MAY BE, SHALL BE BROUGHT ONLY IN A NEW YORK STATE COURT SITTING IN NEW YORK
CITY OR A UNITED STATES FEDERAL COURT SITTING IN NEW YORK CITY.

     Nothing in this Section shall affect the right of Borrower,  Administrative
Agent or any Bank to serve legal process in any other manner permitted by law.

     To the  extent  that  Borrower,  Administrative  Agent or any Bank  have or hereafter  may acquire any immunity from  jurisdiction  of any court or from any legal  process  (whether from service or notice,  attachment  prior to judgment, attachment in aid of execution,  execution or otherwise)  with respect to itself or its property, Borrower, Administrative Agent and each Bank hereby irrevocably waive such  immunity in respect of its  obligations  under this  Agreement,  the
Notes and any other Loan Document.

     BORROWER,  ADMINISTRATIVE  AGENT  AND EACH BANK  WAIVE ANY RIGHT  EACH SUCH
PARTY MAY HAVE TO JURY TRIAL IN CONNECTION  WITH ANY SUIT,  ACTION OR PROCEEDING
BROUGHT WITH  RESPECT TO THIS  AGREEMENT,  THE NOTES OR THE LOANS.  IN ADDITION,
BORROWER  HEREBY  WAIVES,  IN  CONNECTION  WITH ANY SUIT,  ACTION OR  PROCEEDING
BROUGHT  BY  ADMINISTRATIVE  AGENT OR THE BANKS WITH  RESPECT TO THE NOTES,  ANY
RIGHT BORROWER MAY HAVE TO (1) INTERPOSE ANY COUNTERCLAIM  THEREIN (OTHER THAN A
COUNTERCLAIM  THAT IF NOT BROUGHT IN THE SUIT,  ACTION OR PROCEEDING  BROUGHT BY
ADMINISTRATIVE  AGENT OR THE BANKS  COULD NOT BE  BROUGHT  IN A  SEPARATE  SUIT,
ACTION OR PROCEEDING OR WOULD BE SUBJECT TO DISMISSAL OR SIMILAR DISPOSITION FOR
FAILURE TO HAVE BEEN

                                       68

ASSERTED IN SUCH SUIT, ACTION OR PROCEEDING  BROUGHT BY ADMINISTRATIVE  AGENT OR
THE BANKS) OR (2) HAVE THE SAME  CONSOLIDATED  WITH ANY OTHER OR SEPARATE  SUIT,
ACTION OR  PROCEEDING.  NOTHING  HEREIN  CONTAINED  SHALL  PREVENT  OR  PROHIBIT
BORROWER   FROM   INSTITUTING   OR   MAINTAINING  A  SEPARATE   ACTION   AGAINST
ADMINISTRATIVE AGENT OR THE BANKS WITH RESPECT TO ANY ASSERTED CLAIM.

                  [Remainder of page intentionally left blank.]

                                       69

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly executed and delivered as of the day and year first above written.

                                     THE TAUBMAN REALTY GROUP LIMITED
                                     PARTNERSHIP, a Delaware limited partnership

                                     By /s/ Steven E. Eder
                                       -----------------------------------------
                                       Steven E. Eder,
                                       its authorized signatory

                                     Address for notices:

                                     c/o The Taubman Company Limited Partnership
                                     200 East Long Lake Road - Suite 300
                                     Bloomfield Hills, Michigan 48304
                                     Attention:        Mr. Steven E. Eder

                                     with copy to:

                                     Miro Weiner & Kramer
                                     38500 Woodward Avenue
                                     Suite 100
                                     Bloomfield Hills, Michigan 48304
                                     Attention:        Martin L. Katz, Esq.

                                       70

                                     BANK OF AMERICA, N.A.
                                     (as Administrative Agent)

                                     By /s/ Ronald B. Phemister
                                       -----------------------------------------
                                       Name:  Ronald B. Phemister
                                       Title: Principal

                                     Address for notices:

                                     Bank of America, N.A.
                                     231 South LaSalle Street, 12th Floor
                                     Chicago, Illinois 60697
                                     Mail Code:  IL1-231-12-18
                                     Attention:  Ronald Phemister
                                     Telephone:        (312) 828-3974
                                     Facsimile:        (312) 974-4970

                                     with copies to:

                                     Bank of America, N.A.
                                     700 Louisiana Street, 5th Floor
                                     Houston, Texas 77002
                                     Mail Code:  TX4-213-05-06
                                     Attention:        Cynthia C. Sanford
                                     Telephone:        (713) 247-7093
                                     Facsimile:        (713) 247-6124

                                                 and

                                     Bank of America, N.A.
                                     231 South LaSalle Street, 12th Floor
                                     Chicago, Illinois 60697
                                     Mail Code:  IL1-231-12-18
                                     Attention:  Real Estate Loan Administration
                                     Telephone:        (312) 828-8668
                                     Facsimile:        (312) 828-2838

                                     Administrative Agent's Office:

                                     Bank of America, N.A.
                                     231 South LaSalle Street, 12th Floor
                                     Chicago, Illinois 60697
                                     Mail Code:  IL1-231-12-18
                                     Attention:  Real Estate Loan Administration
                                     Telephone:        (312) 828-8668
                                     Facsimile:        (312) 828-2838

                                       71

                                     BANK OF AMERICA, N.A.
                                     (as a Bank)

                                     By /s/ Ronald B. Phemister
                                       -----------------------------------------
                                       Name:  Ronald B. Phemister
                                       Title: Principal

                                     Address for notices:

                                     Bank of America, N.A.
                                     231 South LaSalle Street, 12th Floor
                                     Mail Code IL1-231-12-18
                                     Chicago, Illinois 60697
                                     Attention:  Ronald Phemister
                                     Telephone:  (312) 828-3974
                                     Facsimile:   (312) 974-4970

                                     with copies to:

                                     Bank of America, N.A.
                                     700 Louisiana Street, 5th Floor
                                     Houston, Texas 77002
                                     Mail Code:  TX4-213-05-06
                                     Attention:        Cynthia C. Sanford
                                     Telephone:        (713) 247-7093
                                     Facsimile:        (713) 247-6124

                                                 and

                                     Dewey Ballantine LLP
                                     1301 Avenue of the Americas
                                     New York, New York 10019-6092
                                     Attention:        George C. Weiss, Esq.

                                     Applicable Lending Office:

                                     Bank of America, N.A.
                                     231 South LaSalle Street, 12th Floor
                                     Mail Code IL1-231-12-18
                                     Chicago, Illinois 60697

                                       72

                                     PNC BANK, NATIONAL ASSOCIATION

                                     By /s/ Louis A. Stempkowski
                                       -----------------------------------------
                                       Name:  Louis A. Stempkowski
                                       Title: Vice President

                              Address for notices and Applicable Lending Office:

                                     PNC Bank, National Association
                                     1 PNC Plaza
                                     249 Fifth Avenue
                                     P1-POPP-19-2
                                     Pittsburgh, Pennsylvania 15222
                                     Attention:        Real Estate Finance
                                     Telephone:        (412) 762-5619
                                     Facsimile:        (412) 762-6500

                                     COMERICA BANK

                                     By /s/ Kristine L. Vigliotti
                                       -----------------------------------------
                                       Name:  Kristine L. Vigliotti
                                       Title: Vice President

                              Address for notices and Applicable Lending Office:

                                     Comerica Bank
                                     Comerica Tower at Detroit Center
                                     500 Woodward Avenue - 9th Floor
                                     Mail Code:  3270
                                     Detroit, Michigan 48226-3270
                                     Attention:        Kristine Vigliotti
                                     Telephone:        (313) 222-3648
                                     Facsimile:        (313) 222-3330

                                       73

                                     FLEET NATIONAL BANK

                                     By /s/ Margaret A. Mulcahy
                                       -----------------------------------------
                                       Name:  Margaret A. Mulcahy
                                       Title: Senior Vice President

                              Address for notices and Applicable Lending Office:

                                     Fleet National Bank
                                     100 Federal Street
                                     Mail Stop:  MA-DE-10009A
                                     Boston, Massachusetts 02110
                                     Attention:        Margaret A. Mulcahy
                                     Telephone:        (617) 434-6355
                                     Facsimile:        (617) 434-6384

                                     BAYERISCHE HYPO- UND
                                      VEREINSBANK AG, NEW YORK BRANCH

                                     By /s/ Christine Elcik
                                       -----------------------------------------
                                       Name:  Christine Elcik
                                       Title: Associate Director

                                     By /s/ Meggan W. Walsh
                                       -----------------------------------------
                                       Name:  Meggan W. Walsh
                                       Title: Managing Director

                              Address for notices and Applicable Lending Office:

                                     Bayerische Hypo- und Vereinsbank AG,
                                      New York Branch
                                     Real Estate Lending
                                     622 Third Avenue, 29th Floor
                                     New York, New York 10017
                                     Attention:        Christine Elcik
                                     Telephone:        (212) 672-5740
                                     Facsimile:        (212) 672-5527

                                       74

                                     COMMERZBANK AG, NEW YORK AND
                                     GRAND CAYMAN BRANCHES

                                     By /s/ Christian Berry
                                       -----------------------------------------
                                       Name:  Christian Berry
                                       Title: Assistant Vice President

                                     By /s/ R. William Knickerbocker
                                       -----------------------------------------
                                       Name:  R. William Knickerbocker
                                       Title: Assistant Vice President

                              Address for notices and Applicable Lending Office:

                                     Commerzbank AG, New York Branch
                                     2 World Financial Center
                                     New York, New York 10281
                                     Attention:        Douglas Traynor
                                     Telephone:        (212) 266-7569
                                     Facsimile:        (212) 266-7565

                                       75

                                     DRESDNER BANK AG, NEW YORK
                                     AND GRAND CAYMAN BRANCHES

                                     By /s/ Maureen M. Slentz
                                       -----------------------------------------
                                       Name:  Maureen M. Slentz
                                       Title: Director

                                     By /s/ Curt M. Steiner
                                       -----------------------------------------
                                       Name:  Curt M. Steiner
                                       Title: Associate

                                     Address for notices:

                                     Dresdner Bank AG
                                     190 S. LaSalle Street - Suite 2700
                                     Chicago, Illinois 60603
                                     Attention:        Maureen Slentz
                                     Telephone:        (312) 444-1316
                                     Facsimile:        (312) 444-1301

                                    Applicable Lending Office for Base Rate Loan
                                    and LIBOR Loan:

                                     DRESDNER BANK AG, NEW YORK
                                     AND GRAND CAYMAN BRANCHES
                                     75 Wall Street
                                     New York, New York 10005

                                       76

                                     BAYERISCHE LANDESBANK

                                     By /s/ John A. Wain
                                       -----------------------------------------
                                       Name:  John A. Wain
                                       Title: First Vice President

                                     By /s/ Daniel J. Reddy
                                       -----------------------------------------
                                       Name:  Daniel J. Reddy
                                       Title: Vice President

                                     Address for notices and Applicable Lending Office:

                                     Bayerische Landesbank
                                     560 Lexington Avenue
                                     New York, New York 10022
                                     Attention:        Daniel Reddy
                                     Telephone:        (212) 310-9881
                                     Facsimile:        (212) 230-9114

                                     BANK ONE, MICHIGAN

                                     By /s/ Timothy J. Kalil
                                       -----------------------------------------
                                       Name:  Timothy J. Kalil
                                       Title: Vice President

                              Address for notices and Applicable Lending Office:

                                     Bank One, Michigan
                                     Commercial Real Estate
                                     Mail Code M11-8029
                                     611 Woodward Avenue
                                     Detroit, Michigan 48226
                                     Attention:        Timothy J. Kalil
                                     Telephone:        (313) 225-4694
                                     Facsimile:        (313) 225-0857

                                       77

                                     LASALLE BANK NATIONAL ASSOCIATION

                                     By /s/ Crystal DiDomenico
                                       -----------------------------------------
                                       Name:  Crystal DiDomenico
                                       Title: Relationship Manager

                              Address for notices and Applicable Lending Office:

                                     LaSalle Bank National Association
                                     135 South LaSalle Street
                                     Chicago, Illinois 60603
                                     Attention:        John Hein
                                     Telephone:        (312) 904-8620
                                     Facsimile:        (312) 904-6691

                                     KEYBANK NATIONAL ASSOCIATION

                                     By /s/ John Scott
                                       -----------------------------------------
                                       Name:  John Scott
                                       Title: Assistant Vice President

                               Address for notices and Applicable Lending Office:
                                     KeyBank National Association
                                     Commercial Real Estate
                                     Mail Code OH-01-27-0839
                                     127 Public Square
                                     Cleveland, Ohio 44114
                                     Attention:        John Scott
                                     Telephone:        (216) 689-3512
                                     Facsimile:        (216) 689-4997

                                       78

                                     LANDESBANK HESSEN-THURINGEN
                                      GIROZENTRALE

                                     By /s/ Thomas R. Crowley
                                       -----------------------------------------
                                       Name:  Thomas R. Crowley
                                       Title: Vice President

                                     By /s/ Robert W. Becker
                                       -----------------------------------------
                                       Name:  Robert W. Becker
                                       Title: Vice President

                              Address for notices and Applicable Lending Office:

                                     Landesbank Hessen-Thuringen Girozentrale
                                     420 Fifth Avenue - 24th Floor
                                     New York, New York 10018
                                     Attention:        Thomas Crowley
                                     Telephone:        (212) 703-5245
                                     Facsimile:        (212) 703-5296

                                       79

                                                 TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----

         SECTION 2.15.              Certain Notices Regarding Elections, Conversions and Continuations

                                              (i)

                                              (ii)

         SECTION 10.05.             Sharing of Costs by Banks; Indemnification of Administrative Agent..53

                                              (iii)

                                              (iv)